UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No. __)

Filed by the Registrant ☒

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, For Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Under §240.14a-12

Aclaris Therapeutics, Inc.
(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
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☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

ACLARIS THERAPEUTICS, INC.

701 Lee Road, Suite 103

Wayne, Pennsylvania 19087

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on June 5, 2025

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Aclaris Therapeutics, Inc., a Delaware corporation (the “Company”). The Annual Meeting will be held on Thursday, June 5, 2025 at 9:00 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/ACRS2025 and entering your 16-digit control number (included in the Notice of Internet Availability of Proxy Materials that will be mailed to you). You will not be able to attend the Annual Meeting in person. The purpose of the Annual Meeting will be the following:

1.	To elect the three nominees for director named herein to hold office until the 2028 Annual Meeting of Stockholders.
2.	To approve, on an advisory basis, the compensation of the Company’s named executive officers, as disclosed in the proxy statement accompanying this Notice.
3.	To approve an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 200,000,000 to 400,000,000 shares.
4.	To approve the Aclaris Therapeutics, Inc. 2025 Equity Incentive Plan.
5.	To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2025.
6.	To conduct any other business properly brought before the meeting.

These items of business are more fully described in the proxy statement accompanying this Notice.

The record date for the Annual Meeting is April 15, 2025. Only stockholders of record at the close of business on that date may vote at the meeting or any postponement or adjournment thereof.

We have elected to provide access to our proxy materials over the internet under the Securities and Exchange Commission’s “notice and access” rules. As a result, we are mailing to our stockholders a Notice of Internet Availability of Proxy Materials instead of paper copies of the proxy statement and our 2024 Annual Report. The notice contains instructions on how to access those documents over the internet. The notice also contains instructions on how stockholders can receive a paper copy of our proxy materials, including the proxy statement, our 2024 Annual Report and a form of proxy card or voting instruction form. We believe that providing our proxy materials over the internet increases the ability of our stockholders to connect with the information they need, while reducing the environmental impact and cost of our Annual Meeting.

By Order of the Board of Directors

Matthew Rothman
Secretary

Wayne, Pennsylvania
April 24, 2025

You are cordially invited to attend the meeting online. Whether or not you expect to attend the meeting, please complete, date, sign and return the proxy mailed to you, or vote over the telephone or on the internet as instructed in these materials, as promptly as possible in order to ensure your representation at the meeting. Voting instructions are provided in the Notice of Internet Availability of Proxy Materials, or, if you receive a paper proxy card by mail, the instructions are printed on your proxy card and included in the accompanying proxy statement. Even if you have voted by proxy, you may still vote online if you attend the meeting. To vote online at the Annual Meeting, please follow the instructions at www.virtualshareholdermeeting.com/ACRS2025. You will need the 16-digit control number, which is included in the Notice of Internet Availability of Proxy Materials that will be mailed to you.

ACLARIS THERAPEUTICS, INC.

701 Lee Road, Suite 103

Wayne, Pennsylvania 19087

PROXY STATEMENT

FOR THE 2025 ANNUAL MEETING OF STOCKHOLDERS

To be held on June 5, 2025

QUESTIONS AND ANSWERS ABOUT THESE PROXY MATERIALS AND VOTING

Why did I receive a Notice of Internet Availability of Proxy Materials on the internet instead of a full set of Proxy Materials?

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our Proxy Materials (defined below) over the internet. Accordingly, on or about April 24, 2025, we are sending you a Notice of Internet Availability of Proxy Materials (the “Notice of Internet Availability”) because the Board of Directors (the “Board”) of Aclaris Therapeutics, Inc. (sometimes referred to as the “Company” or “Aclaris”) is soliciting your proxy to vote at the 2025 Annual Meeting of Stockholders, including at any adjournments or postponements thereof (the “Annual Meeting”). The Notice of 2025 Annual Meeting of Stockholders (“Notice of Annual Meeting”), this proxy statement and proxy card or, for shares held in street name (held for your account by a broker or other nominee), voting instruction form, and our 2024 Annual Report (collectively the “Proxy Materials”) are available to stockholders on the internet.

The Notice of Internet Availability will provide instructions as to how stockholders may access and review the Proxy Materials on the website referred to in the Notice of Internet Availability or, alternatively, how to request that a copy of the Proxy Materials, including a proxy card, be sent to them by mail. The Notice of Internet Availability will also provide voting instructions. Please note that, while our Proxy Materials are available at the website referenced in the Notice of Internet Availability, and our Notice of Annual Meeting, proxy statement and Annual Report on Form 10-K for the year ended December 31, 2024 are available on our website, no other information contained on either website is incorporated by reference in or considered to be a part of this document.

We intend to mail the Notice of Internet Availability on or about April 24, 2025 to all stockholders of record entitled to vote at the Annual Meeting. The Proxy Materials will be made available to stockholders on the internet on the same date.

Will I receive any Proxy Materials by mail?

Other than the Notice of Internet Availability, you will not receive any Proxy Materials via mail unless (1) you request a printed copy of the Proxy Materials in accordance with the instructions set forth in the Notice of Internet Availability or (2) we elect, in our discretion, to send you a proxy card and a second Notice of Internet Availability.

How do I attend the Annual Meeting?

The meeting will be held on Thursday, June 5, 2025 at 9:00 a.m. Eastern Time. The Annual Meeting will be a virtual stockholder meeting through which you can listen to the meeting, submit questions and vote online. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/ACRS2025 and entering your 16-digit control number which is included in the Notice of Internet Availability that will be mailed to you. The virtual meeting platform is fully supported across browsers and devices running the most updated version of applicable software and plugins. Participants should ensure that they have a strong internet connection wherever they intend to participate in the meeting. You will not be able to attend the Annual Meeting in person.

Whether or not you participate in the Annual Meeting, it is important that you vote your shares.

We recommend that you log in a few minutes before the Annual Meeting on June 5, 2025 to ensure you are logged in when the meeting starts. Online check-in will begin at 8:55 a.m. Eastern Time.

Why is the Annual Meeting a virtual, online meeting?

We have decided to hold a virtual meeting to facilitate stockholder participation in the Annual Meeting. Stockholders attending the virtual meeting will be afforded the same rights and opportunities to participate as they would at an in-person meeting.

Information on how to vote online during the Annual Meeting is discussed below.

Can I ask questions at the Annual Meeting?

Only stockholders of record as of the record date for the Annual Meeting and their proxy holders may submit questions or comments.

If you would like to submit a question, you may do so by joining the virtual Annual Meeting at www.virtualshareholdermeeting.com/ACRS2025 and typing your question in the box in the Annual Meeting portal.

To help ensure that we have a productive and efficient meeting, and in fairness to all stockholders in attendance, you will also find posted our rules of conduct for the Annual Meeting when you log in prior to its start. In accordance with the rules of conduct, we ask that you limit your remarks to one brief question or comment that is relevant to the Annual Meeting or our business and that remarks are respectful of your fellow stockholders and meeting participants. Questions may be grouped by topic by our management with a representative question read aloud and answered. In addition, questions may be ruled as out of order if they are, among other things, irrelevant to our business, related to pending or threatened litigation, disorderly, repetitious of statements already made, or in furtherance of the speaker’s own personal, political or business interests. Questions will be addressed in the Q&A portion of the Annual Meeting, as time permits.

What if I need technical assistance accessing or participating in the virtual Annual Meeting?

If you encounter any difficulties accessing the virtual Annual Meeting during the check-in or meeting time, please call the technical support number that will be posted on the Virtual Stockholder Meeting login page. Technical support will be available starting at 8:55 a.m. Eastern Time on June 5, 2025.

Who can vote at the Annual Meeting?

Only stockholders of record at the close of business on April 15, 2025 will be entitled to vote at the Annual Meeting. On this record date, there were 108,281,239 shares of common stock outstanding and entitled to vote.

Stockholder of Record: Shares Registered in Your Name

If at the close of business on April 15, 2025 your shares were registered directly in your name with Aclaris Therapeutics, Inc.’s transfer agent, Broadridge Corporate Issuer Solutions, Inc., then you are a stockholder of record. As a stockholder of record, you may vote at the meeting or vote by proxy. Whether or not you plan to attend the meeting, we urge you to fill out and return a proxy card that you may request or that we may elect to deliver at a later time, or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Beneficial Owner: Shares Registered in the Name of a Broker or Bank

If at the close of business on April 15, 2025 your shares were held, not in your name, but rather in an account at a brokerage firm, bank or other similar organization, then you are the beneficial owner of shares held in “street name” and the Notice of Internet Availability is being forwarded to you by that organization. The organization holding your account is considered to be the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct your broker, bank or other agent regarding how to vote the shares in your account. You are also invited to attend the Annual Meeting via the internet. Whether or not you plan to attend the Annual Meeting via the internet, we urge you to fill out and return a proxy card or vote by proxy over the telephone or on the internet as instructed below to ensure your vote is counted.

Will a list of stockholders entitled to vote at the Annual Meeting be available?

Our list of stockholders as of April 15, 2025 will be available for inspection at our corporate office for the 10 days prior to the Annual Meeting. If you want to inspect the stockholder list, call our office at 484-324-7933 to speak with our Investor Relations department to schedule an appointment.

What am I voting on?

There are five matters scheduled for a vote:

●	Election of three directors to hold office until the 2028 Annual Meeting of Stockholders (Proposal 1);
●	Advisory approval of the compensation of the Company’s named executive officers, as disclosed in this proxy statement in accordance with SEC rules (Proposal 2);
●	Approval of an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 200,000,000 shares to 400,000,000 shares (Proposal 3);
●	Approval of the Aclaris Therapeutics, Inc. 2025 Equity Incentive Plan (Proposal 4); and
●	Ratification of selection by the Audit Committee of the Board of PricewaterhouseCoopers LLP as our independent registered public accounting firm for our fiscal year ending December 31, 2025 (Proposal 5).

What if another matter is properly brought before the meeting?

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy card that you may request or that we may deliver to you to vote on those matters in accordance with their best judgment.

How do I vote?

For Proposal 1, you may either vote “For” all the nominees to the Board or you may “Withhold” your vote for any nominee you specify. For Proposals 2, 3, 4 and 5, you may vote “For” or “Against” or abstain from voting.

The procedures for voting are fairly simple:

Stockholder of Record: Shares Registered in Your Name

If you are a stockholder of record, you may vote at the Annual Meeting or vote by proxy in one of three ways: online, by telephone or using a proxy card that you may request or that we may elect to deliver at a later time. Whether or not you plan to attend the meeting via the internet, we urge you to vote by proxy to ensure your vote is counted. You may still attend the meeting via the internet and vote during the meeting even if you have already voted by proxy.

●	To vote through the internet before the Annual Meeting, go to www.proxyvote.com to complete an electronic proxy card. Please have your Notice of Internet Availability in hand when you access the web site and then follow the instructions. If you choose to vote through the internet before the Annual Meeting, your vote must be received by 11:59 p.m. Eastern Time on June 4, 2025 to be counted.
●	You may attend the Annual Meeting via the internet and vote during the Annual Meeting. The Annual Meeting can be accessed by visiting www.virtualshareholdermeeting.com/ACRS2025 and entering your 16-digit control number which is included in the Notice of Internet Availability that will be mailed to you. Please have your notice in hand when you access the website and then follow the instructions.

●	To vote over the telephone, dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the company number and control number from the Notice of Internet Availability. Your telephone vote must be received by 11:59 p.m. Eastern Time on June 4, 2025 to be counted.
●	To vote using the proxy card, simply complete, sign and date the proxy card that may be delivered and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If you are a beneficial owner of shares registered in the name of your broker, bank, or other agent, you should have received a notice containing voting instructions from that organization rather than from us. Simply follow the instructions in the notice to ensure that your vote is counted. Alternatively, you may vote by telephone or on the internet as instructed by your broker or bank. To vote online at the Annual Meeting, please follow the instructions at www.virtualshareholdermeeting.com/ACRS2025. You will need the 16-digit control number, which is included in the Notice of Internet Availability that will be mailed to you. Whether or not you plan to attend the meeting, we urge you to vote by proxy to ensure your vote is counted. You may still attend the Annual Meeting and vote online even if you have already voted by proxy.

Internet proxy voting is provided to allow you to vote your shares online, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. However, please be aware that you must bear any costs associated with your internet access, such as usage charges from internet access providers and telephone companies.

How many votes do I have?

On each matter to be voted upon, you have one vote for each share of common stock you own at the close of business on April 15, 2025.

If I am a stockholder of record and I do not vote, or if I return a proxy card or otherwise vote without giving specific voting instructions, what happens?

If you are a stockholder of record and do not vote by completing a proxy card, by telephone, or through the internet either before or during the Annual Meeting, your shares will not be voted.

If you return a signed and dated proxy card or otherwise vote without marking voting selections, your shares will be voted, as applicable, “For” the election of the nominees for director, “For” the advisory approval of the compensation of our named executive officers, “For” the amendment to our certificate of incorporation to increase the number of authorized shares of common stock, “For” the approval of the 2025 Equity Incentive Plan, and “For” the ratification of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2025. If any other matter is properly presented at the meeting, your proxyholder (one of the individuals named on your proxy card that you may request or that we may elect to deliver at a later time) will vote your shares using his or her best judgment.

If I am a beneficial owner of shares held in street name and I do not provide my broker or bank with voting instructions, what happens?

If you are a beneficial owner of shares held in street name and you do not instruct your broker, bank or other agent how to vote your shares, your broker, bank or other agent may still be able to vote your shares in its discretion. In this regard, under the rules of the New York Stock Exchange (NYSE), brokers, banks and other securities intermediaries that are subject to NYSE rules may use their discretion to vote your “uninstructed” shares with respect to matters considered to be “routine” under NYSE rules, but not with respect to “non-routine” matters. In this regard, Proposals 1, 2 and 4 are considered to be “non-routine” under NYSE rules, meaning that your broker may not vote your shares on those proposals in the absence of your voting instructions. However, Proposals 3 and 5 are considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals 3 and 5.

If you a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent or vote online at the Annual Meeting.

Who is paying for this proxy solicitation?

We will pay for the entire cost of soliciting proxies. In addition to the Proxy Materials, our directors and employees may also solicit proxies by telephone or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. We may also reimburse brokerage firms, banks and other agents for the cost of forwarding Proxy Materials to beneficial owners.

What does it mean if I receive more than one Notice of Internet Availability?

If you receive more than one Notice of Internet Availability, your shares may be registered in more than one name or in different accounts. Please follow the voting instructions on the notices to ensure that all of your shares are voted.

Can I change my vote after submitting my proxy?

Stockholder of Record: Shares Registered in Your Name

Yes. You can revoke your proxy at any time before the final vote at the meeting. If you are the record holder of your shares, you may revoke your proxy in any one of the following ways:

●	You may grant a subsequent proxy by telephone or on the internet.
●	You may submit another properly completed proxy card with a later date.
●	You may send a timely written notice that you are revoking your proxy to Aclaris Therapeutics, Inc.’s Secretary at 701 Lee Road, Suite 103, Wayne, Pennsylvania 19087.
●	You may attend the Annual Meeting via the internet and vote online. Simply attending the meeting will not, by itself, revoke your proxy.

Your most current proxy card or telephone or internet proxy is the one that is counted.

Beneficial Owner: Shares Registered in the Name of Broker or Bank

If your shares are held by your broker, bank or other agent, you should follow the instructions provided by that organization or vote online at the Annual Meeting.

When are stockholder proposals due for next year’s Annual Meeting?

Pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals meeting certain requirements may be eligible for inclusion in our proxy statement for next year’s annual meeting. To be considered for inclusion in next year’s proxy materials, your proposal must be submitted in writing by December 25, 2025, to our Corporate Secretary at 701 Lee Road, Suite 103, Wayne, Pennsylvania 19087, in addition to complying with certain rules and regulations promulgated by the SEC. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

If you wish to nominate an individual for election at, or bring business other than through a stockholder proposal before, the 2026 Annual Meeting of Stockholders, you must deliver your notice to our Corporate Secretary at the address above between February 5, 2026 and March 7, 2026; provided, however that if next year’s annual meeting is advanced more than 30 days prior to or delayed by more than 30 days after June 5, 2026, your proposal must be submitted not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the tenth day following the day on which public announcement of the date of such meeting is first made. Your notice to the Corporate Secretary must set forth information specified in our amended and restated bylaws, including your name and address and the class and number of shares of our stock that you beneficially own. In addition, stockholders who intend to solicit proxies in support of director nominees other than the Board’s nominees must also comply with the additional requirements of Rule 14a-19(b).

If you propose to bring business before an annual meeting other than a director nomination, your notice must also include, as to each matter proposed, the following: (1) a brief description of the business desired to be brought before the annual meeting and the reasons for conducting that business at the annual meeting and (2) any material interest you have in that business. If you propose to nominate an individual for election as a director, your notice must also include, as to each person you propose to nominate for election as a director, the following: (1) the name, age, business address and residence address of the person, (2) the principal occupation or employment of the person, (3) the class and number of shares of our stock that are owned of record and beneficially owned by the person, (4) the date or dates on which the shares were acquired and the investment intent of the acquisition and (5) any other information concerning the person as would be required to be disclosed in a proxy statement soliciting proxies for the election of that person as a director in an election contest (even if an election contest is not involved), or that is otherwise required to be disclosed pursuant to Section 14 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated under the Exchange Act, including the person’s written consent to being named as a nominee and to serving as a director if elected. We may require any proposed nominee to furnish other information as we may reasonably require to determine the eligibility of the proposed nominee to serve as an independent director or that could be material to a reasonable stockholder’s understanding of the independence, or lack of independence, of the proposed nominee.

For more information, and for more detailed requirements, please refer to our amended and restated bylaws, filed as an exhibit to our most recent Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on February 27, 2025.

How are votes counted?

Votes will be counted by the inspector of election appointed for the meeting.

What are “broker non-votes”?

A “broker non-vote” occurs when your broker submits a proxy for the meeting with respect to “routine” matters but does not vote on “non-routine” matters because you did not provide voting instructions on these matters. These unvoted shares with respect to the “non-routine” matters are counted as “broker non-votes.” Proposals 1, 2 and 4 are considered to be “non-routine” under NYSE rules, and we therefore expect broker non-votes to exist in connection with these proposals.

As a reminder, if you a beneficial owner of shares held in street name, in order to ensure your shares are voted in the way you would prefer, you must provide voting instructions to your broker, bank or other agent by the deadline provided in the materials you receive from your broker, bank or other agent or vote online at the Annual Meeting.

How many votes are needed to approve each proposal?

The following table summarizes the minimum vote needed to approve each proposal and the effect of abstentions and broker non-votes.

Proposal Number	Proposal Description	Vote Required for Approval	Voting Options	Effect of Abstentions or Withhold Votes (as Applicable)	Effect of Broker Non- Votes
1	Election of Directors	Nominees receiving the most “For” votes	“For” or “Withold”	No effect	No effect
2	Advisory vote to approve compensation of our named executive officers	“For” votes from holders of a majority of the shares having voting power present or represented by proxy at the Annual Meeting and entitled to vote on the matter	“For,” “Against” or abstain	Against	No effect
3	Charter amendment to increase authorized shares of common stock	“For” votes from a majority of the votes cast “For” or “Against” the proposal	“For,” “Against” or abstain	No effect	Brokers have discretion to vote(1)
4	Approval of 2025 Equity Incentive Plan	“For” votes from a majority of the votes cast “For” or “Against” the proposal	“For,” “Against” or abstain	No effect	No effect
5	Ratification of the appointment of PricewaterhouseCoopers LLP as our independent registered public accounting firm for the year ending December 31, 2025	“For” votes from holders of a majority of the shares having voting power present or represented by proxy at the Annual Meeting and entitled to vote on the matter	“For,” “Against” or abstain	Against	Brokers have discretion to vote(1)
(1)	This proposal is considered a “routine” matter under NYSE rules. Accordingly, if you hold your shares in “street name” and do not provide voting instructions to your broker, bank or other agent that holds your shares, your broker, bank or other agent has discretionary authority under NYSE rules to vote your shares on this proposal. We do not expect there to be broker non-votes on this matter.

What is the quorum requirement?

A quorum of stockholders is necessary to hold a valid meeting. A quorum will be present if stockholders holding at least a majority of the outstanding shares entitled to vote are present at the Annual Meeting or represented by proxy. At the close of business on the record date, there were 108,281,239 shares outstanding and entitled to vote. Thus, the holders of 54,140,620 shares must be present or represented by proxy at the Annual Meeting to have a quorum.

Abstentions and broker non-votes will be counted towards the quorum requirement. If there is no quorum, either the chair of the Annual Meeting or the holders of a majority of shares present at the meeting or represented by proxy may adjourn the Annual Meeting to another date.

How can I find out the results of the voting at the Annual Meeting?

Preliminary voting results will be announced at the Annual Meeting. In addition, final voting results will be published in a current report on Form 8-K that we expect to file within four business days after the Annual Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the meeting, we intend to file a Form 8‑K to publish preliminary results and, within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

PROPOSAL 1

ELECTION OF DIRECTORS

Our Board is divided into three classes. Each class consists, as nearly as possible, of one-third of the total number of directors, and each class has a three-year term. Vacancies on the Board may be filled only by a majority of the directors then in office, even though less than a quorum of the Board, or by a sole remaining director, and not by the stockholders. A director elected by the Board to fill a vacancy in a class, including vacancies created by an increase in the number of directors, shall serve for the remainder of the full term of that class and until the director’s successor is duly elected and qualified.

The Board presently has eight members. There are three directors in the class whose term of office expires in 2025: Neal Walker, Andrew Schiff and William Humphries. Each of the nominees listed below is currently a director of the Company who was previously elected by the stockholders. If elected at the Annual Meeting, each of these nominees would serve until the 2028 Annual Meeting of Stockholders and until his successor has been duly elected and qualified, or, if sooner, until the director’s death, resignation or removal. It is our policy to invite and encourage directors and nominees for director to attend the Annual Meeting. Three of the seven then serving directors attended the 2024 Annual Meeting of Stockholders.

Directors are elected by a plurality of the votes of the holders of shares present or represented by proxy and entitled to vote on the election of directors at the Annual Meeting. Accordingly, the three nominees receiving the highest number of affirmative votes will be elected. Shares represented by executed proxies will be voted, if authority to do so is not withheld, for the election of the nominees named below. If any nominee becomes unavailable for election as a result of an unexpected occurrence, shares that would have been voted for that nominee may instead be voted for the election of a substitute nominee proposed by our Board. Each person nominated for election has agreed to serve if elected, and we have no reason to believe that any nominee will be unable to serve.

The Nominating and Corporate Governance Committee of our Board seeks to assemble a board that, as a whole, possesses the appropriate balance of professional and industry knowledge, financial expertise and high-level management experience necessary to oversee and direct our business. To that end, the Nominating and Corporate Governance Committee has identified and evaluated the nominees in the broader context of the Board’s overall composition, with the goal of recruiting members who complement and strengthen the skills of other members and who also exhibit integrity, collegiality, sound business judgment and other qualities that the Nominating and Corporate Governance Committee views as critical to effective functioning of the Board.

The biographies below include information, as of the date of this proxy statement, regarding the specific and particular experience, qualifications, attributes or skills of each nominee that led the Nominating and Corporate Governance Committee to recommend that person as a nominee for director. However, each member of the committee may have a variety of reasons why he or she believes a particular person would be an appropriate nominee for the Board, and these views may differ from the views of other members.

NOMINEES FOR ELECTION FOR A THREE-YEAR TERM EXPIRING AT THE 2028 ANNUAL MEETING

Neal Walker, age 55

Neal Walker co-founded our company and has served as our Chief Executive Officer since February 2025. He previously served as our Interim Chief Executive Officer from January 2024 to February 2025, as our President from January 2024 to November 2024, and as our Chief Executive Officer and President from our inception in 2012 until December 2022. Dr. Walker has also served as a member of our Board since our inception and currently serves as its Chair. Dr. Walker co-founded NeXeption, LLC, a biopharmaceutical assets management company, in 2012. Dr. Walker co-founded and served as President and Chief Executive Officer and a member of the board of directors of Vicept Therapeutics, Inc., a dermatology-focused specialty pharmaceutical company, from 2009 until its acquisition by Allergan, Inc. in 2011. Previously, Dr. Walker co-founded and led a number of life science companies, including Octagon Research Solutions, Inc., a software and services provider to biopharmaceutical companies (acquired by Accenture plc), Trigenesis Therapeutics, Inc., a specialty dermatology company, where he served as Chief Medical Officer (acquired by Dr. Reddy’s

Laboratories Inc.), and Cutix Inc., a commercial dermatology company. He began his pharmaceutical industry career at Johnson and Johnson, Inc. Dr. Walker is a director of Aldeyra Therapeutics, Inc., a publicly held biotechnology company, as well as several private companies. Dr. Walker received an M.B.A. degree from The Wharton School of the University of Pennsylvania, a Doctor of Osteopathic Medicine degree from the Philadelphia College of Osteopathic Medicine and a B.A. degree in Biology from Lehigh University. Dr. Walker’s experience as a board-certified dermatologist and the founder of our company and other pharmaceutical companies, his background in clinical and drug development in dermatology and other fields, and his knowledge of the pharmaceutical industry contributed to the conclusion of our Board that he should serve as a director of our company.

Andrew Schiff, M.D., age 59

Andrew Schiff has served as a member of our Board since 2017. Dr. Schiff joined Aisling Capital, an investment firm, in 1999 and currently serves as one of its managing partners. Prior to joining Aisling Capital, Dr. Schiff practiced internal medicine for six years at The New York Presbyterian Hospital, where he maintains his position as a Clinical Assistant Professor of Medicine. Dr. Schiff currently serves on the board of directors of the publicly held company Monte Rosa Therapeutics, Inc. Dr. Schiff also currently serves on the board of directors of the privately held company Dren Bio. He is a board member of the Visiting Nurse Service of New York, as well as other charitable organizations. Dr. Schiff received an M.D. degree from Cornell University Medical College, an M.B.A. degree from Columbia University, and a B.S. degree with honors in Neuroscience from Brown University. Our Board believes that Dr. Schiff’s medical background and venture capital experience qualify him to serve as a director of our company.

William Humphries, age 58

William Humphries has served as a member of our Board since 2016. Mr. Humphries has served as the Chief Executive Officer of MedPharm, a contract development and manufacturing organization, since January 2025. From June 2023 to January 2025, he served as the Chief Executive Officer and member of the board of directors of Alcami Corporation, a contract development and manufacturing organization. From May 2021 to May 2023, Mr. Humphries served as the Chief Executive Officer of Isosceles Pharmaceuticals Inc, a biotechnology company. From 2018 to December 2020, Mr. Humphries served as President of Ortho Dermatologics, the dermatology division of Bausch Health Companies, Inc., and previously served as its Executive Vice President, Company Group Chairman for Dermatology and OraPharma from 2017 to 2018. From 2012 to 2016, he served as President and Chief Executive Officer of the North American business of Merz, Inc., an affiliate of Merz Pharma Group, a specialty healthcare company. From 2006 to 2012, Mr. Humphries served in a number of leadership positions with Stiefel Laboratories, Inc., a dermatology pharmaceutical company, including as its Chief Commercial Officer and then as President beginning in 2008. Stiefel was acquired by GSK in 2009, after which Mr. Humphries served as the President of Dermatology for Stiefel from 2009 until 2012. Mr. Humphries previously held multiple senior executive roles in sales and marketing, business development and international marketing for Allergan, Inc., concluding as Vice President of its U.S. skincare business. Mr. Humphries currently serves as a director of the publicly held company Clearside Biomedical, Inc. Within the past five years, he served as a member of the boards of directors of the publicly held companies PhaseBio Pharmaceuticals, Inc. and STRATA Skin Sciences, Inc, as well as Bryn Pharmaceuticals and SKNV. He received a B.A. degree from Bucknell University and an M.B.A. degree from Pepperdine University. Our Board believes that Mr. Humphries’ experience as a pharmaceutical company executive provides him with the qualifications and skills to serve as a director of our company.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF EACH NAMED NOMINEE.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2026 ANNUAL MEETING

Anand Mehra, M.D., age 49

Anand Mehra, M.D. has served as a member of our Board since 2014. Dr. Mehra has served as a founding partner of Forge Life Science Partners, a biotech investment firm, since its inception in May 2023. Dr. Mehra joined Sofinnova Investments, Inc. (fka Sofinnova Ventures, Inc.), a biotech investment firm, in 2007 and served as a managing general partner until January 2020. Prior to joining Sofinnova, Dr. Mehra worked in J.P. Morgan’s private equity and venture capital group, and before that, Dr. Mehra was a consultant in McKinsey & Company’s pharmaceutical practice. Dr. Mehra currently serves as the chair of the board of directors of the publicly held company Merus N.V. Dr. Mehra received a B.A. degree in political philosophy from the University of Virginia and an M.D. degree from Columbia University’s College of Physicians and Surgeons. Our Board believes that Dr. Mehra’s extensive experience in the life sciences industry, his service on the boards of directors of other public life sciences companies and his extensive leadership experience qualify him to serve as a director of our company.

Maxine Gowen, Ph.D., age 67

Maxine Gowen has served as a member of our Board since July 2019. Dr. Gowen previously served as the part-time Chief Executive Officer of TamuroBio Inc., a biotechnology company, from August 2019 to December 2021. Dr. Gowen founded Trevena, Inc., a publicly held biopharmaceutical company, and served as its President and Chief Executive Officer from 2007 until 2018. Prior to this, Dr. Gowen held a variety of leadership roles at GlaxoSmithKline (GSK) over a period of fifteen years. Dr. Gowen was previously President and Managing Partner at SR One, the venture capital subsidiary of GSK, where she led its investments in, and served on the board of directors of, numerous companies. Until 2002, Dr. Gowen was Vice President, Drug Discovery, Musculoskeletal Diseases at GSK, responsible for drug discovery and early development for osteoporosis, arthritis and metastatic bone disease. Dr. Gowen held a tenured academic position in the School of Pharmacology, University of Bath, UK from 1989 to 1992. Dr. Gowen currently serves on the boards of directors of the publicly held companies Merus N.V. and as chair of Passage Bio, Inc. Within the past five years, Dr. Gowen served as a director of the publicly held companies Trevena, Inc., Aceragen, Inc. (formerly known as Idera Pharmaceuticals, Inc.) and Akebia Therapeutics, Inc. Dr. Gowen received a B.Sc. in biochemistry from the University of Bristol, UK, then received a Ph.D. in cell biology from the University of Sheffield, UK, and received an M.B.A from The Wharton School of the University of Pennsylvania. Dr. Gowen also received a D.Sc. from the University of Bath, UK. Our Board believes that Dr. Gowen’s extensive leadership experience with pharmaceutical and biotechnology companies qualifies her to serve as a director of our company.

DIRECTORS CONTINUING IN OFFICE UNTIL THE 2027 ANNUAL MEETING

Christopher Molineaux, age 59

Christopher Molineaux has served as Lead Independent Director of our Board since January 2023, having previously served as Chair since June 2019. He has served as a member of our Board since 2014. Since 2010, Mr. Molineaux has served as President and Chief Executive Officer of Life Sciences Pennsylvania, formerly Pennsylvania Bio, a pharmaceutical and biotech industry advocacy organization, and previously served as its Senior Vice President, Membership Services. Mr. Molineaux previously served as worldwide Vice President of Pharmaceutical Communications and Public Affairs for Johnson & Johnson, a global healthcare company. Mr. Molineaux also served as Vice President for Public Affairs at the Pharmaceutical Research and Manufacturers of America (PhRMA). He received a B.A. degree from the College of the Holy Cross. Our Board believes that Mr. Molineaux’s substantial pharmaceutical and biotechnology industry experience qualifies him to serve as a director of our company.

Vincent Milano, age 61

Vincent Milano has served as a member of our Board since January 2020. Mr. Milano most recently served as Chair of the board of directors of Aceragen, Inc. (formerly known as Idera Pharmaceuticals, Inc.), a publicly held biopharmaceutical company, from 2022 to August 2023, having previously served as Idera’s President and Chief Executive Officer and a member of Idera’s board of directors since 2014. From 1996 to 2014, Mr. Milano served in increasingly senior roles at ViroPharma Inc., a pharmaceutical company acquired by Shire plc in 2014, most recently as Chairman, President and Chief Executive Officer from 2008 to 2014. From 1985 to 1996, Mr. Milano served in increasingly senior roles, most recently as a senior manager, at KPMG LLP, an independent registered public accounting firm. Mr. Milano currently serves on the boards of directors of BioCryst Pharmaceuticals, Inc., a publicly held company, and Life Sciences Cares Philadelphia, a non-profit organization. Within the past five years, Mr. Milano served on the board of directors of Venatorx Pharmaceuticals, Inc., a privately held company. Mr. Milano received a B.S. degree in Accounting from Rider College. Our Board believes that Mr. Milano’s extensive leadership experience with pharmaceutical and biotechnology companies qualifies him to serve as a director of our company.

Hugh Davis, Ph.D., age 66

Hugh Davis has served as our President and Chief Operating Officer, and as a member of our Board, since November 2024. He previously held various roles at Biosion, Inc., a biopharmaceutical company, beginning in March 2020, including as Chief Operating Officer of Biosion Inc., President of Biosion USA, Inc., and, most recently, as Biosion’s Chief Business & Development Officer and President. Dr. Davis has also served as a member of the board of directors of Biosion, Inc. since March 2020. From 2018 to February 2020, Dr. Davis served as Chief Business Officer at Frontage Laboratories, Inc. He previously served in a series of leadership roles at Janssen R&D/Johnson & Johnson, including as Vice President & Head, Biologics Development Sciences, Biophysics and Laboratory Operations. Dr. Davis’s previous biopharmaceutical experience includes leadership roles at GlaxoSmithKline and Rhone-Poulenc Rorer. Dr. Davis earned Ph.D. and M.S. degrees in Biochemistry from Villanova University and a B.S. degree in Chemistry from Gannon University. Our Board believes that Dr. Davis’ extensive scientific leadership experience with pharmaceutical and biotechnology companies qualifies him to serve as a director of our company.

INFORMATION REGARDING THE BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

INDEPENDENCE OF THE BOARD OF DIRECTORS

As required under the Nasdaq Stock Market (“Nasdaq”) listing standards, a majority of the members of a listed company’s board of directors must qualify as “independent,” as affirmatively determined by the Board. The Board consults with the Company’s counsel to ensure that the Board’s determinations are consistent with relevant securities and other laws and regulations regarding the definition of “independent,” including those set forth in pertinent listing standards of Nasdaq, as in effect from time to time.

Consistent with these considerations, after review of all relevant identified transactions or relationships between each director, or any of his or her family members, and our company, senior management and independent auditors, the Board has affirmatively determined that six of our eight current directors are independent directors within the meaning of the applicable Nasdaq listing standards: Mr. Humphries, Dr. Mehra, Mr. Molineaux, Dr. Schiff, Dr. Gowen and Mr. Milano. In making these determinations, the Board found that none of these directors had a material or other disqualifying relationship with our company. Dr. Walker, as our Chief Executive Officer, and Dr. Davis, as our President and Chief Operating Officer, are not independent as a result of their employment by our company. Our Board also previously affirmatively determined that each of Andrew Powell and Bryan Reasons, who served on our Board until our 2024 Annual Meeting of Stockholders, was an independent director within the meaning of the applicable Nasdaq listing standards.

BOARD LEADERSHIP STRUCTURE

Dr. Walker was appointed as the chair of our Board effective January 2023. The Chair has authority, among other things, to call and preside over Board meetings, to set meeting agendas and to determine materials to be distributed to the Board and, as a result, has substantial ability to shape the work of the Board.

Our Board maintains the flexibility to determine whether the roles of Chair and Chief Executive Officer should be combined or separated, based on what it believes is in the best interests of the Company at a given point in time. The Board believes that this flexibility is in the best interest of the Company and that a one-size-fits-all approach to corporate governance, with a mandated independent Chair, would not result in better governance or oversight.

At this time, the Board believes that our current Chief Executive Officer is best situated to serve as Chair of the Board. Dr. Walker co-founded our company and is highly knowledgeable and has longstanding experience with respect to our business, operations and industry and ongoing executive responsibility for the Company. Dr. Walker is well positioned to identify strategic priorities and lead the Board’s consideration and analysis of such priorities. In addition, Dr. Walker offers a robust understanding of risks facing the Company. In the Board’s view, this enables the Board to better understand the Company and work with management to enhance stockholder value. Further, the Board believes that this structure enables it to better fulfill its risk oversight responsibilities and enhances the ability of the Chief Executive Officer to effectively communicate the Board’s view to management.

Because the Company does not have an independent chair, the Company has designated a lead independent director, Mr. Molineaux, who is responsible for coordinating the activities of the independent directors. The Board believes that the position of lead independent director helps to reinforce the independence of the Board as a whole. The lead independent director is empowered to, among other duties and responsibilities, preside over Board meetings in the absence of the Chair, preside over and establish the agendas for meetings of the independent directors, act as liaison between the Chair and the independent directors, provide feedback on the information sent to the Board, preside over any portions of Board meetings at which the evaluation or compensation of the Chief Executive Officer is presented or discussed and, as appropriate upon request, act as a liaison to stockholders. In addition, it is the responsibility of the lead independent director to coordinate between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues. As a result, the Company believes that the lead independent director can help ensure the effective independent functioning of the Board in its oversight responsibilities. In addition, the Company believes that the lead independent director is better positioned to build a consensus among directors and to serve as a conduit between the other independent directors and the Chair, for example, by facilitating the inclusion on meeting agendas of matters of concern to the independent directors.

ROLE OF THE BOARD IN RISK OVERSIGHT

One of the Board’s key functions is informed oversight of the Company’s risk management process. The Board does not have a standing risk management committee, but rather administers this oversight function directly through the Board as a whole, as well as through various Board standing committees that address risks inherent in their respective areas of oversight, including operational, financial, legal and regulatory, cybersecurity, strategic and reputational risks. In particular, our Board is responsible for monitoring and assessing strategic risk exposure, including a determination of the nature and level of risk appropriate for the Company. Our Audit Committee has the responsibility to consider and discuss our major financial and cybersecurity risk exposures and the steps our management has taken to monitor and control these exposures, including guidelines and policies to govern the process by which risk assessment and management is undertaken. The Audit Committee also monitors compliance with legal and regulatory requirements, in addition to oversight of the performance of our internal audit function, if and to the extent that we establish such a function. Our Nominating and Corporate Governance Committee monitors the effectiveness of our corporate governance principles, including whether they are successful in preventing illegal or improper liability-creating conduct. Our Nominating and Corporate Governance Committee also periodically reviews and assesses the adequacy of our Corporate Governance Guidelines. Our Compensation Committee assesses and monitors whether any of our compensation policies and programs has the potential to encourage excessive risk-taking. It is the responsibility of the committee chairs to report findings regarding material risk exposures to the Board as quickly as possible. The Lead Independent Director coordinates between the Board and management with regard to the determination and implementation of responses to any problematic risk management issues.

MEETINGS OF THE BOARD OF DIRECTORS

The Board met eight times during 2024. Each current Board member attended 75% or more of the aggregate number of meetings of the Board and of the committees on which he or she served, held during the portion of 2024 for which he or she was a director or committee member.

As required under applicable Nasdaq listing standards, during 2024 our independent directors met in regularly scheduled executive sessions at which only independent directors were present.

INFORMATION REGARDING COMMITTEES OF THE BOARD OF DIRECTORS

The Board has an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee. The following table provides membership and meeting information for 2024 for the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee. The Board has determined that each member of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee meets the applicable Nasdaq rules and regulations regarding “independence” and that each member is free of any relationship that would impair his or her individual exercise of independent judgment with regard to the Company.

Committee Membership from January 1, 2024 to March 31, 2024

Nominating and
Corporate
Name	Audit	Compensation	Governance
William Humphries			X
Anand Mehra, M.D.		X*
Christopher Molineaux			X*
Andrew Powell(1)	X		X
Bryan Reasons(2)	X*
Andrew Schiff, M.D.		X
Maxine Gowen, Ph.D.	X	X*
Vincent Milano		X
Total meetings in 2024	6	4	4

*Committee Chair

(1)	Andrew Powell resigned from the Board effective as of the 2024 Annual Meeting of Stockholders.
(2)	Bryan Reasons decided to not stand for re-election, and his term expired, at the 2024 Annual Meeting of Stockholders.

Committee Membership from and after April 1, 2024

Nominating and
Corporate
Name	Audit	Compensation	Governance
William Humphries		X	X
Anand Mehra, M.D.		X*
Christopher Molineaux	X		X*
Maxine Gowen, Ph.D.	X
Vincent Milano	X*
Total meetings in 2024	6	4	4

*Committee Chair

Below is a description of each of the committees of the Board. Each of the committees has authority to engage legal counsel or other experts or consultants, as it deems appropriate to carry out its responsibilities.

Audit Committee

The Audit Committee is currently composed of three directors: Mr. Milano, Dr. Gowen and Mr. Molineaux. Mr. Milano currently serves as the chair of the Audit Committee. The Audit Committee met six times during 2024. The Board has adopted a written Audit Committee charter that is available to stockholders on the Company’s website at www.aclaristx.com.

The Board reviews the Nasdaq listing standards definition of independence for Audit Committee members on an annual basis and has determined that all members of the Company’s Audit Committee are independent (as independence is currently defined in Rule 5605(c)(2)(A)(i) and (ii) of the Nasdaq listing standards and under Rule 10A-3 under the Exchange Act).

The Board has also determined that Mr. Milano qualifies as an “audit committee financial expert,” as defined in applicable SEC rules. The Board made a qualitative assessment of Mr. Milano’s level of knowledge and experience based on a number of factors, including his formal education and experience as both a chief executive officer and chief financial officer for public reporting companies.

The Audit Committee of the Board was established by the Board in accordance with Section 3(a)(58)(A) of the Exchange Act to oversee the Company’s corporate accounting and financial reporting processes and audits of its financial statements. For this purpose, the Audit Committee performs several functions. The Audit Committee evaluates the performance of and assesses the qualifications of the independent auditors; determines and approves the engagement of the independent auditors; determines whether to retain or terminate the existing independent auditors or to appoint and engage new independent auditors; reviews and approves the retention of the independent auditors to perform any proposed permissible non-audit services; monitors the rotation of partners of the independent auditors on the Company’s audit engagement team as required by law; reviews and approves or rejects transactions between the Company and any related persons; confers with management and the independent auditors regarding the effectiveness of internal control over financial reporting; establishes procedures, as required under applicable law, for the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and the confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters; oversees the Company’s information security and technology risk exposures, including cybersecurity; and meets to review the Company’s annual audited financial statements and quarterly financial statements with management and the independent auditor, including a review of the Company’s disclosures under “Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Report of the Audit Committee of the Board of Directors (1)

The Audit Committee has reviewed and discussed the audited financial statements for the fiscal year ended December 31, 2024 with management of the Company. The Audit Committee has discussed with the independent registered public accounting firm the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Audit Committee has also received the written disclosures and the letter from the independent registered public accounting firm required by applicable requirements of the PCAOB regarding the independent accountants’ communications with the Audit Committee concerning independence, and has discussed with the independent registered public accounting firm the accounting firm’s independence. Based on the foregoing, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Vincent Milano, Chair
Maxine Gowen, Ph.D.
Christopher Molineaux

(1)	The material in this report is not “soliciting material,” is not deemed “filed” with the SEC and is not to be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

Compensation Committee

The Compensation Committee is currently composed of two directors: Dr. Mehra and Mr. Humphries. Dr. Mehra currently serves as the chair of the Compensation Committee. All members of the Company’s Compensation Committee are independent (as independence is currently defined in Rule 5605(d)(2) of the Nasdaq listing standards). The Compensation Committee met four times during 2024. The Board has adopted a written Compensation Committee charter that is available to stockholders on the Company’s website at www.aclaristx.com.

The Compensation Committee of the Board acts on behalf of the Board to review, adopt and oversee the Company’s compensation strategy, policies, plans and programs, including:

●	establishment of corporate objectives relevant to the compensation of the Company’s executive officers and members of senior management and evaluation of performance in light of these stated objectives;

●	review and approval of the compensation and other terms of employment or service, including severance and change-in-control arrangements, of the Company’s Chief Executive Officer and the other executive officers;
●	establishment and oversight of the Company’s incentive compensation recoupment, or clawback, policy;
●	compensation of the Company’s non-employee directors;
●	reviewing compensation practices and trends to assess the adequacy and competitiveness of the Company’s executive compensation programs among comparable companies in the Company’s industry; and
●	administration of the Company’s equity compensation plans and other similar plans and programs.

Compensation Committee Processes and Procedures

Typically, the Compensation Committee meets four to five times per year and with greater frequency if necessary. The agenda for each meeting is usually developed by the Chair of the Compensation Committee, in consultation with management. The Compensation Committee meets regularly in executive session. However, from time to time, various members of management and other employees as well as outside advisers or consultants may be invited by the Compensation Committee to make presentations, to provide financial or other background information or advice or to otherwise participate in Compensation Committee meetings. The Chief Executive Officer may not participate in, or be present during, any deliberations or determinations of the Compensation Committee regarding his compensation. The charter of the Compensation Committee grants the Compensation Committee full access to all books, records, facilities and personnel of the Company. In addition, under the charter, the Compensation Committee has the authority to obtain, at the expense of the Company, advice and assistance from compensation consultants and internal and external legal, accounting or other advisers and other external resources that the Compensation Committee considers necessary or appropriate in the performance of its duties. The Compensation Committee has direct responsibility for the oversight of the work of any consultants or advisers engaged for the purpose of advising the Compensation Committee. In particular, the Compensation Committee has the sole authority to retain, in its sole discretion, compensation consultants to assist in its evaluation of executive and director compensation, including the authority to approve the consultant’s reasonable fees and other retention terms. Under the charter, the Compensation Committee may select, or receive advice from, a compensation consultant, legal counsel or other adviser to the Compensation Committee, other than in-house legal counsel and certain other types of advisers, only after taking into consideration six factors, prescribed by the SEC and Nasdaq, that bear upon the adviser’s independence; however, there is no requirement that any adviser be independent.

After taking into consideration the six factors prescribed by the SEC and Nasdaq, the Compensation Committee engaged Pearl Meyer & Partners, LLC (“Pearl Meyer”), a compensation consulting firm, as a compensation consultant in 2024. The Compensation Committee assessed Pearl Meyer’s independence and determined that Pearl Meyer had no conflicts of interest in connection with its provision of services to the Compensation Committee. Specifically, the Compensation Committee engaged Pearl Meyer to serve as its independent compensation adviser. Pearl Meyer’s engagement included, but was not limited to, recommending our peer company group for executive compensation benchmarking, conducting a compensation assessment analyzing the current cash and equity compensation of our executive officers and other senior management against compensation for similarly situated executives at our peer group companies, and assisting with the structuring of incentive compensation arrangements. Our management did not have the ability to direct Pearl Meyer’s work.

In accordance with the Company’s 2015 Equity Incentive Plan (the “2015 Plan”) and the authority delegated to the Compensation Committee by the Board, the Compensation Committee has delegated to the Company’s Chief Executive Officer its authority to grant, without any further action required by the Board or the Compensation Committee, stock options and restricted stock units to employees who are not officers of the Company within specified equity award guidelines established by the Compensation Committee. The purpose of this delegation of authority is to enhance the flexibility of equity award administration and to facilitate the timely grant of equity awards to non-management employees. Such delegation is reviewed and renewed on an annual basis.

The Compensation Committee makes most of the significant adjustments to annual compensation, determined bonus and equity awards and established new performance objectives at one or more meetings typically held during the first quarter of the year. The Compensation Committee also considers matters related to individual compensation, such as compensation for new executive hires, as well as high-level strategic issues, such as the efficacy of our compensation strategy, potential modifications to that strategy and new trends, plans or approaches to compensation, at various meetings throughout the year. Generally, the Compensation Committee’s process comprises two related elements: the determination of compensation levels and the establishment of performance objectives for the current year. For executives other than the Chief Executive Officer, the Compensation Committee solicits and considers evaluations and recommendations submitted to the Compensation Committee by the Chief Executive Officer. In the case of the Chief Executive Officer, the evaluation of his performance is conducted by the Compensation Committee, which determines any adjustments to his compensation as well as awards to be granted. For all executives and directors as part of its deliberations, the Compensation Committee may review and consider, as appropriate, materials such as financial reports and projections, operational data, tax and accounting information, tally sheets that set forth the total compensation that may become payable to executives in various hypothetical scenarios, executive and director stock ownership information, stock performance data, analyses of historical executive compensation levels and current Company-wide compensation levels and recommendations of the Compensation Committee’s compensation consultant, including analyses of executive and director compensation paid at other companies suggested by the consultant to be comparable to us.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is currently composed of two directors: Mr. Molineaux and Mr. Humphries. Mr. Molineaux currently serves as the chair of the Nominating and Corporate Governance Committee. All members of the Nominating and Corporate Governance Committee are independent (as independence is currently defined in Rule 5605(a)(2) of the Nasdaq listing standards). The Nominating and Corporate Governance Committee met four times during 2024. The Board has adopted a written Nominating and Corporate Governance Committee charter that is available to stockholders on the Company’s website and www.aclaristx.com.

The Nominating and Corporate Governance Committee of the Board is responsible for identifying, reviewing and evaluating candidates to serve as directors of the Company (consistent with criteria approved by the Board), reviewing and evaluating incumbent directors, recommending to the Board for selection candidates for election to the Board, making recommendations to the Board regarding the membership of the committees of the Board, assessing the performance of management and the Board, and developing a set of corporate governance principles for the Company.

The Nominating and Corporate Governance Committee believes that candidates for director should have certain minimum qualifications, including the ability to read and understand basic financial statements, being over 21 years of age, being able to serve for three years before reaching the retirement age of 79 and having the highest personal integrity and ethics. The Nominating and Corporate Governance Committee also intends to consider such factors as possessing relevant expertise upon which to be able to offer advice and guidance to management, having sufficient time to devote to the affairs of the Company, demonstrated excellence in his or her field, having the ability to exercise sound business judgment and having the commitment to rigorously represent the long-term interests of the Company’s stockholders. However, the Nominating and Corporate Governance Committee retains the right to modify these qualifications from time to time. Candidates for director nominees are reviewed in the context of the current composition of the Board, the operating requirements of the Company and the long-term interests of stockholders. In conducting this assessment, the Nominating and Corporate Governance Committee typically considers range of experience, age, skills and such other factors as it deems appropriate, given the current needs of the Board and the Company, to maintain a balance of knowledge, experience and capability.

In the case of incumbent directors whose terms of office are set to expire, the Nominating and Corporate Governance Committee reviews these directors’ overall service to the Company during their terms, including the number of meetings attended, level of participation, quality of performance and any other relationships and transactions that might impair the directors’ independence. The Nominating and Corporate Governance Committee also takes into account the results of the Board’s annual self-evaluation. The Nominating and Corporate Governance Committee considers suggestions of potential candidates for Board membership made by current Board members and may also engage, if it deems appropriate, a professional search firm. The Nominating and Corporate Governance Committee conducts any appropriate and necessary inquiries into the backgrounds and qualifications of possible candidates after considering the function and needs of the Board and evaluates whether the nominee is independent for Nasdaq purposes, which determination is based upon applicable Nasdaq listing standards, applicable SEC rules and regulations and the advice of counsel, if necessary. The Nominating and Corporate Governance Committee meets to discuss and consider the candidates’ qualifications and then selects a nominee for recommendation to the Board by majority vote.

The Nominating and Corporate Governance Committee will consider director candidates recommended by stockholders. The Nominating and Corporate Governance Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder. Stockholders who wish to recommend individuals for consideration by the Nominating and Corporate Governance Committee to become nominees for election to the Board may do so by delivering a written recommendation to the Nominating and Corporate Governance Committee in care of our Corporate Secretary at 701 Lee Road, Suite 103, Wayne, Pennsylvania 19087. Any such recommendation should be delivered at least 90 days, but not more than 120 days, prior to the anniversary date of the mailing of the Company’s proxy statement for the last Annual Meeting of Stockholders. Submissions must include the full name of the proposed nominee, a description of the proposed nominee’s business experience for at least the previous five years, complete biographical information, a description of the proposed nominee’s qualifications as a director and a representation that the nominating stockholder is a beneficial or record holder of the Company’s stock and has been a holder for at least one year. Any such submission must be accompanied by the written consent of the proposed nominee to be named as a nominee and to serve as a director if elected.

STOCKHOLDER COMMUNICATIONS WITH THE BOARD OF DIRECTORS

The Company considers its relationships with its stockholders to be a high priority. The Company recognizes that stockholders can have divergent interests and different views on the Company’s practices, objectives and time horizons. To ensure that the Board and management have an opportunity to listen to and understand the varying perspectives of the Company’s stockholders, members of the management team and the Board from time to time engage in dialogues with stockholders. As a result of these discussions, management and the Board have gained useful understanding and insight into the views of the Company’s stockholders and will continue to solicit and engage the Company’s stockholders in the future.

The Board has adopted a formal process by which stockholders may communicate with the Board or any of its directors. Stockholders who wish to communicate with the Board may do so by sending written communications addressed to our Corporate Secretary at 701 Lee Road, Suite 103, Wayne, Pennsylvania 19087. Each communication must set forth:

●	the name and address of the stockholder on whose behalf the communication is sent; and
●	the number and class of shares of the Company that are owned beneficially by such stockholder as of the date of the communication.

The Secretary will review each communication. The Secretary will forward such communication to the Board or to any individual director to whom the communication is addressed unless the communication contains advertisements or solicitations or is unduly hostile, threatening or similarly inappropriate, in which case the Secretary shall discard the communication.

CODE OF ETHICS

We have adopted the Aclaris Therapeutics, Inc. Code of Business Conduct and Ethics that applies to all officers, directors and employees. The Code of Business Conduct and Ethics is available on our website at www.aclaristx.com. If we make any substantive amendments to the Code of Business Conduct and Ethics or grant any waiver from a provision of the Code of Business Conduct and Ethics to any executive officer or director, we will promptly disclose the nature of the amendment or waiver on our website.

CORPORATE GOVERNANCE GUIDELINES

We have adopted the Aclaris Therapeutics, Inc. Corporate Governance Guidelines to assure that the Board will have the necessary authority and practices in place to review and evaluate our business operations as needed and to make decisions that are independent of our management. The guidelines are also intended to align the interests of directors and management with those of our stockholders. The Corporate Governance Guidelines set forth the practices the Board intends to follow with respect to board composition and selection, board meetings and involvement of senior management, Chief Executive Officer performance evaluation and succession planning, and board committees and compensation. The Corporate Governance Guidelines are available on our website at www.aclaristx.com.

Insider Trading Policy and Prohibition on Hedging and Pledging

We have an Insider Trading Policy that we believe is reasonably designed to promote compliance with insider trading laws, rules and regulations, and any listing standards applicable to us. This policy prohibits, among other things, trading in our common stock that would violate these laws and regulations, and it also imposes other restrictions such as trading blackout periods and prior notification and/or pre-clearance requirements for trading intended to protect against inadvertent violations of these laws and regulations. Pursuant to the policy, our company must also comply with applicable laws and regulations relating to insider trading when engaging in transactions in our securities. This policy also prohibits directors, officers, and other employees from engaging in short sales, transactions in put or call options, hedging transactions, margin accounts, pledging or other inherently speculative transactions with respect to our stock at any time. The policy is filed as an exhibit to our Annual Report on Form 10-K for the fiscal year ended December 31, 2024.

Proposal 2

ADVISORY VOTE ON EXECUTIVE COMPENSATION

At the 2021 Annual Meeting of Stockholders, our stockholders indicated their preference that we solicit a non-binding advisory vote on the compensation of our named executive officers, commonly referred to as a “say-on-pay vote,” every year. We are following that preference and are again asking stockholders this year to approve, on an advisory basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with SEC rules.

This vote is not intended to address any specific item of compensation, but rather the overall compensation of the Company’s named executive officers and the philosophy, policies and practices described in this proxy statement. The compensation of the Company’s named executive officers subject to the vote is disclosed in the compensation tables and the related narrative disclosures that accompany the compensation tables contained in the “Executive Compensation” section in this proxy statement. As discussed in those disclosures, the Company believes that its compensation policies and decisions are strongly aligned with our stockholders’ interests and consistent with current market practices. Compensation of the Company’s named executive officers is designed to enable the Company to attract and retain talented and experienced executives to lead the Company successfully in a competitive environment.

Accordingly, the Board is asking the stockholders to indicate their support for the compensation of the Company’s named executive officers as described in this proxy statement by casting a non-binding advisory vote “FOR” the following resolution:

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”

Because the vote is advisory, it is not binding on the Board or the Company. Nevertheless, the views expressed by the stockholders, whether through this vote or otherwise, are important to management and the Board and, accordingly, the Board and the Compensation Committee intend to consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

Advisory approval of this proposal requires the affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting. Unless the Board decides to modify the frequency of soliciting say-on-pay votes, the next scheduled say-on-pay vote will be at the 2026 Annual Meeting of Stockholders.

The Board Of Directors Recommends

A Vote In Favor Of Proposal 2.

PROPOSAL 3

APPROVAL OF INCREASE IN NUMBER OF AUTHORIZED SHARES OF COMMON STOCK

The Board is requesting stockholder approval of an amendment to the Company’s Amended and Restated Certificate of Incorporation to increase the Company’s authorized number of shares of common stock from 200,000,000 shares to 400,000,000 shares.

The additional common stock to be authorized by adoption of the amendment would have rights identical to the currently outstanding common stock of the Company. Adoption of the proposed amendment and issuance of the common stock would not affect the rights of the holders of currently outstanding common stock of the Company, except for effects incidental to any increase in the number of shares of the Company’s common stock outstanding, such as dilution of the earnings per share (if any) and voting rights of current holders of common stock. If the amendment is adopted, it will become effective upon the filing of a Certificate of Amendment of the Company’s Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware. The text of the proposed Certificate of Amendment of the Amended and Restated Certificate of Incorporation is attached hereto as Annex A.

As of April 4, 2025, of our 200,000,000 authorized shares of common stock, 108,281,239 shares of common stock were issued and outstanding, 14,281,985 shares of common stock were reserved for issuance upon exercise of outstanding warrants with an exercise price of $0.00001 per share, and 13,998,421 shares of common stock were reserve for issuance upon exercise of options and settlement of RSUs granted under the Company’s equity incentive plans. As a result, our share usage as of April 4, 2025 was approximately 68% of the number of shares of common stock currently authorized by our Amended and Restated Certificate of Incorporation.

Although at present the Board has no other plans to issue the additional shares of common stock, it desires to have the shares available to provide additional flexibility to use its capital stock for business and financial purposes in the future. The additional shares may be used for various purposes without further stockholder approval. These purposes may include raising capital; providing equity incentives to employees, officers or directors; establishing strategic relationships with other companies; expanding the Company’s business or drug development pipeline through the acquisition of other businesses or product candidates; and other purposes.

The additional shares of common stock that would become available for issuance if the proposal were adopted could also be used by the Board to oppose a hostile takeover attempt or to delay or prevent changes in control or management of our company. For example, without further stockholder approval, the Board could strategically sell shares of common stock in a private transaction to purchasers who would oppose a takeover or favor the current Board. While the Board has not adopted a stockholder rights plan which, under certain circumstances related to an acquisition of our securities that is not approved by the Board, would give certain holders the right to acquire additional shares of our common stock at a low price, the Board could elect to adopt a rights plan in the future. Although this proposal to increase the authorized common stock has been prompted by business and financial considerations and not by the threat of any hostile takeover attempt (nor is the Board currently aware of any such attempts directed at our company), nor is it part of a plan by the Board to recommend a series of similar amendments to the stockholders, nevertheless, stockholders should be aware that approval of the proposal could facilitate future efforts to deter or prevent changes in control of our company, including transactions in which stockholders might otherwise receive a premium for their shares over then current market prices.

Pursuant to Section 242(d)(2) of the Delaware General Corporation Law, the amendment to the Company’s Amended and Restated Certificate of Incorporation will be approved if the votes cast “For” the amendment exceed the votes cast “Against” the amendment.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 3.

PROPOSAL 4

APPROVAL OF THE ACLARIS THERAPEUTICS, INC. 2025 EQUITY INCENTIVE PLAN

Our Board is requesting stockholder approval of the Aclaris Therapeutics, Inc. 2025 Equity Incentive Plan (the “2025 Plan”). The 2025 Plan is intended to be the successor to the 2015 Plan. We also have awards outstanding under our 2012 Equity Compensation Plan (the “2012 Plan”), 2017 Inducement Plan and 2024 Inducement Plan.

Why We Are Asking Our Stockholders to Approve the 2025 Plan

Currently, we maintain the 2015 Plan to grant equity awards to our employees, directors and consultants. As of the date of this proxy statement, however, only 3,962,326 shares of our common stock remain available for issuance pursuant to the 2015 Plan (determined without regard to shares subject to outstanding awards that may revert to the 2015 Plan share pool). All equity awards granted under the 2015 Plan will remain subject to the terms of the 2015 Plan no matter the outcome of the stockholder vote on this Proposal 4. If this Proposal 4 is not approved, the 2025 Plan will not become available for awards, and the 2015 Plan will continue to be effective in accordance with its terms. If this Proposal 4 is approved, the 2025 Plan will become available for grants as of the date of the stockholders’ approval and no additional awards will be granted under the 2015 Plan on or after the date of such approval. The 2012 Plan has not been available for new grants of awards since the closing of our initial public offering in 2015.

We are seeking stockholder approval of the 2025 Plan to (i) continue to grant equity awards to employees, directors and consultants, (ii) reintegrate unissued or unexercised shares from the 2015 Plan (including any forfeited shares from the 2012 Plan) into the 2025 Plan, (iii) increase the number of shares of our common stock available for the grant of equity awards, and (iv) permit us to grant incentive stock options withing the meaning of Section 422 of the Internal Revenue Code.

Our stockholders’ approval of the 2025 Plan will allow us to continue to grant incentive stock options (“ISO”), nonstatutory stock options (“NSO”), stock appreciation rights (“SAR”), restricted stock awards (“RSA”), restricted stock unit awards (“RSU”), performance cash awards and other stock awards at levels determined appropriate by our Board or Compensation Committee. Accordingly, the 2025 Plan will also allow us to continue to provide long-term incentives that align the interests of our employees, directors and consultants with the interests of our stockholders.

Why You Should Vote for the 2025 Plan

The 2025 Plan Combines Compensation and Governance Best Practices

The 2025 Plan includes provisions that are designed to protect our stockholders’ interests and to reflect corporate governance best practices, including:

●	Repricing is not allowed. Option repricing is not permitted.
●	Stockholder approval is required for additional shares. The 2025 Plan does not contain an annual “evergreen” provision. The 2025 Plan authorizes a fixed number of shares (subject to increase for certain shares previously authorized for issuance under either the 2015 Plan or forfeited under the 2012 Plan, as further described below), so that stockholder approval is required to issue any additional shares, allowing our stockholders to have direct input on our equity compensation program.
●	Awards subject to forfeiture/clawback. Awards granted under the 2025 Plan will be subject to recoupment in accordance with our Incentive Compensation Recoupment Policy and any other clawback policy that we adopt. In addition, we may impose other clawback, recovery or recoupment provisions in an award agreement, including a reacquisition right in respect of previously acquired shares or other cash or property upon the occurrence of cause, as defined in the 2025 Plan.

●	No discounted stock awards. All stock options and stock appreciation rights granted under the 2025 Plan must have an exercise or strike price equal to or greater than the fair market value of our common stock on the date the stock award is granted.
●	No liberal change in control definition. The change in control definition in the 2025 Plan is intended to apply only where there is an actual change in control of the Company.
●	Non-employee director grant limit. No awards may be granted to non-employee directors with an annual value in excess of $750,000 when combined with any other cash fees.

We Manage Our Equity Award Use Carefully

We continue to believe that equity awards are a vital part of our overall compensation program, and our compensation philosophy reflects broad-based eligibility for equity awards. However, we recognize that equity awards dilute existing stockholders, and, therefore, we must responsibly manage the growth of our equity compensation program. We are committed to effectively monitoring our equity compensation share reserve, including our “burn rate,” in a manner intended to maximize stockholders’ value by granting the appropriate number of equity awards necessary to attract, reward and retain employees, directors and consultants.

The Size of Our Share Reserve Request Is Reasonable

If this Proposal 4 is approved by our stockholders, then subject to adjustment for certain changes in our capitalization, we will have 9,000,000 new shares available for grant under the 2025 Plan after the Annual Meeting (determined without regard to shares authorized for issuance under the 2015 Plan that may become available for issuance under the 2025 Plan as described below).

If this Proposal 4 is approved by our stockholders, then subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2025 Plan will not exceed the sum of (i) 9,000,000 new shares, (ii) the number of shares available for the grant of new awards under the 2015 Plan as of immediately prior to stockholder approval of the 2025 Plan, and (iii) the number of shares subject to or issued pursuant to outstanding stock awards granted under either the 2015 Plan or the 2012 Plan that may become available for issuance under the 2025 Plan, as such shares become available from time to time (as further described below in “—Shares Available for Awards”).

Historic Use of Equity Awards and Outstanding Awards

Overhang

The following table provides certain additional information regarding our use of equity awards:

As of April 4, 2025
Total number of shares of common stock subject to outstanding stock options	10,580,862
Weighted-average exercise price of outstanding stock options	$7.98
Weighted-average remaining term in years of outstanding stock options	7.86
Total number of shares of common stock subject to outstanding full value awards	3,417,559
Total number of shares of common stock available for grant under the 2015 Plan	3,962,326
Total number of shares of common stock available for grant under the 2024 Inducement Plan	939,000
Total number of shares of common stock and warrants outstanding[1]	122,563,224
Overhang as a percentage of common stock and warrants outstanding	15.4%
Per-share closing price of common stock as reported on Nasdaq Global Market	$1.40
(1)	Includes warrants to purchase 14,281,985 shares of our common stock with an exercise price of $0.00001 per share. The warrants are immediately exercisable, subject to any required overseas direct investment filings.

Burn Rate

The following table provides detailed information regarding the activity related to our equity incentive program for fiscal years 2024, 2023, and 2022:

	Fiscal Year
	2024	2023	2022
Total number of shares of common stock subject to stock options granted	2,608,700	2,241,550	2,548,750
Total number of shares of common stock subject to full value awards granted	2,852,573	993,662	936,563
Weighted-average number of shares of common stock outstanding	77,296,665	69,808,855	65,213,944
Burn Rate	7.1%	4.6%	5.3%
(1)	Burn Rate is calculated as: (shares subject to stock options granted + shares subject to full value awards granted) / weighted average common stock outstanding.

Description of the 2025 Plan

The material features of the 2025 Plan are described below. The following description of the 2025 Plan is a summary only and is qualified in its entirety by reference to the complete text of the 2025 Plan. Stockholders are urged to read the actual text of the 2025 Plan in its entirety, which is attached to this proxy statement as Annex B.

Purpose

The 2025 Plan is designed to secure and retain the services of our employees, directors and consultants, provide incentives for such persons to exert maximum efforts for the success of our Company and our affiliates, and provide a means by which such persons may be given an opportunity to benefit from increases in the value of our common stock.

Types of Awards

The terms of the 2025 Plan provide for the grant of ISOs, NSOs, SARs, RSAs, RSUs, performance cash awards, and other stock awards.

Shares Available for Awards

Subject to adjustment for certain changes in our capitalization, the aggregate number of shares of our common stock that may be issued under the 2025 Plan will not exceed the sum of: (i) 9,000,000 new shares; plus (ii) the number of shares available for the grant of new awards under the 2015 Plan as of immediately prior to stockholder approval of the 2025 Plan, but in any event in an amount not to exceed 3,962,326 shares; plus (iii) the number of Prior Plan’s Returning Shares (as described below), if any, as such shares become available under the 2025 Plan from time to time, but in any event in an amount not to exceed 12,593,921 shares (such number of shares in the aggregate, the “Share Reserve”).

The term “Prior Plan’s Returning Shares” refers to shares of our common stock subject to a stock award granted under either the 2015 Plan or the 2012 Plan that are outstanding as of the date of stockholder approval of the 2025 Plan (or in the case of clause (iii) below, issued pursuant to such award) that on or following the date of stockholder approval of the 2025 Plan: (i) are not issued because such award or any portion thereof expires or otherwise terminates without all of the shares covered by such award having been issued; (ii) are not issued because such award or any portion thereof is settled in cash; (iii) are forfeited back to or repurchased by us because of the failure to meet a contingency or condition required for the vesting of such shares (including shares that again become available for issuance under the 2015 Plan because they were forfeited under the 2012 Plan); or (iv) are withheld by us in satisfaction of tax withholding obligations on an award or as consideration for the exercise or purchase price of an award.

The following actions will not result in an issuance of shares of our common stock under the 2025 Plan and accordingly will not reduce the number of shares of our common stock available for issuance under the 2025 Plan: (i) the expiration or termination of any portion of an award granted under the 2025 Plan without the shares covered by such portion of the award having been issued; (ii) the settlement of any portion of an award granted under the 2025 Plan in cash, (iii) the forfeiture or repurchase of any portion of an award by the Company because of a failure to meet a contingency or condition required to vest such shares, or (iv) the retention of any shares withheld from delivery by the Company in satisfaction of tax withholding obligations on an award or as consideration for the exercise price of an award.

On April 4, 2025, the closing per-share trading price of our common stock on Nasdaq was $1.40.

Eligibility

All of our directors and our and our affiliates’ employees and consultants are eligible to participate in the 2025 Plan and may receive all types of awards other than ISOs. ISOs may be granted under the 2025 Plan only to our employees and the employees of our affiliates.

As of April 4, 2025, we had six non-employee directors, and we and our affiliates had approximately 70 employees and 40 consultants.

Administration

The 2025 Plan will be administered by our Board, which may in turn delegate some or all of the administration of the 2025 Plan to a committee or committees. The committee or committees will possess the same powers held by the Board, including the ability to delegate to a subcommittee. Our Board has delegated concurrent authority to administer the 2025 Plan to our Compensation Committee, but may, at any time, revest in itself some or all of the power delegated to our Compensation Committee. Our Board and Compensation Committee are each considered to be a Plan Administrator for purposes of this Proposal 4.

Subject to the terms of the 2025 Plan, the Plan Administrator will have broad authority to administer the 2025 Plan. This includes, without limitation, determining the recipients, the types of awards to be granted, the number of shares of our common stock subject to the awards or their cash value, and the terms and conditions of awards granted under the 2025 Plan, including the period of their exercisability and vesting. The Plan Administrator also has the authority to provide for accelerated exercisability and vesting of awards. Subject to the limitations set forth below, the Plan Administrator also determines the exercise or strike price of stock options and stock appreciation rights granted under the 2025 Plan.

The Plan Administrator may also delegate some or all of the administration of the 2025 Plan to another body, including the authority to do one or more of the following, subject to limitations imposed on the delegation by applicable law: (i) designate recipients, other than officers, of equity awards, provided no person may be delegated authority to grant an award to themselves; (ii) determine the numbers of shares of common stock subject to an award; and (iii) determine the terms of awards as allowed by applicable law. If the Plan Administrator makes such a delegation, then the delegee may have all of the powers possessed by the Plan Administrator. Any such delegation will be reflected in the resolutions of the Board or the Compensation Committee and will be consistent with the provisions of the 2025 Plan, as amended from time to time. The Plan Administrator may withdraw the delegation at any time.

Non-Employee Director Compensation Limitation

The aggregate value of all compensation granted or paid, as applicable, by us to any individual for service as a non-employee director with respect to any calendar year, including awards granted under the 2025 Plan and cash fees paid by us to such non-employee director, will not exceed $750,000 in total value during a single fiscal year, calculating the value of any equity awards based on the grant date fair value of such equity awards for financial reporting purposes.

Repricing; Cancellation and Re-Grant of Stock Options or Stock Appreciation Rights

Under the 2025 Plan, the Plan Administrator does not have the authority to reprice outstanding stock options and stock appreciation rights or cancel outstanding stock options or stock appreciation rights that have an exercise or strike price greater than the then-current fair market value of our common stock in exchange for a new option or SAR with a reduced exercise strike price, in each case without stockholder approval.

Dividends and Dividend Equivalents

With respect to RSUs, the 2025 Plan provides that dividend equivalents may be credited with respect to any shares of our common stock subject to such award, as determined by the Plan Administrator and specified in the applicable award agreement. If such dividend equivalents are converted into additional shares under the award, such additional shares will be subject to all of the same terms and conditions of the underlying RSU award to which they relate.

With respect to RSAs, the 2025 Plan provides that any dividends paid on the underlying award may be subject to the same vesting and forfeiture restrictions that apply to the shares subject to the award to which they relate.

Stock Options

Stock options may be granted under the 2025 Plan pursuant to stock option agreements. The 2025 Plan permits the grant of stock options that are intended to qualify as ISOs and NSOs.

The exercise price of a stock option granted under the 2025 Plan may not be less than 100% of the fair market value of the common stock subject to the stock option on the date of grant and, in some cases (see “—Limitations on Incentive Stock Options” below), may not be less than 110% of such fair market value.

The term of stock options granted under the 2025 Plan may not exceed ten years from the date of grant and, in some cases (see “—Limitations on Incentive Stock Options” below), may not exceed five years from the date of grant. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s service relationship with us or any of our affiliates (referred to in this Proposal 4 as “continuous service”) terminates (other than for cause (as defined in the 2025 Plan) or the participant’s death or disability), the participant may exercise any vested stock options until the earlier of three months following such termination or the award’s expiration date.

Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s disability, the participant may exercise any vested stock options until the earlier of 12 months following such termination or the award’s expiration date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service terminates due to the participant’s death (or the participant dies following termination of his or her continuous service, but during the period his or her stock options are otherwise exercisable), the participant’s beneficiary may exercise any vested stock options until the earlier of 18 months following the participant’s death or the award’s expiration date.

Except as explicitly provided otherwise in a participant’s stock option agreement or other written agreement with us or one of our affiliates, if a participant’s continuous service is terminated for cause, all stock options held by the participant will terminate upon the participant’s termination of continuous service and the participant will be prohibited from exercising any stock option from and after such termination date. Except as otherwise provided in a participant’s stock option agreement or other written agreement with us or one of our affiliates, the term of a stock option may be extended if a participant’s continuous service terminates for any reason other than for cause and, at any time during the applicable post-termination exercise period, the exercise of the stock option would be prohibited by applicable laws or the sale of any common stock issued upon such exercise would violate our insider trading policy. In no event, however, may a stock option be exercised after its original expiration date.

Acceptable forms of consideration for the purchase of our common stock pursuant to the exercise of a stock option under the 2025 Plan will be determined by the Plan Administrator and may include payment: (i) by cash, check, bank draft, electronic funds transfer or money order payable to us; (ii) pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board; (iii) by delivery to us of already-owned shares of our common stock (either by actual delivery or attestation); (iv) by a net exercise arrangement (for NSOs only); or (v) in other legal consideration acceptable to the Board.

Stock options granted under the 2025 Plan may become exercisable in cumulative increments, or “vest,” as determined by the Plan Administrator at the rate specified in the stock option agreement. Shares covered by different stock options granted under the 2025 Plan may be subject to different vesting schedules as the Plan Administrator may determine.

The Plan Administrator, in its discretion, may impose limitations on the transferability of stock options granted under the 2025 Plan. Generally, a participant may not transfer a stock option granted under the 2025 Plan other than by will or the laws of descent and distribution or, subject to approval by the Plan Administrator, pursuant to a domestic relations order. However, the Plan Administrator may permit transfer of a stock option in a manner that is not prohibited by applicable tax and securities laws.

Limitations on Incentive Stock Options

In accordance with current federal tax laws, the aggregate fair market value, determined at the time of grant, of shares of our common stock with respect to ISOs that are exercisable for the first time by a participant during any calendar year under all of our stock plans may not exceed $100,000. The stock options or portions of stock options that exceed this limit or otherwise fail to qualify as ISOs are treated as NSOs. No ISO may be granted to any person who, at the time of grant, owns or is deemed to own stock possessing more than 10% of our total combined voting power unless the following conditions are satisfied:

●	the exercise price of the ISO must be at least 110% of the fair market value of the common stock subject to the ISO on the date of grant; and
●	the term of the ISO must not exceed five years from the date of grant.

Subject to adjustment for certain changes in our capitalization, the aggregate maximum number of shares of our common stock that may be issued pursuant to the exercise of ISOs under the 2025 Plan is three times the Share Reserve.

Stock Appreciation Rights

SARs may be granted under the 2025 Plan pursuant to SAR agreements. Each SAR is denominated in common stock. The strike price of each SAR will be determined by the Plan Administrator but will in no event be less than 100% of the fair market value of the common stock subject to the SAR on the date of grant. The term of SARs granted under the 2025 Plan may not exceed ten years from the date of grant. The Plan Administrator may also impose restrictions or conditions upon the vesting of SARs that it deems appropriate. The appreciation distribution payable upon exercise of a SAR may be paid in shares of our common stock, in cash, in a combination of cash and stock, or in any other form of consideration determined by the Plan Administrator and set forth in the SAR agreement. SARs will be subject to the same conditions upon termination of continuous service and restrictions on transfer as stock options under the 2025 Plan.

Restricted Stock Awards

RSAs may be granted under the 2025 Plan pursuant to RSA agreements. An RSA may be granted in consideration for cash, check, bank draft or money order payable to us, the participant’s services performed for us, or any other form of legal consideration acceptable to the Plan Administrator in its discretion. Shares of our common stock acquired under an RSA agreement may be subject to forfeiture to or repurchase by us in accordance with a vesting schedule to be determined by the Plan Administrator. Rights to acquire shares of our common stock under an RSA may be transferred only upon such terms and conditions as set forth in the RSA agreement. Except as otherwise provided in a participant’s RSA agreement or other written agreement with us or one of our affiliates, upon the participant’s termination of continuous service for any reason, any shares subject to RSAs held by the participant that have not vested as of such termination date may be forfeited to or repurchased by us.

Restricted Stock Unit Awards

RSU awards may be granted under the 2025 Plan pursuant to RSU award agreements. Payment of any purchase price may be made in any form of legal consideration acceptable to the Plan Administrator. An RSU award may be settled by the delivery of shares of our common stock, in cash, in a combination of cash and stock, or in any other form of payment determined by the Plan Administrator and set forth in the RSU award agreement. RSU awards may be subject to vesting in accordance with a vesting schedule to be determined by the Plan Administrator. Except as otherwise provided in a participant’s RSU award agreement or other written agreement with us or one of our affiliates, RSUs that have not vested will be forfeited upon the participant’s termination of continuous service for any reason.

Performance Cash Awards

The 2025 Plan allows us to grant performance cash awards. A performance cash award is a cash award that may vest or become earned and paid contingent upon the attainment of pre-determined performance goals during a performance period. A performance cash award may require the completion of a specified period of continuous service. The length of any performance period, the performance goals to be achieved during the performance period, and the measure of whether and to what degree such performance goals have been attained will be determined by the Plan Administrator in its discretion.

Other Stock Awards

Other forms of stock awards valued in whole or in part by reference to, or otherwise based on, our common stock may be granted either alone or in addition to other awards under the 2025 Plan. Subject to the terms of the 2025 Plan, the Plan Administrator will have sole and complete authority to determine the persons to whom and the time or times at which such other stock awards will be granted, the number of shares of our common stock (or cash equivalent thereof) to be granted and all other terms and conditions of such other stock awards.

Clawback Policy

Awards granted under the 2025 Plan will be subject to recoupment in accordance with our Incentive Compensation Recoupment Policy and any other clawback policy that we adopt. In addition, the Plan Administrator may impose other clawback, recovery or recoupment provisions in an award agreement as the Plan Administrator determines necessary or appropriate, including a reacquisition right in respect of previously acquired shares of our common stock or other cash or property upon the occurrence of cause, as defined in the 2025 Plan.

Changes to Capital Structure

In the event of certain capitalization adjustments: (i) the class(es) and maximum number of securities subject to the 2025 Plan; (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of ISOs; and (iii) the class(es) and number of securities and exercise, strike or purchase price of stock subject to outstanding awards will be automatically and proportionately adjusted.

Change in Control

The following provisions will apply to outstanding awards under the 2025 Plan in the event of a change in control (as defined in the 2025 Plan), unless otherwise provided in the instrument evidencing the award, in any other written agreement between us or one of our affiliates and the participant, or in our director compensation policy.

In the event of a change in control, the Plan Administrator may:

(i)arrange for the surviving company or acquiring company (or the surviving or acquiring company’s parent company) to assume or continue the award or to substitute a similar award for the award (including, but not limited to, an award to acquire the same consideration paid to our stockholders pursuant to the change in control);

(ii)arrange for the assignment of any reacquisition or repurchase rights held by us in respect of common stock issued pursuant to the award to the surviving company or acquiring company (or the surviving or acquiring company’s parent company);
(iii)accelerate the vesting, in whole or in part, of the award (and, if applicable, the time at which the award may be exercised) to a date prior to the change in control as the Plan Administrator determines, with such award terminating if not exercised (if applicable) at or prior to the change in control; provided, however, that the Plan Administrator may require participants to complete and deliver to us a notice of exercise before the effective date of a change in control, which exercise is contingent upon the effectiveness of such change in control;
(iv)arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by us with respect to the award;
(v)cancel or arrange for the cancellation of the award, to the extent not vested or not exercised prior to the effective time of the change in control, in exchange for such cash consideration (including no consideration) as the Plan Administrator, in its discretion, may consider appropriate; and
(vi)make a payment, in such form as may be determined by the Plan Administrator equal to the excess, if any, of (A) the value of the property the participant would have received upon the exercise of the award immediately prior to the change in control, over (B) any exercise price payable by such holder in connection with such exercise.

In the event of a change in control, the Plan Administrator is not required to take the same action with respect to all awards or with respect to all participants. The Plan Administrator may take different actions with respect to vested and unvested portions of an award.

For purposes of the 2025 Plan, a “change in control” generally means the occurrence of any one or more of the following events: (i) a person, entity or group acquires, directly or indirectly, our securities representing more than 50% of the combined voting power of our then-outstanding securities, other than by virtue of a merger, consolidation, or similar transaction; (ii) there is consummated a merger, consolidation, or similar transaction involving us and, immediately after the consummation of such transaction, our stockholders immediately prior thereto do not own, directly or indirectly, more than 50% of the combined outstanding voting power of the surviving entity or the parent of the surviving entity in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such transaction; (iii) there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of our consolidated assets, other than a sale, lease, license or other disposition to an entity in which more than 50% of the entity’s combined voting power is owned by our stockholders in substantially the same proportions as their ownership of our outstanding voting securities immediately prior to such sale, lease, license or other disposition; or (iv) a majority of our Board becomes comprised of individuals who were not serving on our Board on the date the 2025 Plan was adopted by our Board (the “Incumbent Board”), and whose nomination, appointment, or election was not approved by a majority of the Incumbent Board still in office.

Securities Law Compliance

We will only issue shares under the 2025 Plan if the shares are either registered under the Securities Act of 1933, as amended (the “Securities Act”), or we determine that such issuance is exempt from registration. Each award must comply with all other applicable laws, and no shares will be issued under an award if we determine that issuance of the shares will not comply with all such laws.

Choice of Law

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of the 2025 Plan, without regard to that state’s conflict of laws rules.

Plan Amendments and Termination

The Board will have the authority to amend, suspend or terminate the 2025 Plan at any time. No awards may be granted under the 2025 Plan while it is suspended or after it is terminated. However, no amendment, suspension or termination of the 2025 Plan may impair a participant’s rights under his or her outstanding awards without the participant’s consent. We will obtain stockholder approval of any amendment to the 2025 Plan as required by applicable law and listing requirements. Unless terminated sooner by the Board, the 2025 Plan terminates in accordance with its terms on April 12, 2035 (the day before the 10th anniversary of the Board’s adoption of the 2025 Plan, subject to stockholder approval).

U.S. Federal Income Tax Consequences

The following is a summary of the principal United States federal income tax consequences to participants and us with respect to participation in the 2025 Plan. This summary is not intended to be exhaustive and does not discuss the income tax laws of any local, state or foreign jurisdiction in which a participant may reside. The information is based upon current federal income tax rules and therefore is subject to change when those rules change. Because the tax consequences to any participant may depend on his or her particular situation, each participant should consult the participant’s tax adviser regarding the federal, state, local and other tax consequences of the grant or exercise of an award or the disposition of stock acquired the 2025 Plan. The 2025 Plan is not qualified under the provisions of Section 401(a) of the Internal Revenue Code of 1986, as amended (the “Code”), and is not subject to any of the provisions of the Employee Retirement Income Security Act of 1974, as amended. Our ability to realize the benefit of any tax deductions described below depends on our generation of taxable income as well as the requirement of reasonableness, the provisions of Section 162(m) of the Code, and the satisfaction of our tax reporting obligations.

Nonstatutory Stock Options

Generally, there is no taxation upon the grant of an NSO if the stock option is granted with an exercise price equal to the fair market value of the underlying stock on the grant date. Upon exercise, a participant will recognize ordinary income equal to the excess, if any, of the fair market value of the underlying stock on the date of exercise of the stock option over the exercise price. If the participant is employed by us or one of our affiliates, that income will be subject to withholding taxes. The participant’s tax basis in those shares will be equal to his or her fair market value on the date of exercise of the NSO, and the participant’s capital gain holding period for those shares will begin on that date.

We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant.

Incentive Stock Options

The 2025 Plan provides for the grant of stock options that are intended to qualify as “incentive stock options,” as defined in Section 422 of the Code. Under the Code, a participant generally is not subject to ordinary income tax upon the grant or exercise of an ISO. If the participant holds a share received upon exercise of an ISO for more than two years from the date the stock option was granted and more than one year from the date the stock option was exercised, which is referred to as the required holding period, the difference, if any, between the amount realized on a sale or other taxable disposition of that share and the participant’s tax basis in that share will be long-term capital gain or loss.

If, however, a participant disposes of a share acquired upon exercise of an ISO before the end of the required holding period, which is referred to as a disqualifying disposition, the participant generally will recognize ordinary income in the year of the disqualifying disposition equal to the excess, if any, of the fair market value of the share on the date of exercise of the stock option over the exercise price. However, if the sales proceeds are less than the fair market value of the share on the date of exercise of the stock option, the amount of ordinary income recognized by the participant will not exceed the gain, if any, realized on the sale. If the amount realized on a disqualifying disposition exceeds the fair market value of the share on the date of exercise of the stock option, that excess will be short-term or long-term capital gain, depending on whether the holding period for the share exceeds one year.

For purposes of the alternative minimum tax, the amount by which the fair market value of a share of stock acquired upon exercise of an ISO exceeds the exercise price of the stock option generally will be an adjustment included in the participant’s alternative minimum taxable income for the year in which the stock option is exercised. If, however, there is a disqualifying disposition of the share in the year in which the stock option is exercised, there will be no adjustment for alternative minimum tax purposes with respect to that share. In computing alternative minimum taxable income, the tax basis of a share acquired upon exercise of an ISO is increased by the amount of the adjustment taken into account with respect to that share for alternative minimum tax purposes in the year the stock option is exercised.

We are not allowed a tax deduction with respect to the grant or exercise of an ISO or the disposition of a share acquired upon exercise of an ISO after the required holding period. If there is a disqualifying disposition of a share, however, we will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the participant, provided that either the employee includes that amount in income or we timely satisfy our reporting requirements with respect to that amount.

Restricted Stock Awards

Generally, the recipient of an RSA will recognize ordinary income at the time the stock is received equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. If, however, the stock is not vested when it is received (for example, if the employee is required to work for a period of time in order to have the right to sell the stock), the recipient generally will not recognize income until the stock becomes vested, at which time the recipient will recognize ordinary income equal to the excess, if any, of the fair market value of the stock on the date it becomes vested over any amount paid by the recipient in exchange for the stock. A recipient may, however, file an election with the Internal Revenue Service, within 30 days following his or her receipt of the RSA, to recognize ordinary income, as of the date the recipient receives the RSA, equal to the excess, if any, of the fair market value of the stock on the date the RSA is granted over any amount paid by the recipient for the stock.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from an RSA will be the amount paid for such shares plus any ordinary income recognized either when the stock is received or when the stock becomes vested.

We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the RSA.

Restricted Stock Unit Awards

Generally, the recipient of an RSU award structured to comply with the requirements of Section 409A of the Code or an exception to Section 409A of the Code will recognize ordinary income at the time the stock is delivered equal to the excess, if any, of the fair market value of the stock received over any amount paid by the recipient in exchange for the stock. To comply with the requirements of Section 409A of the Code, the stock subject to an RSU award may generally only be delivered upon one of the following events: a fixed calendar date (or dates), separation from service, death, disability or a change in control. If delivery occurs on another date, unless the RSU award otherwise complies with or qualifies for an exception to the requirements of Section 409A of the Code (including delivery upon achievement of a performance goal), in addition to the tax treatment described above, the recipient will owe an additional 20% federal tax and interest on any taxes owed.

The recipient’s basis for the determination of gain or loss upon the subsequent disposition of shares acquired from an RSU award will be the amount paid for such shares plus any ordinary income recognized when the stock is delivered.

We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the RSU award.

Stock Appreciation Rights

Generally, if a SAR is granted with an exercise price equal to the fair market value of the underlying stock on the grant date, the recipient will recognize ordinary income equal to the fair market value of the stock or cash received upon such exercise.

We will generally be entitled to a tax deduction equal to the taxable ordinary income realized by the recipient of the SAR.

Performance Cash Awards

Performance cash awards are generally taxable to the recipients as ordinary income tax at the time of payment. The participant will recognize taxable income equal to the cash amount received, and we generally will be entitled to a corresponding tax deduction.

Other Stock Awards

Other stock awards are generally taxable to the recipient at the time the award is settled or paid. The participant generally will recognize ordinary income equal to the cash received or the fair market value of the shares delivered upon settlement, and we generally will be entitled to a corresponding tax deduction at that time.

Section 162(m) Limitations

Under Section 162(m) of the Code, compensation paid to any publicly held corporation’s “covered employees” that exceeds $1 million per taxable year for any covered employee is generally non-deductible. Awards granted under the 2025 Plan will be subject to the deduction limit under Section 162(m) of the Code.

New Plan Benefits under 2025 Plan

Awards granted under the 2025 Plan are discretionary and are not subject to set benefits or amounts under the terms of the 2025 Plan, and our Board and Compensation Committee have not granted any awards under the 2025 Plan subject to stockholder approval of this Proposal 4. Accordingly, the benefits to be provided pursuant to the 2025 Plan are not determinable.

Pursuant to our non-employee director compensation policy (described in the section of this proxy statement titled “Non-Employee Director Compensation”), our non-employee directors are entitled to certain grants of stock options and restricted stock units upon first becoming a member of the Board and annually thereafter. Under that policy as currently in effect, our existing non-employee directors are eligible to receive annual awards with an aggregate grant date fair value (as calculated for financial reporting purposes) equal to the lesser of $320,000 and the grant date fair value of 60,500 stock options, 70% of which shall be granted as a stock option and 30% of which shall be granted as restricted stock units. Our non-employee director compensation policy can be amended at any time in the sole discretion of the Board or the Compensation Committee, however, and accordingly there is no assurance that grants will be made under the 2025 Plan to our non-employee directors.

Vote Required

Pursuant to applicable Nasdaq listing rules, Proposal 4 approving the 2025 Equity Incentive Plan will be approved if the votes cast “For” this proposal exceed the votes cast “Against” this proposal.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 4

PROPOSAL 5

RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of the Board has selected PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2025 and has further directed that management submit the selection of its independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. PricewaterhouseCoopers LLP has audited the Company’s financial statements beginning with the year ended December 31, 2013. Representatives of PricewaterhouseCoopers LLP are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

Neither the Company’s amended and restated bylaws nor other governing documents or law require stockholder ratification of the selection of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm. However, the Audit Committee of the Board is submitting the selection of PricewaterhouseCoopers LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the Audit Committee of the Board will reconsider whether or not to retain that firm. Even if the selection is ratified, the Audit Committee of the Board in its discretion may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in the best interests of the Company and its stockholders.

The affirmative vote of the holders of a majority of the shares present or represented by proxy and entitled to vote on the matter at the Annual Meeting will be required to ratify the selection of PricewaterhouseCoopers LLP.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

The following table represents aggregate fees billed to us for the fiscal years ended December 31, 2024 and 2023 by PricewaterhouseCoopers LLP, our principal accountant.

	Fiscal Year Ended December 31,
	2024	2023
Audit Fees	$507,000	$841,120

All audit fees were pre-approved by the Audit Committee.

PRE-APPROVAL POLICIES AND PROCEDURES

The Audit Committee has adopted a policy and procedures for the pre-approval of audit and non-audit services rendered by our independent registered public accounting firm, PricewaterhouseCoopers LLP. The policy generally pre-approves specified services in the defined categories of audit services, audit-related services and tax services up to specified amounts. Pre-approval may also be given as part of the Audit Committee’s approval of the scope of the engagement of the independent auditor or on an individual, explicit, case-by-case basis before the independent auditor is engaged to provide each service. The pre-approval of services may be delegated to one or more of the Audit Committee’s members, but the decision must be reported to the full Audit Committee at its next scheduled meeting.

THE BOARD OF DIRECTORS RECOMMENDS

A VOTE IN FAVOR OF PROPOSAL 5.

MANAGEMENT

The following table sets forth information concerning our executive officers.

Name	Position
Neal Walker	Chief Executive Officer
Hugh Davis, Ph.D.	President and Chief Operating Officer
Kevin Balthaser	Chief Financial Officer
Joseph Monahan, Ph.D.	Chief Scientific Officer
James Loerop	Chief Business Officer

INFORMATION ABOUT OUR EXECUTIVE OFFICERS

The following sets forth certain information with respect to our executive officers who are not also directors. Information with respect to Dr. Walker and Dr. Davis is set forth above under Proposal 1, Election of Directors.

Kevin Balthaser, age 38

Kevin Balthaser has served as our Chief Financial Officer since January 2023. Mr. Balthaser has served in roles of increasing responsibility at our company since 2017, most recently as Vice President, Finance from January 2022 until his appointment as Chief Financial Officer. Before joining our company, he held positions of increasing responsibility within the accounting and finance department at Lannett Company, Inc., a publicly traded generic pharmaceutical company, where he was also a member of the team responsible for executing capital market transactions and acquisitions. Mr. Balthaser began his career with the accounting firm PricewaterhouseCoopers LLP. Mr. Balthaser is a certified public accountant in Pennsylvania. He received his B.S. degree in finance from Pennsylvania State University and his M.B.A. degree from Villanova University.

Joseph Monahan, Ph.D., age 69

Joseph Monahan, Ph.D., has served as our Chief Scientific Officer since January 2021. From 2017 to January 2021, Dr. Monahan served as our Executive Vice President, Research and Development. In 2010, Dr. Monahan founded a biotechnology company, Confluence Life Sciences, Inc., and functioned as its Chief Scientific Officer until our acquisition of Confluence in 2017. He has also held multiple research leadership positions at Pfizer Inc., including Executive Director, Inflammation Research, global kinase platform leadership team lead; site head of enzymology and biophysics, and inflammation research and development lead. He has held adjunct and visiting professor positions at Washington University Medical School, University of Missouri and University of California, Los Angeles School of Medicine. Dr. Monahan received his B.S. degree in biochemistry from the University of New York at Buffalo and a Ph.D. degree in biochemistry from the University of South Carolina.

James Loerop, age 61

James Loerop has served as our Chief Business Officer since January 2022. From July 2019 to January 2022, Mr. Loerop served as Executive Vice President, Business Development and Strategic Planning at Anika Therapeutics, Inc., a publicly held company focused on products for joint preservation, where he was responsible for global business development activities. From 2017 to July 2019, Mr. Loerop served as Chief Corporate Development Officer for Lupin Pharmaceuticals, Inc., where he was a member of the company’s Executive Leadership Team and was responsible for global business development and corporate development activities. Prior to joining Lupin, Mr. Loerop held senior leadership roles at various companies in the pharmaceutical and life sciences industry, including at Alexion Pharmaceuticals, Inc. as Senior Vice President of Global Business Development, GlaxoSmithKline as Vice President of North America Business Development, and Stiefel Laboratories, Inc. as Senior Vice President of Global Corporate Development, prior to GSK’s acquisition of Stiefel. Mr. Loerop received a B.S. degree in marketing from Western Michigan University.

SECURITY OWNERSHIP OF

CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding the ownership of our common stock as of February 10, 2025 by: (i) each director; (ii) each of our NEOs; (iii) all currently serving executive officers and directors as a group; and (iv) all those known by us to be beneficial owners of more than five percent of our common stock.

	Number of	Percent of
	Shares	Shares
	Beneficially	Beneficially
Beneficial Owner(1)	Owned	Owned
5% Stockholders:
BML Investment Partners, L.P.(2)	14,250,000	13.2%
Biosion, Inc.(3)	11,281,985	10.4
Adage Capital Management, L.P. (4)	9,627,304	8.9
Entities associated with Vivo Capital LLC(5)	8,888,888	8.2
Rock Springs Capital Management LP(6)	6,761,861	6.3

Named Executive Officers and Directors:
Neal Walker(7)	3,204,123	2.9
Douglas Manion(8)	41,813	*
Hugh Davis	—	—
Kevin Balthaser(9)	251,310	*
William Humphries(10)	128,107	*
Christopher Molineaux(11)	142,814	*
Anand Mehra(12)	791,405	*
Andrew Schiff(13)	540,997	*
Maxine Gowen(14)	106,336	*
Vincent Milano(15)	107,898	*
All current directors and executive officers as a group (11 persons)(16)	6,179,434	5.6
*	Less than one percent.
(1)	This table is based upon information supplied by officers, directors and principal stockholders and a review of Schedule 13G, Schedule 13D and Section 16 filings with the SEC. Unless otherwise indicated in the footnotes to this table and subject to community property laws where applicable, we believe that each of the stockholders named in this table has sole voting and investment power with respect to the shares indicated as beneficially owned. Applicable percentages are based on 108,148,298 shares outstanding on February 10, 2025, adjusted as required by rules promulgated by the SEC. Except as otherwise noted below, the principal business address of each of the executive officers and directors is c/o Aclaris Therapeutics, Inc., 701 Lee Road, Suite 103, Wayne, Pennsylvania 19087.
(2)	This information has been obtained from a Schedule 13G/A filed on February 13, 2025 by BML Investment Partners, L.P. (“BML”). The shares reported are held by BML. Braden M. Leonard is the managing member of BML Capital Management, LLC, the sole general partner of BML, and as a result, Mr. Leonard is deemed to be the indirect beneficial owner of the shares held directly by BML. The principal business address of BML is 65 E Cedar, Suite 2, Zionsville, IN 46077.
(3)	This information has been obtained from a Schedule 13G filed on November 25, 2024 by Biosion. The number represents 11,281,985 shares of common stock issuable to Biosion upon exercise of a warrant held by it. The principal business address of Biosion is 5th Floor, Building D, 3-1 Zhongdan Unit, South Longshan Rd, Jiangbei New District, Nanjing, Jiangsu, China.

(4)	This information has been obtained from a Schedule 13G filed on February 12, 2025 by Adage Capital Management, L.P. (“ACM”), Robert Atchinson, and Phillip Gross, which states that the shares are directly held by Adage Capital Partners, L.P. (“ACP”), of which ACM is the investment manager. Mr. Atchinson is (a) managing member of Adage Capital Advisors, L.L.C. (“ACA”), the managing member of Adage Capital Partners GP, L.L.C., (“ACPGP”), the general partner of ACP and (b) managing member of Adage Capital Partners LLC, (“ACPLLC”), general partner of ACM. Mr. Gross is (a) managing member of ACA, managing member of ACPGP and (b) managing member of ACPLLC. The principal business address of this entity and persons is 200 Clarendon Street, 52nd Floor, Boston, Massachusetts 02116.
(5)	This information has been obtained from a Schedule 13G filed on November 21, 2024 by Vivo Opportunity Fund Holdings, L.P. (“Opportunity Fund”), Vivo Opportunity, LLC, Vivo Asia Opportunity Fund Holdings, L.P. (“Asia Opportunity Fund”), and Vivo Opportunity Cayman, LLC. Consists of (a) 7,955,160 shares of common stock held by Opportunity Fund and (b) 933,728 shares of common stock held by Asia Opportunity Fund. Vivo Opportunity, LLC is the general partner of Opportunity Fund. Vivo Opportunity Cayman, LLC is the general partner of Asia Opportunity Fund. The voting members of each of Vivo Opportunity, LLC and Vivo Opportunity Cayman, LLC are Kevin Dai, Gaurav Aggarwal, Frank Kung and Shan Fu, none of whom has individual voting or investment power with respect to the shares held by Opportunity Fund or Asia Opportunity Fund. The principal business address of these entities and persons is 192 Lytton Avenue, Palo Alto, California 94301.
(6)	This information has been obtained from a Schedule 13G filed on November 22, 2024 by Rock Springs Capital Management LP, Rock Springs Capital LLC, its general partner, and Rock Springs Capital Master Fund LP, which states that 5,697,000 shares are held directly by Rock Springs Capital Master Fund LP and 1,064,861 shares are held directly by Four Pines Master Fund LP. Rock Springs Capital Management LP serves as the investment manager to each of Rock Springs Capital Master Fund LP and Four Pines Master Fund LP. The principal business address of Rock Springs Capital Management LP and Rock Springs Capital LLC is 650 South Exeter St., Suite 1070, Baltimore, MD 21202. The principal business address of Rock Springs Capital Master Fund is c/o Walkers Corporate Limited, 190 Elgin Avenue, George Town, Grand Cayman, KY1-9008, Cayman Islands.
(7)	Consists of (a) 1,460,718 shares of common stock, (b) 1,724,472 shares of common stock underlying options that are exercisable within 60 days of February 10, 2025 and (c) 18,933 shares of common stock underlying RSUs that will vest within 60 days of February 10, 2025.
(8)	Consists of 41,813 shares of common stock.
(9)	Consists of (a) 89,860 shares of common stock, (b) 157,975 shares of common stock underlying options that are exercisable within 60 days of February 10, 2025 and (c) 3,475 shares of common stock underlying RSUs that will vest within 60 days of February 10, 2025.
(10)	Consists of (a) 28,732 shares of common stock and (b) 99,375 shares of common stock underlying options that are exercisable within 60 days of February 10, 2025.
(11)	Consists of (a) 53,163 shares of common stock and (b) 89,651 shares of common stock underlying options that are exercisable within 60 days of February 10, 2025.
(12)	Consists of (a) 710,030 shares of common stock and (b) 81,375 shares of common stock underlying options that are exercisable within 60 days of February 10, 2025.

(13)	Consists of (a) 434,455 shares of common stock owned directly by Aisling Capital IV, LP (“Aisling”), (b) 9,167 shares of common stock owned directly by Dr. Schiff and (c) 97,375 shares of common stock underlying options held directly by Dr. Schiff that are exercisable within 60 days of February 10, 2025. The shares owned directly by Aisling are held indirectly by Aisling Capital Partners IV, LP (“Aisling GP”), as general partner of Aisling, Aisling Capital Partners IV, LLC (“Aisling Partners”), as general partner of Aisling GP, and each of the individual managing members of Aisling Partners. Dr. Schiff is one of the managing members of Aisling Partners and shares voting and dispositive power over the shares directly held by Aisling.
(14)	Consists of (a) 16,961 shares of common stock and (b) 89,375 shares of common stock underlying options that are exercisable within 60 days of February 10, 2025.
(15)	Consists of (a) 12,523 shares of common stock and (b) 95,375 shares of common stock underlying options that are exercisable within 60 days of February 10, 2025.
(16)	Consists of (a) 3,151,103 shares of common stock, (b) 2,944,998 shares of common stock underlying options that are exercisable within 60 days of February 10, 2025 and (c) 83,333 shares of common stock underlying RSUs that will vest within 60 days of February 10, 2025.

EXECUTIVE COMPENSATION

For the year ended December 31, 2024, our named executive officers (“NEOs”) were:

Name	Position
Neal Walker	Interim Chief Executive Officer(1)
Douglas Manion	Former Chief Executive Officer and President(2)
Hugh Davis	President and Chief Operating Officer(3)
Kevin Balthaser	Chief Financial Officer
(1)	Dr. Walker was appointed as our Interim Chief Executive Officer and President effective January 17, 2024, and served as President until November 18, 2024. In February 2025, he was appointed as our Chief Executive Officer.
(2)	Dr. Manion stepped down as Chief Executive Officer and President and ceased employment with us effective January 16, 2024.
(3)	Dr. Davis joined our Company as President and Chief Operating Officer effective November 18, 2024.

Summary Compensation Table

The following table presents the compensation awarded to or earned by each of our NEOs for the years ended December 31, 2024 and 2023.

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary		Awards	Awards	Compensation	Compensation		Total
Name and Principal Position	Year	($)	Bonus	($)(1)	($)(1)	($)(2)	($)		($)
Neal Walker(3)	2024	477,431	—	170,400	421,586	372,396	3,322	(4)	1,445,135
Interim Chief Executive Officer
Douglas Manion(5)	2024	27,083	—	—	—	—	828,998	(6)	856,081
Former Chief Executive Officer and President	2023	600,000	—	1,832,760	4,513,721	198,000	13,200	(7)	7,157,681
Hugh Davis(8)	2024	62,500	—	423,720	1,076,674	30,625	1,666	(7)	1,595,185
President and Chief Operating Officer
Kevin Balthaser	2024	444,000	—	247,800	179,003	217,560	13,800	(7)	1,102,163
Chief Financial Officer	2023	444,000	—	509,100	1,253,812	124,320	13,200	(7)	2,344,432
(1)	The amounts reflect the full grant date fair value for RSU and stock option awards granted during the indicated year. The grant date fair value was computed in accordance with ASC Topic 718, Compensation—Stock Compensation. The assumptions we used in valuing stock options and restricted stock unit awards are described in Note 7 to our audited financial statements included in our Annual Report on Form 10-K for the year ended December 31, 2024.
(2)	The amounts reflect the portion of each officer’s target annual bonus paid based on the achievement of our corporate and individual goals, as applicable, which for 2024 are discussed further below under “Narrative to Summary Compensation Table—Annual Bonus (Non-Equity Incentive Plan Compensation).”
(3)	Dr. Walker’s employment with us commenced in January 2024.
(4)	The amount consists of fees paid under our director compensation policy for his service as our Chair of the Board prior to Dr. Walker being appointed as our Interim Chief Executive Officer in January 2024.
(5)	Dr. Manion’s employment with us ended in January 2024.

(6)	The amount consists of (i) $3,115 in company matching contributions to Dr. Manion’s 401(k) plan account, (ii) the following accrued payments in connection with his separation agreement entered into in February 2024: (a) $600,000, representing 12 months’ base salary and (b) $198,000, representing 100% of his 2023 target bonus, and (iii) $27,883, representing accrued but unused vacation time paid out upon termination of his employment.
(7)	The amount consists of company matching contributions to the executive’s 401(k) plan account.
(8)	Dr. Davis’s employment with us commenced in November 2024.

Narrative to Summary Compensation Table

In setting NEO compensation, we consider compensation for comparable positions in the market, the historical compensation levels of our executives, individual performance as compared to our expectations and objectives, our desire to motivate our employees to achieve short- and long-term results that are in the best interests of our stockholders and a long-term commitment to our company. We do not target a specific competitive position or a specific mix of compensation among base salary, bonus or long-term incentives; however, we do deliver a majority of compensation through long-term incentives.

We review compensation annually for our NEOs, and in some cases more frequently as deemed appropriate. The various roles that contribute to our decisions and actions each year are as follows:

The Compensation Committee. The Compensation Committee is responsible for establishing and overseeing our executive compensation program. Our Compensation Committee typically reviews and discusses management’s proposed compensation with the Chief Executive Officer for all executives other than the Chief Executive Officer. Based on those discussions and its discretion, the Compensation Committee then recommends the compensation for each NEO. Our Compensation Committee, without members of management present, discusses and ultimately approves the compensation of our executive officers.

Role of our Chief Executive Officer and other Management Members. Our Chief Executive Officer evaluates and reviews with the Compensation Committee the individual performance and contributions of each of the other NEOs and makes recommendations to the Compensation Committee regarding base salary, and short- and long-term incentive awards. The Compensation Committee reviews and considers such recommendations, but ultimately retains full discretion and authority over the final compensation decisions for the NEOs. Our Chief Executive Officer also recommends the Company performance objectives that are used to determine bonus amounts and consults with select members of management in the development of the goals. The Compensation Committee may request that certain executives attend portions of Compensation Committee meetings based on the topics being covered and their respective areas of expertise. NEO compensation decisions are made in executive session without the respective NEOs present.

Role of our Independent Compensation Consultant. In 2024, the Compensation Committee retained Pearl Meyer, a compensation consulting firm, to evaluate and make recommendations with respect to our executive compensation program. Pearl Meyer’s role included assisting the Compensation Committee with the selection of a peer group of companies for comparison purposes, an analysis of our existing executive compensation, the design of our long-term incentive program, sharing new developments in areas that fall within the Compensation Committee’s jurisdiction, and otherwise advising the Compensation Committee as appropriate. The consultant serves at the pleasure of the Compensation Committee, and the consultant’s fees are approved by the Compensation Committee.

Say-on-Pay Results

At our 2024 Annual Meeting of Stockholders, we conducted a non-binding stockholder advisory vote on the compensation of our named executive officers (commonly known as a “say-on-pay” proposal). Our stockholders approved on an advisory basis the fiscal year 2023 compensation of our named executive officers with approximately 64% of the votes cast in favor of our say-on-pay proposal. In contrast, at our 2023 Annual Meeting of Stockholders, our say-on-pay proposal for fiscal year 2022 compensation received the support of approximately 98% of the votes cast. Our Compensation Committee believes the decreased support for fiscal year 2023 compensation as compared to fiscal year 2022 compensation occurred primarily as a result of a significant decrease in our stock price during fiscal year 2023.

Following our 2024 Annual Meeting of Stockholders, our Compensation Committee reviewed the results of our say-on-pay proposal and requested that management develop a plan to conduct outreach to our shareholders to better understand their overall perspectives on our compensation programs. In furtherance of such request, we requested meetings with our top 15 institutional stockholders representing approximately 65% of our outstanding shares to discuss our compensation programs and overall corporate governance. A majority of those investors that we requested meetings with either did not respond or indicated that they did not need to speak with us on these matters. We were able to engage with a limited number of our top 15 institutional stockholders. Those meetings included our head of investor relations and other members of senior management, and where possible, a member of our Compensation Committee. None of the stockholders that we were able to engage with expressed any concerns or recommended any changes to our executive compensation program.

Although the results with respect to our 2024 say-on-pay vote were disappointing, given the Compensation Committee’s perspective that our decline in stock price was a significant factor in the vote results, our Compensation Committee did not make any significant changes to our executive compensation program based on its review of the voting results. It continues to believe that our executive compensation program is appropriately aligned with the current stage of our company’s maturity and our peers and is effective at attracting and retaining top-tier executives to drive our strategic initiatives in a highly competitive market.

Our Board of Directors values the opinions of our stockholders, and our Compensation Committee will continue to consider the results of future stockholder votes, as well as feedback received throughout the year, when making compensation decisions for our executives, including our named executive officers.

Annual Base Salary

The following table presents the annual base salaries for each of our NEOs for 2023 and 2024:

	Annual Base Salary
	($)		Percentage
Name	2023	2024	Change
Neal Walker	—	500,000	n/a
Douglas Manion	600,000	600,000	—%
Hugh Davis	—	500,000	n/a
Kevin Balthaser	444,000	444,000	—%

Annual Bonus (Non-Equity Incentive Plan Compensation)

We seek to motivate and reward our executives for achievements relative to our corporate goals and expectations and individual goals, if any, for each fiscal year. For 2024, the target bonus for Dr. Walker was 60% of his base salary and the target bonus for Dr. Davis and Mr. Balthaser was 40% of their respective base salaries.

The actual annual bonus paid is calculated by multiplying the NEO’s annual base salary, target bonus percentage, the percentage attainment of the corporate goals established by the Board for such year, and for our NEOs other than the Chief Executive Officer, the percentage attainment of the individual goals established by our Chief Executive Officer. Given his interim role, the Compensation Committee established individual objectives for Dr. Walker in 2024. The Compensation Committee is not required to determine bonuses based on this exact formula and reserves the right to consider other factors and adjust bonus amounts accordingly.

For 2024, the bonus funding factor was weighted 75% for corporate goals and 25% for individual goals for all NEOs other than our Chief Executive Officer, whose bonus funding was 100% dependent on the achievement of individual goals.

The Compensation Committee reviews our performance against our goals and approves the extent to which we achieved each of our corporate goals and, with the input of our Chief Executive Officer, individual performance, as applicable, and, for each NEO, the amount of the bonus awarded.

In early 2024, our Compensation Committee approved our 2024 corporate performance goals. These goals were divided into two primary categories: (a) research and development, including advancement of our key assets, cost rationalization, and business development, including financing objectives and strategic planning (90%), and (b) other corporate activities, including legal, finance and compliance objectives (10%). In addition to the corporate performance goals described above, Dr. Walker evaluated the individual performance of each of Dr. Davis and Mr. Balthaser, and recommended a level of achievement to the Compensation Committee, and the Compensation Committee evaluated the individual performance of Dr. Walker. The individual goals for Dr. Davis and Mr. Balthaser focused on contributions toward our corporate objectives as well as the personal qualities necessary to effectively manage a team, solve problems and drive our business forward. Dr. Walker recommended full credit for these individual objectives, which the Compensation Committee approved. The individual goals for Dr. Walker focused on establishing and executing the strategic direction of the Company, as well as securing a permanent Chief Executive Officer.

In early 2025, the Compensation Committee considered each of the 2024 corporate performance goals, as well as individual goals where applicable, and awarded Dr. Walker, Dr. Davis and Mr. Balthaser 130%, 122.5% and 122.5% of their target bonuses, respectively, for the year ended December 31, 2024. The actual bonus amounts paid are reflected in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table above.

Long-term Incentives

Long-term incentives represent a key element of our overall compensation program. This compensation element is primarily used to aid in attracting and retaining the talent we need to achieve our mission, strategies, and underlying corporate goals. Additionally, long-term incentives align the interests of our NEOs with our stockholders.

The Compensation Committee typically approves long-term incentive grants for NEOs at the start of their employment, and annually thereafter in connection with the annual performance review. Additionally, the Compensation Committee may periodically grant additional equity awards based on changes in job responsibility, performance and contribution, or other special circumstances.

In determining annual long-term incentive grants for NEOs, the Compensation Committee reviews market data for annual long-term incentive grant levels and groups the NEOs accordingly. The market data that the Compensation Committee reviewed for the purpose of sizing equity grants included long-term incentive awards expressed as a percentage of shares of common stock outstanding, as well as grant date fair values.

As part of his employment as the Interim Chief Executive Officer, in February 2024 the Compensation Committee awarded Dr. Walker options to purchase 497,000 shares of common stock with an exercise price of $1.20, and 142,000 RSUs, in each case which vest monthly over 15 months commencing March 1, 2024 subject to his continuous service as the Interim Chief Executive Officer to the Company as of each such vesting date, provided that in the event he ceases to be Interim Chief Executive Officer but continues to provide continuous service in any capacity, such awards will continue to vest in the event that the Board determines in its sole discretion that he achieved the individual performance goals as defined in his letter agreement of employment as Interim Chief Executive Officer prior to the cessation of his employment as Interim Chief Executive Officer. In February 2024, for his annual long-term incentive award, the Compensation Committee awarded Mr. Balthaser options to purchase 206,500 shares of common stock with an exercise price of $1.20, and 59,000 RSUs, in each case which vest or have vested in four equal installments on February 1, 2025, February 1, 2026, February 1, 2027 and February 1, 2028, subject to his continuous service as of the applicable vesting date. In addition, also in February 2024, Mr. Balthaser received a special one-time retention equity grant of 147,500 RSUs, which vests or has vested in two equal installments on December 31, 2024 and December 31, 2025, subject to his continuous service as of the applicable vesting date. The retention program was designed to retain employees needed to support the Company following the Company’s reduction in force and announcement of the strategic review of its business. As part of his employment as the President and Chief Operating Officer, in December 2024 the Compensation Committee awarded Dr. Davis options to purchase 375,000 shares of common stock with an exercise price of $3.96, and 107,000 RSUs, in each case which vest in four equal installments on December 2, 2025, December 2, 2026, December 2, 2027 and December 2, 2028, subject to his continuous service as of the applicable vesting date.

Severance Benefits

In February 2024, in connection with Dr. Manion’s departure from the Company, we entered into a separation agreement, waiver and release with Dr. Manion pursuant to which we agreed to provide him the same severance benefits as if he were terminated without cause under his employment agreement as described below under “Additional Narrative Disclosure—Potential Payments upon Termination of Employment or upon Change in Control—Employment Agreements.”

Clawback Policy

In October 2023, in order to comply with SEC rules promulgated under Section 10D-1 of the Exchange Act and Nasdaq listing standards, the Compensation Committee adopted and recommended to the Board the Company’s Incentive Compensation Recoupment Policy, which the Board adopted in November 2023. Under the Incentive Compensation Recoupment Policy, in the event of an accounting restatement, the Compensation Committee, as the committee of the Board responsible for administering the policy, is authorized to recover certain incentive-based compensation paid to an executive officer of the Company on or after October 2, 2023 to the extent such incentive-based compensation was erroneously paid on the basis of financial results in respect of any of our three most recently completed fiscal years preceding the restatement.

Additionally, as a public company, if we are required to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws as a result of misconduct, the Chief Executive Officer and Chief Financial Officer may be legally required to reimburse our Company for any bonus or other incentive-based or equity-based compensation they receive in accordance with the provisions of section 304 of the Sarbanes-Oxley Act of 2002.

Outstanding Equity Awards as of December 31, 2024

The following table provides information about outstanding equity awards held by each of our NEOs as of December 31, 2024. Dr. Manion did not have any outstanding equity awards as of December 31, 2024.

	Option Awards						Stock Awards
									Market
							Number		Value
							of Shares		of Shares
							of Stock		of Stock
		Number of Securities Underlying			Option		That		That
	Type	Unexercised Options			Exercise	Option	Have Not		Have Not
	of	(#)			Price	Expiration	Vested		Vested
Name	Award	Exercisable	Unexercisable		($)	Date	(#)		($)(8)
Neal Walker	Option	211,019	—		10.66	8/31/2025
	Option	137,335			28.68	12/17/2025
	Option	145,600			28.92	12/14/2026
	Option	151,200			22.09	1/31/2028
	Option	255,552			1.26	3/1/2030
	Option	191,850	—		24.06	2/28/2031
	Option	168,050	—		14.94	3/1/2032
	Option	331,333	165,667	(1)	1.20	1/31/2034
	RSU						47,334	(1)	117,388
Hugh Davis	Option	—	375,000	(2)	3.96	12/1/2034
	RSU						107,000	(2)	265,360
Kevin Balthaser	Option	11,200	—		27.54	7/4/2027
	Option	2,100	—		22.09	1/31/2028
	Option	11,625	3,875	(3)	24.06	2/28/2031
	Option	16,700	16,700	(4)	14.94	2/29/2032
	Option	26,250	78,750	(5)	16.97	1/31/2033
	Option		206,500	(6)	1.20	1/31/2034
	RSU
	RSU						1,100	(3)	2,728
	RSU						4,750	(4)	11,780
	RSU						22,500	(5)	55,800
	RSU						59,000	(6)	146,320
	RSU						73,750	(7)	182,900
(1)	Of the unvested stock options and RSUs, 33,133, 33,134, 33,133 and 33,133 stock options vested on January 1, 2025, February 1, 2025, March 1, 2025 and April 1, 2025, respectively, and 9,467, 9,467, 9,466 and 9,467 RSUs vested on January 1, 2025, February 1, 2025, March 1, 2025 and April 1, 2025, respectively. The remainder will vest on May 1, 2025, subject to the officer’s continued service through the vesting date.
(2)	These unvested stock options and RSUs will vest in four equal installments on December 2, 2025, December 2, 2026, December 2, 2027 and December 2, 2028, subject to the officer’s continued service through each applicable vesting date.
(3)	These unvested stock options and RSUs vested on March 1, 2025, subject to the officer’s continued service through the vesting date.
(4)	Of the unvested stock options and RSUs, 8,350 stock options and 2,375 RSUs vested on March 1, 2025. The remainder will vest on March 1, 2026, subject to the officer’s continued service through the vesting date.
(5)	Of the unvested stock options and RSUs, one-fourth vested on February 1, 2025 and the remainder will vest in two equal installments on February 1, 2026 and February 1, 2027, subject to the officer’s continued service through each applicable vesting date.
(6)	Of the unvested stock options and RSUs, one-fourth vested on February 1, 2025 and the remainder will vest in three equal installments on February 1, 2026, February 1, 2027 and February 1, 2028, subject to the officer’s continued service through each applicable vesting date.

(7)	The remainder of the unvested RSUs will vest on December 31, 2025.
(8)	Based on the closing price of our common stock of $2.48 per share on December 31, 2024.

Additional Narrative Disclosure

Potential Payments upon Termination of Employment or upon Change in Control

Employment Agreements

We have entered into employment agreements with each of Dr. Davis and Mr. Balthaser, and had entered into an employment agreement with Dr. Manion prior to his departure in January 2024. We entered into a letter agreement with Dr. Walker in connection with his appointment as our Interim Chief Executive Officer in January 2024 (which is described below). In connection with his appointment as our Chief Executive Officer, we entered into an employment agreement with Dr. Walker in February 2025. Under the employment agreements, each of them is (or, in the case of Dr. Manion, was) eligible to receive severance benefits in the specified circumstances, as applicable.

Severance Upon Qualifying Termination Unrelated to a Change of Control

Each employment agreement provides for payments in the event the executive’s employment is terminated due to death or “Disability”, in the event we terminate the executive’s employment “Without Cause,” if the executive resigns for “Good Reason” (each as defined below), or if the executive’s employment is terminated upon non-renewal of the agreement by the Company, provided that the executive executes and does not revoke a release of claims (each, a “Qualifying Termination”).

In the event of a Qualifying Termination, each executive would receive the following severance benefits:

●	continued payment of then-current base salary for a period of 12 months following termination, in each case payable in accordance with our normal payroll practices;
●	a lump-sum payment of any approved but unpaid bonuses or portion thereof for the preceding year or the year of termination for Dr. Davis, Mr. Balthaser and Dr. Manion, and payment of any bonuses for the preceding year for which he remains employed through the last day of such year for Dr. Walker; and
●	a direct payment by the Company to the applicable healthcare provider of the Company’s portion of the medical, vision and dental coverage premiums to maintain any COBRA coverage for which he or she is eligible and has appropriately elected for a period of 12 months following termination.

Severance Upon Qualifying Termination Related to a Change of Control

In the event of a Qualifying Termination (other than if the executive’s employment is terminated upon non-renewal by the Company) on or within three months prior to, or within 12 months following, a “Change of Control” (as defined below), each executive would receive the following severance benefits:

●	continued payment of then-current base salary for a period of 18 months following termination for Dr. Manion and Dr. Walker and for a period of 12 months following termination for each of the other NEOs, payable in accordance with our normal payroll practices;
●	a lump-sum payment of any approved but unpaid bonuses or portion thereof for the preceding year or the year of termination for Dr. Davis, Mr. Balthaser and Dr. Manion, and payment of any bonuses for the preceding year for which he remains employed through the last day of such year for Dr. Walker;

●	an additional lump sum payment equal to 150% of the target bonus for Dr. Manion and Dr. Walker and 100% of the target bonus for each of the other NEOs;
●	a direct payment by the Company to the applicable healthcare provider of the Company’s portion of the medical, vision and dental coverage premiums to maintain any COBRA coverage for which he is eligible and has appropriately elected for a period of 18 months following termination for Dr. Manion and Dr. Walker and for a period of 12 months following termination for each of the other NEOs; and
●	if the termination occurs on or within three months prior to the Change of Control, all of his unvested stock options and other equity awards outstanding on the effective date of termination would become fully vested on the effective date of the Change of Control, or if the termination occurs within 12 months following the effective date of the Change of Control (provided that any surviving corporation or acquiring corporation assumes his stock options or other equity awards, as applicable, or substitutes similar stock options or equity awards for his stock options or equity awards, as applicable, in accordance with the terms of the applicable equity incentive plans), all unvested stock options and other equity awards outstanding on the effective date of termination would become fully vested on the date of termination.

Definitions

With respect to each of our NEOs, the following definitions were adopted in their employment agreements:

●	“Cause” means: (i) his conviction of, or guilty plea to, a felony, other than traffic violations; (ii) any act or omission by him or her which constitutes gross negligence or a material breach of his duty of loyalty; (iii) any material breach by him or her of our personnel policies; (iv) refusal to follow or implement a clear and reasonable directive; (v) breach of fiduciary duty; or (vi) a material violation or breach by him or her of his employment agreement, other than an event described in the foregoing clauses, or any other agreement with us;
●	“Good Reason” means, in the absence of events that would support a termination for cause: (i) there is a material failure by us or our successor to pay his salary or additional compensation or benefits in accordance with the employment agreement; (ii) his annual base salary is materially decreased without his prior written consent; (iii) he or she is assigned duties materially inconsistent with his title and the responsibilities set forth in his job description without his prior written consent; (iv) his place of employment is changed to a location that is greater than 50 miles from his current place of employment (disregarding for this purpose any remote work arrangements); or (v) any other material violation or breach by us of his employment agreement; provided, however, none of the above events will constitute good reason absent him or her providing us with proper notice and our failure to cure such event within 30 days of such notice; and
●	“Change of Control” means: (i) our consolidation or merger with or into any other corporation or other entity or person, or any other corporate reorganization, in which our stockholders immediately prior to such consolidation, merger or reorganization own, in the aggregate, less than 50% of the surviving entity’s voting power or outstanding capital stock immediately after such consolidation, merger or reorganization, or any transaction or series of related transactions to which we, or any of our stockholders is a party in which greater than 50% of our voting power or outstanding capital stock is transferred, or pursuant to which any person or group of affiliated persons obtains greater than 50% of our voting power or outstanding capital stock, excluding any consolidation or merger effected exclusively to change our domicile; or (ii) any sale, license or other disposition, including through a division or spin-off transaction, of all or substantially all of our assets or any of our subsidiaries’ assets or any sale, exclusive license or other disposition of all or substantially all of our intellectual property; provided, however that neither of the following constitutes a change of control: (A) transfers of capital stock by an existing stockholder as a result of death or otherwise for estate planning purposes or to such stockholder’s affiliates or to any of our other existing stockholders; or (B) issuances of our equity securities in connection with financings for working capital and other general corporate purposes; and, provided further, that such “Change of Control” qualifies as either a change in ownership of the Company as defined in Section 409A of the Code (“Section 409A”) or a change in the ownership of a substantial portion of our assets as defined in Section 409A, as the case may be.

Letter Agreement with Dr. Walker

In January 2024, in connection with his appointment as Interim Chief Executive Officer, we entered into a letter agreement with Dr. Walker setting forth the terms of his employment. As described above under “Narrative to Summary Compensation Table—Long-Term Incentives,” Dr. Walker was granted equity awards in connection with his appointment. The equity awards will accelerate vesting and exercisability in full upon a Change in Control (as defined in the 2015 Plan).

Separation Agreement with Dr. Manion

As described above, in January 2024, Dr. Manion departed the Company following which we entered into a separation agreement, waiver and release with Dr. Manion pursuant to which we agreed to provide him the same severance benefits as if he were terminated without cause unrelated to a Change of Control under his employment agreement.

Benefits

We maintain a tax-qualified retirement plan (our 401(k) plan) that provides eligible U.S. employees with an opportunity to save for retirement on a tax advantaged basis, up to limits prescribed by applicable law. Currently, we match each eligible employee’s contributions up to 4% of total eligible compensation. Employees are immediately and fully vested in their contributions and our matching contribution.

Our NEOs are eligible to participate in all benefit plans offered to our employees, including our medical, dental, vision, group life and disability insurance plans. Our NEOs accrue more vacation time each pay period than other employees. We do not otherwise provide perquisites or personal benefits to our NEOs.

Policies and Practices Related to the Grant of Certain Equity Awards Close in Time to the Release of Material Nonpublic Information

From time to time, we grant equity awards, including stock options, to our employees, including our NEOs. Our typical practice is to grant employee stock options on the first business day of the month following the month in which the options are approved (or on the same day of approval if such approval is on the first business day of a month). We typically grant annual refresh employee option grants in the first quarter of each fiscal year, which refresh grants are typically approved at a regularly scheduled meeting of the Compensation Committee occurring in such quarter. In addition, non-employee directors receive automatic grants of initial and annual stock option awards, at the time of a director’s initial appointment or election to the board and at the time of each annual meeting of our stockholders, respectively, pursuant to our non-employee director compensation policy, as further described under the heading, “Non-Employee Director Compensation.” We do not otherwise maintain any written policies on the timing of awards of stock options, stock appreciation rights, or similar instruments with option-like features. The Compensation Committee considers whether there is any material nonpublic information (“MNPI”) about our company when determining the timing of stock option grants and it does not seek to time the award of stock options in relation to the Company’s public disclosure of MNPI. We have not timed the release of MNPI for the purpose of affecting the value of executive compensation.

The following table is being provided pursuant to Item 402(x)(2) of Regulation S-K.

Percentage change in the
closing market price of the
securities underlying the
award between the trading
day ending immediately prior
to the disclosure of material
nonpublic information and the
		Number of			trading day beginning
		securities		Grant date fair	immediately following the
		underlying the	Exercise price of the	value of the	disclosure of material
Name	Grant date	award	award ($/Sh)	award	nonpublic information
(a)	(b)	(c)	(d)	(e)	(f)(1)
Neal Walker	February 1, 2024	497,000	$1.20	$421,586	(5.8)%
Kevin Balthaser	February 1, 2024	206,500	$1.20	$179,003	(5.8)%
(1)	The option grants reported in this table were made two business days before the Company filed (i) a Form 8-K under Item 5.02 reporting the departure of our Chief Medical Officer, the entry into an amended and restated employment agreement with our Chief Scientific Officer, and the entry into a separation agreement with our former Chief Executive Officer and President following his previously reported departure and (ii) a Form 8-K amendment under Item 5.02 reporting the entry into a compensatory letter agreement with Dr. Walker following his previously reported appointment as our Interim Chief Executive Officer.

NON-EMPLOYEE DIRECTOR COMPENSATION

Under our non-employee director compensation policy, we pay each of our non-employee directors a cash retainer for service on the Board and for service on each committee of which the director is a member. The policy applies to each of our directors who is not an employee of our company. During 2024, Dr. Manion and Dr. Davis, as employees of our Company, did not receive any additional compensation for service as a director. Effective January 17, 2024, Dr. Walker was appointed as our Interim Chief Executive Officer and stopped receiving additional compensation for service as a director.

Pursuant to the policy in effect for 2024, each non-employee director received an annual cash retainer of $40,000 for serving on our Board. The Chair of the Board received an additional annual cash retainer of $30,000 and the Lead Independent Director received an additional annual cash retainer of $25,000. The members of each of the Audit, Compensation, Nominating and Corporate Governance and Research and Development Committees received additional retainers for such service, as did the Chair of each such committee (in addition to the member retainers), as follows:

		Additional
	Member	Chair
	Annual Service	Annual Service
	Retainer	Retainer
Committee	($)	($)
Audit Committee	7,500	12,500
Compensation Committee	7,500	12,500
Nominating and Corporate Governance Committee	4,500	4,500
Research and Development Committee(1)	6,000	8,000
(1)	Effective December 31, 2024, the Research and Development Committee was dissolved.

All annual cash compensation amounts were payable in equal quarterly installments in arrears, on the last day of each fiscal quarter for which the service occurred, prorated based on the days served in the applicable fiscal quarter.

We also reimbursed our non-employee directors for reasonable travel and out-of-pocket expenses incurred in connection with attending our Board and committee meetings.

Each new non-employee director who joins our Board will be granted awards under our 2015 Plan with an aggregate grant date fair value (as calculated for financial reporting purposes) equal to the lesser of (a) $640,000 or (b) the fair value of 121,000 stock options measured as of the date the director joins the Board. Once the aggregate fair value of the new director award has been determined, the new director will be granted a stock option having a grant date fair value equal to 70% of such amount and RSUs having a grant date fair value equal to 30% of such amount. The shares subject to each stock option granted will vest in equal monthly installments over 36 months and the RSUs will vest in three equal installments on the first, second and third anniversary of the grant date, subject to continued service through the applicable vesting dates.

On the date of each annual meeting of our stockholders, each non-employee director who continues to serve as a director of our company following the meeting will be granted awards under our 2015 Plan with an aggregate grant date fair value (as calculated for financial reporting purposes) equal to the lesser of (a) $320,000 or (b) the fair value of 60,500 stock options measured as of the annual meeting date. Once the aggregate fair value of the continuing director award has been determined, the continuing director will be granted a stock option having a grant date fair value equal to 70% of such amount and RSUs having a grant date fair value equal to 30% of such amount. The shares subject to each stock option granted will vest in equal monthly installments over 12 months and the RSUs will vest in one installment on the first anniversary of the grant date, subject to continued service through the applicable vesting date.

The exercise price per share of each stock option will be equal to the closing price of our common stock on the date of the option grant. Each such stock option will have a term of ten years from the date of grant, subject to earlier termination in connection with a termination of the non-employee director’s continuous service with us.

No non-employee director may be granted, in any fiscal year, awards with values (based on their grant date fair value as calculated for financial reporting purposes), and be provided any other compensation (including cash retainers), in amounts that, in any fiscal year, in the aggregate, exceed $750,000.

On June 6, 2024, the date of our 2024 annual meeting of stockholders, each non-employee director then serving on our Board (other than Dr. Walker) who continued to serve as a director of our company following the meeting was granted a stock option to purchase 15,750 shares of common stock and 4,793 RSUs under our 2015 Plan. These awards are reflected in the table below. Such grant was made pursuant to our non-employee director compensation policy in effect at the time of the annual meeting, which was the same with respect to the annual equity grant as described above with respect to our current policy, except that the value of such equity awards was equal to the lesser of (a) $320,000 or (b) the fair value of 22,500 stock options.

Director Compensation Table

The following table shows the compensation earned by each of our non-employee directors for 2024. During 2024, Dr. Manion and Dr. Davis, as employees of our Company, did not receive any additional compensation for service as a director. Effective January 17, 2024, Dr. Walker was appointed as our Interim Chief Executive Officer and stopped receiving additional compensation for service as a director. Dr. Manion’s, Dr. Davis’ and Dr. Walker’s compensation as an executive officer is set forth above under “Summary Compensation Table.”

	Fees Earned or Paid
	in Cash	Stock Awards	Option Awards	Total
Name	($)	($)(1)(2)(3)	($)(1)(2)(4)	($)
William Humphries	50,125	4,937	11,505	66,567
Anand Mehra, M.D.	70,875	4,937	11,505	87,317
Christopher Molineaux	79,625	4,937	11,505	96,067
Andrew Powell(5)	20,363	—	—	20,363
Bryan Reasons(6)	22,363	—	—	22,363
Andrew Schiff, M.D.	47,875	4,937	11,505	64,317
Maxine Gowen, Ph.D.	54,000	4,937	11,505	70,442
Vincent Milano	56,875	4,937	11,505	73,317
(1)	Reflects the aggregate grant date fair value for awards granted for the fiscal year ended December 31, 2024 calculated in accordance with FASB ASC Topic 718. For a discussion of valuation assumptions, see Note 7 to our audited consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024. Our directors will not realize the estimated value of these awards until the awards are vested, exercised and/or sold, as applicable.
(2)	As of December 31, 2024, our non-employee directors held the following number of stock options and RSUs: Mr. Humphries, 94,125 stock options and 4,793 RSUs; Dr. Mehra, 76,125 stock options and 4,793 RSUs; Mr. Molineaux, 84,401 stock options and 4,793 RSUs; Dr. Schiff, 92,125 stock options and 4,793 RSUs; Dr. Gowen, 84,125 stock options and 4,793 RSUs; and Mr. Milano, 90,125 stock options and 4,793 RSUs.
(3)	Consists of 4,793 RSUs granted on June 6, 2024. The RSUs will vest on June 6, 2025, subject to continuous service with us through that date.
(4)	Consists of an option granted on June 6, 2024 to purchase 15,750 shares at an exercise price of $1.03 per share. This option vests in 12 equal monthly installments through June 6, 2025, subject to continuous service with us through each vesting date.
(5)	Mr. Powell resigned effective as of the 2024 annual meeting and therefore did not receive an annual equity award.
(6)	Mr. Reasons did not stand for re-election at the 2024 annual meeting when his term expired and therefore did not receive an annual equity award.

PAY VERSUS PERFORMANCE

As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of our Company. The disclosure included in this section is prescribed by Securities and Exchange Commission (“SEC”) rules and does not necessarily reflect value actually received or realized by the executives or how our Compensation Committee evaluates compensation decisions in light of Company or individual performance. We are a “smaller reporting company” as defined in Rule 12b-2 of the Exchange Act and have elected to provide less extensive disclosure in this proxy statement as permitted under the Exchange Act for “smaller reporting companies,” including for this section “Pay Versus Performance.”

Pay Versus Performance Table

The table below presents information on the compensation of our principal executive officer (“PEO”) and our other NEOs (“non-PEO NEOs”) in comparison to certain performance metrics for the years ended December 31, 2024, 2023 and 2022. The metrics are not those that the Compensation Committee uses when setting executive compensation. The use of the term “Compensation Actually Paid” (“CAP”) is required by SEC rules. Neither CAP nor the total amount reported in the Summary Compensation Table (“SCT”) reflect the amount of compensation actually earned or received by or paid to the executives during the applicable year.

							Value of
	PEO (Dr. Walker)		PEO (Dr. Manion)		Average	Average	Initial Fixed
	Summary		Summary		Summary	Compensation	$100 Investment
	Compensation	Compensation	Compensation	Compensation	Compensation	Actually Paid to	Based on: Total
	Table Total	Actually	Table Total	Actually	Total for	Non-PEO	Shareholder
Year	for PEO(1)(2)	Paid to PEO(1)(3)	for PEO(1)(2)	Paid to PEO(1)(3)	Non-PEO NEOs(1)(2)	NEOs(1) (3)	Return(4)	Net Loss(5)
2024	$1,445,135	$1,632,066	$779,312	$382,728	$1,348,674	$1,387,635	$17.06	$(132,065,000)
2023	$—	$—	$7,157,681	$(1,539,940)	$2,334,000	$(1,641,762)	$7.22	$(88,481,000)
2022	$5,836,727	$6,651,810	$—	$—	$3,124,517	$3,356,375	$108.32	$(86,908,000)
(1)	For 2024, Dr. Manion served as the PEO until January 16, 2024 and Dr. Walker served as the PEO from and after January 17, 2024. For 2023, the PEO was Dr. Manion. For 2022, the PEO was Dr. Walker. For 2024, the non-PEO NEOs were Dr. Davis and Mr. Balthaser. For 2023, the non-PEO NEOs were Mr. Balthaser, Dr. Monahan, Gail Cawkwell, a former executive officer, and Mr. Loerop. For 2022, the non-PEO NEOs were Dr. Cawkwell, Dr. Manion, Dr. Monahan and a former executive officer, Frank Ruffo.
(2)	The amounts shown in this column are the amounts of total compensation reported for the PEO, or the average total compensation reported for the non-PEO NEOs, as applicable, for each corresponding year in the “Total” column of the SCT. Please refer to “Summary Compensation Table.”
(3)	The amounts shown have been calculated in accordance with Item 402(v) of Regulation S-K and do not reflect compensation actually realized or received by the Company’s PEO and non-PEO NEOs. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to the PEO’s total compensation, or the average total compensation of the non-PEO NEOs, as applicable, as reported in the “Total” column in the SCT for the applicable year:

	PEO (Dr. Walker)		PEO (Dr. Manion)
	2022	2024	2023	2024
PEO SCT Reported Total Compensation	$5,836,727	$1,445,135	$7,157,681	$779,312
Aggregate SCT Reported Equity Compensation(a) (-)	$4,881,039	$591,986	$6,346,481	$—
Year-End Fair Value of Awards Granted During the FY & Outstanding (b)(i)(+)	$5,005,765	$387,525	$338,899	$—
Year-Over-Year Change in Fair Value of Awards Granted During Prior FY & Outstanding(b)(ii) (+)	$566,524	$—	$(2,335,318)	$—
Vesting Date Fair Value of Awards Granted & Vested During the Covered FY(b)(iii) (+)	$—	$488,170	$—	$—
Year-Over-Year Change in Fair Value of Awards Granted During Prior FY & Vesting During Covered FY(b)(iv) (+)	$123,834	$30,834	$(354,721)	$(1,052)
Prior FYE Value of Awards Determined to Fail to Meet Vesting Conditions During Covered FY(b)(v) (-)	$—	$127,612	$—	$395,531
PEO Compensation Actually Paid Determination	$6,651,810	$1,632,066	$(1,539,940)	$382,728

	2022	2023	2024
Non-PEO NEOs Average SCT Reported Total Compensation	$3,124,517	$2,334,000	$1,348,674
Average Aggregate SCT Reported Equity Compensation(a) (-)	$2,660,870	$1,762,912	$963,599
Average Year-End Fair Value of Awards Granted During the FY & Outstanding (b)(i)(+)	$2,761,495	$94,139	$839,007
Average Year-Over-Year Change in Fair Value of Awards Granted During Prior FY & Outstanding(b)(ii) (+)	$115,987	$(2,058,062)	$70,900
Average Vesting Date Fair Value of Awards Granted & Vested During the Covered FY(b)(iii) (+)	$—	$—	$91,450
Average Year-Over-Year Change in Fair Value of Awards Granted During Prior FY & Vesting During Covered FY(b)(iv) (+)	$15,246	$(248,926)	$1,203
Non-PEO NEOs Average Compensation Actually Paid Determination	$3,356,375	$(1,641,762)	$1,387,635
(a)	The reported grant date fair value of equity awards represents the total of the amounts reported for the PEO, or the average of the total amounts reported in the case of the non-PEO NEOs, as applicable, in the “Option Awards” and “Stock Awards” columns in the SCT for the applicable year.
(b)	The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of, the following for the PEO, or the average of the following in the case of the non-PEO NEOs, to the extent applicable: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in any prior year that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; (iv) for awards granted in any prior year that vested in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value; (v) for awards granted in any prior year that failed to meet the applicable vesting conditions during the applicable year, a deduction for the amount equal to the fair value at the end of the prior fiscal year; and (vi) the dollar value of any dividends or other earnings paid on stock or option awards in the applicable year prior to the vesting date that are not otherwise reflected in the fair value of such award or included in any other component of total compensation for the applicable year.
(4)	Cumulative total shareholder return (“TSR”) is calculated by dividing the sum of the cumulative amount of dividends for the measurement period, assuming dividend reinvestment, and the difference between the share price of our common stock at the end and the beginning of the measurement period by the share price of our common stock at the beginning of the measurement period. We have never declared or paid any dividends on our common stock.
(5)	The dollar amounts reported represent the amount of net loss reflected in our audited financial statements for the applicable year.

Analysis of Information Presented in the Pay Versus Performance Table

As described in more detail above in “Executive Compensation,” the Company’s executive compensation program reflects a performance-driven compensation philosophy. While the Company utilizes several performance measures to align executive compensation with Company performance, those Company measures are not financial performance measures and are therefore not presented in the Pay Versus Performance table. Moreover, the Company generally seeks to incentivize long-term performance, and therefore does not specifically align the Company’s performance measures with “compensation actually paid” (as computed in accordance with Item 402(v) of Regulation S-K) for a particular year. In accordance with Item 402(v) of Regulation S-K, we are providing the following descriptions of the relationships between information presented in the Pay Versus Performance table above.

Compensation Actually Paid and Cumulative TSR of the Company

The following graph illustrates the relationship of the CAP for our PEOs and non-PEO NEOs, as calculated pursuant to SEC rules, to our cumulative TSR over the three years presented in the Pay Versus Performance table.

Compensation Actually Paid and Net Loss

The following graph illustrates the relationship of the CAP for our PEOs and non-PEO NEOs, as calculated pursuant to SEC rules, to our net loss over the three years presented in the Pay Versus Performance table.

All information provided above under the “Pay Versus Performance” heading will not be deemed to be incorporated by reference into any filing of the Company under the Securities Act or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing, except to the extent the Company specifically incorporates such information by reference.

SECURITIES AUTHORIZED FOR ISSUANCE UNDER EQUITY COMPENSATION PLANS

The following table provides certain information regarding our equity compensation plans in effect as of December 31, 2024:

				Number of securities
				remaining available for
		Weighted-average		future issuance under
	Number of securities to	exercise		equity compensation
	be issued upon exercise	price of outstanding		plans
	of outstanding options,	options,		(excluding securities
	warrants and rights	warrants and rights		reflected in column (a))
Plan Category	(a)	(b)		(c)
Equity compensation plans approved by security holders:
2012 Equity Compensation Plan(1)	218,404	$10.66		—
2015 Equity Incentive Plan	7,644,714	$8.09	(2)	4,820,283	(3)
Equity compensation plans not approved by security holders:
2017 Inducement Plan(4)	329,000	$24.61		—
2024 Inducement Plan(5)	806,000	3.08	(6)	1,194,000
Total	8,998,118			6,014,283
(1)	No additional further options or awards may be granted under the 2012 Equity Compensation Plan.
(2)	Weighted average exercise price for the 2015 Plan gives effect to outstanding restricted stock units, which have no exercise price. Excluding the restricted stock units, the weighted average exercise price would be $11.15 per share.
(3)	On January 1 of each year ended with January 1, 2025, the number of shares reserved under the 2015 Plan automatically increased by 4% of the total number of shares of common stock that were outstanding at that time, or a lesser number of shares as determined by our Board. Pursuant to the terms of the 2015 Plan, an additional 4,314,004 shares were added to the number of available shares reflected in the table effective January 1, 2025.
(4)	Our Board adopted the 2017 Inducement Plan, which is a non-stockholder approved stock plan adopted pursuant to the “inducement exception” provided under Nasdaq listing rules. All shares of common stock that were eligible for issuance under the 2017 Inducement Plan after October 1, 2018, including any shares underlying any awards that expire or are otherwise terminated, reacquired to satisfy tax withholding obligations, settled in cash or repurchased by the Company in the future that would have been eligible for re-issuance under the 2017 Inducement Plan, were retired. No additional further options or awards may be granted under the 2017 Inducement Plan; all outstanding stock awards will continue to be governed by their existing terms.
(5)	Our Board adopted the 2024 Inducement Plan, which is a non-stockholder approved stock plan adopted pursuant to the “inducement exception” provided under Nasdaq listing rules. The only employees eligible to receive grants of awards under the 2024 Inducement Plan are individuals who satisfy the standards for inducement grants under Nasdaq rules, generally including individuals who were not previously an employee or director of the Company. Under the terms of the 2024 Inducement Plan, we may grant up to 2,000,000 shares of common stock pursuant to nonqualified stock options, stock appreciation rights, restricted stock awards, RSUs, and other stock awards. The shares of common stock underlying any awards that expire, or are otherwise terminated, settled in cash or repurchased by the Company, under the 2024 Inducement Plan will be added back to the shares of common stock available for issuance under the 2024 Inducement Plan.
(6)	Weighted average exercise price of awards outstanding under the 2024 Inducement Plan gives effect to outstanding RSUs, which have no exercise price. Excluding the RSUs, the weighted average exercise price would be $3.96 per share.

TRANSACTIONS WITH RELATED PERSONS

RELATED PERSON TRANSACTIONS POLICY AND PROCEDURES

We have adopted a related person transactions policy that sets forth our procedures for the identification, review, consideration and approval or ratification of related person transactions. For purposes of our policy only, a related person transaction is a transaction, arrangement or relationship, or any series of similar transactions, arrangements or relationships, in which we and any related person are, were or will be participants in which the amount involved exceeds $120,000. Transactions involving compensation for services provided to us as an employee, consultant or director are not covered by this policy. A related person is any executive officer, director or beneficial owner of more than 5% of any class of our voting securities, including any of their immediate family members, and any entity owned or controlled by such persons.

Under the policy, if a transaction has been identified as a related person transaction, including any transaction that was not a related person transaction when originally consummated or any transaction that was not initially identified as a related person transaction prior to consummation, our management must present information regarding the related person transaction to our Audit Committee, or, if Audit Committee approval would be inappropriate, to another independent body of our Board, for review, consideration and approval or ratification. The presentation must include a description of, among other things, the material facts, the interests, direct and indirect, of the related persons, the benefits to us of the transaction and whether the transaction is on terms that are comparable to the terms available to or from as the case may be, an unrelated third party or to or from employees generally. Under the policy, we collect information that we deem reasonably necessary from each director, executive officer and, to the extent feasible, significant stockholder to enable us to identify any existing or potential related person transactions and to effectuate the terms of the policy. In addition, under our Code of Business Conduct and Ethics, our employees and directors have an affirmative responsibility to disclose any potential conflicts of interest. In considering related person transactions, our Audit Committee, or other independent body of our Board, takes into account the relevant available facts and circumstances including, but not limited to:

●	the risks, costs and benefits to us;
●	the impact on a director’s independence in the event that the related person is a director, immediate family member of a director or an entity with which a director is affiliated;
●	the terms of the transaction;
●	the availability of other sources for comparable services or products; and
●	the terms available to or from, as the case may be, unrelated third parties or to or from employees generally.

The policy requires that, in determining whether to approve, ratify or reject a related person transaction, our Audit Committee, or other independent body of our Board, must consider, in light of known circumstances, whether the transaction is in, or is not inconsistent with, our best interests and those of our stockholders, as our Audit Committee, or other independent body of our Board, determines in the good faith exercise of its discretion.

CERTAIN RELATED PERSON TRANSACTIONS

Except as described below, there have been no transactions since January 1, 2023 to which we have been a participant in which the amount involved exceeded or will exceed the lesser of (1) $120,000 or (2) 1% of the average of our total assets for the last two completed fiscal years, and in which any of our directors, executive officers or holders of more than 5% of our capital stock, or any members of their immediate family, had or will have a direct or indirect material interest, other than compensation arrangements which are described under “Executive Compensation” and “Non-Employee Director Compensation.”

Participation in Private Placement

In November 2024, Anand Mehra, a member of our Board, purchased 666,666 shares of our common stock at a price per share of $2.25 in connection with a private placement for an aggregate purchase price of $1.5 million.

Indemnification Agreements

In addition to the compensation arrangements with our directors and executive officers, we have entered into indemnity agreements with each of them which provide, among other things, that we will indemnify such officer or director, under the circumstances and to the extent provided for therein, for expenses, damages, judgments, fines and settlements he or she may be required to pay in actions or proceedings which he or she is or may be made a party by reason of his or her position as our director, officer or other agent, and otherwise to the fullest extent permitted under Delaware law and our bylaws.

HOUSEHOLDING OF PROXY MATERIALS

The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for Notices of Internet Availability of Proxy Materials or other Annual Meeting materials with respect to two or more stockholders sharing the same address by delivering a single Notice of Internet Availability of Proxy Materials or other Annual Meeting materials addressed to those stockholders. This process, which is commonly referred to as “householding,” potentially means extra convenience for stockholders and cost savings for companies.

Brokers with account holders who are our stockholders will be “householding” the Company’s proxy materials. A single Notice of Internet Availability will be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. If you have received notice from your broker that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate Notice of Internet Availability, please notify your broker or direct your written request to Aclaris Therapeutics, Inc., Attn: Corporate Secretary, 701 Lee Road, Suite 103, Wayne, Pennsylvania 19087 or call our office at 484-324-7933 to speak with our Investor Relations department. Stockholders who currently receive multiple Notices of Internet Availability at their addresses and would like to request “householding” of their communications should contact their brokers.

OTHER MATTERS

The Board of Directors knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, it is the intention of the persons named in the proxy card to vote on such matters in accordance with their best judgment.

By Order of the Board of Directors

Matthew Rothman
Secretary

April 24, 2025

A copy of the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2024 filed with the Securities and Exchange Commission is available without charge upon written request to: Corporate Secretary, Aclaris Therapeutics, Inc., 701 Lee Road, Suite 103, Wayne, Pennsylvania 19087.

ANNEX A

CERTIFICATE OF AMENDMENT

TO

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

OF

ACLARIS THERAPEUTICS, INC.

ACLARIS THERAPEUTICS, Inc., a corporation organized and existing under the laws of the State of Delaware (the “Company”), does hereby certify as follows:

FIRST:        The name of the Company is Aclaris Therapeutics, Inc.

SECOND:   The Company’s original Certificate of Incorporation was filed on July 13, 2012 (as amended to date, the “Certificate”).

THIRD:       The Company’s Board of Directors and stockholders, acting in accordance with the provisions of Sections 141 and 242 of the General Corporation Law of the State of Delaware (“DGCL”), adopted resolutions approving the following amendment to the Certificate:

The second sentence of paragraph A of Article IV of the Certificate is deleted and replaced in its entirety with:

“The total number of shares of all classes of capital stock which the Company shall have authority to issue is four hundred ten million (410,000,000) shares, of which four hundred million (400,000,000) shares shall be Common Stock (the “Common Stock”), each having a par value of one-thousandth of one cent ($0.00001), and ten million (10,000,000) shares shall be Preferred Stock (the “Preferred Stock”), each having a par value of one-thousandth of one cent ($0.00001).”

FOURTH:   All other provisions of the Certificate will remain in full force and effect.

FIFTH:      This Certificate of Amendment has been duly adopted in accordance with the provisions of Section 242 of the DGCL.

* * * *

IN WITNESS WHEREOF, this Certificate of Amendment to Amended and Restated Certificate of Incorporation has been executed by a duly authorized officer of the Company on          .

Aclaris Therapeutics, Inc.

By:
Name:
Title:

A-1

ANNEX B

ACLARIS THERAPEUTICS, INC.

2025 EQUITY INCENTIVE PLAN

1.General.
(a)Successor to Prior Plan.  This Aclaris Therapeutics, Inc. 2025 Equity Incentive Plan (as it may be amended from time to time, the “Plan”) is intended as the successor to the Aclaris Therapeutics, Inc. 2015 Equity Incentive Plan, as amended from time to time (the “Prior Plan”).  From and after 12:01 a.m. Eastern Time on the date this Plan is first approved by the Company’s stockholders (the “Stockholder Approval Date”), no additional stock awards may be granted under the Prior Plan.  Any award granted on or after 12:01 a.m. Eastern Time on the Stockholder Approval Date will be granted under this Plan.  All stock awards granted under the Prior Plan will remain subject to the terms of the Prior Plan.
(i)Any shares that would otherwise remain available for future grants under the Prior Plan (the “Prior Plan’s Available Reserve”) will cease to be available under the Prior Plan as of 12:01 Eastern Time on the Stockholder Approval Date.  Instead, that number of shares of Common Stock equal to the Prior Plan’s Available Reserve will be added to the Share Reserve (as further described in Section 3(a) below) and be then immediately available for grants and issuance pursuant to Stock Awards under the Plan, up to the maximum number set forth in Section 3(a).
(ii)In addition, from and after 12:01 a.m. Eastern Time on the Stockholder Approval Date, any shares subject to outstanding stock awards granted under the Prior Plan or the Company’s 2012 Equity Compensation Plan that would, but for the operation of this paragraph, subsequently return to the share reserve of the Prior Plan under its terms (the “Returning Shares”), such shares will not return to the reserve of the Prior Plan, and instead that number of shares of Common Stock equal to the Returning Shares will immediately be added to the Share Reserve as and when the share becomes a Returning Share, up to the maximum number set forth in Section 3(a).
(b)Eligible Award Recipients.  Employees, Directors and Consultants are eligible to receive Awards.
(c)Available Awards.  The Plan provides for the grant of the following types of Awards: (i) Incentive Stock Options, (ii) Nonstatutory Stock Options, (iii) Stock Appreciation Rights, (iv) Restricted Stock Awards, (v) Restricted Stock Unit Awards, (vi) Performance Cash Awards and (vii) Other Stock Awards.
(d)Purpose.  The Plan, through the grant of Awards, is intended to help the Company secure and retain the services of eligible award recipients, provide incentives for such persons to exert maximum efforts for the success of the Company and any Affiliate and provide a means by which the eligible recipients may benefit from increases in value of the Common Stock.
2.Administration.
(a)Administration by the Board.  The Board will administer the Plan.  The Board may delegate administration of the Plan to a Committee or Committees, as provided in Section 2(c).
(b)Powers of the Board.  The Board will have the power, subject to, and within the limitations of, the express provisions of the Plan:
(i)To determine (A) who will be granted Awards; (B) when and how each Award will be granted; (C) what type of Award will be granted; (D) the provisions of each Award (which need not be identical), including when a person will be permitted to exercise or otherwise receive cash or Common Stock under the Award; (E) the number of shares of Common Stock subject to, or the cash value of, a Stock Award; and (F) the Fair Market Value applicable to a Stock Award.

(ii)To construe and interpret the Plan and Awards granted under it, and to establish, amend and revoke rules and regulations for administration of the Plan and Awards.  The Board, in the exercise of these powers, may correct any defect, omission or inconsistency in the Plan or in any Award Agreement, in a manner and to the extent it will deem necessary or expedient to make the Plan or Award fully effective.
(iii)To settle all controversies regarding the Plan and Awards granted under it.
(iv)To accelerate, in whole or in part, the time at which an Award may be exercised or vest (or the time at which cash or shares of Common Stock may be issued in settlement thereof).
(v)To suspend or terminate the Plan at any time.  Except as otherwise provided in the Plan or an Award Agreement, suspension or termination of the Plan will not impair a Participant’s rights under the Participant’s then-outstanding Award without the Participant’s written consent except as provided in subsection (viii) below.
(vi)To amend the Plan in any respect the Board deems necessary or advisable, including, without limitation, by adopting amendments relating to Incentive Stock Options and certain nonqualified deferred compensation under Section 409A of the Code and/or bringing the Plan or Awards granted under the Plan into compliance with the requirements for Incentive Stock Options or ensuring that they are exempt from, or compliant with, the requirements for nonqualified deferred compensation under Section 409A of the Code, subject to the limitations, if any, of applicable law.  If required by applicable law or listing requirements, and except as provided in Section 9(a) relating to Capitalization Adjustments, the Company will seek stockholder approval of any amendment of the Plan that (A) materially increases the number of shares of Common Stock available for issuance under the Plan, (B) materially expands the class of individuals eligible to receive Awards under the Plan, (C) materially increases the benefits accruing to Participants under the Plan, (D) materially reduces the price at which shares of Common Stock may be issued or purchased under the Plan, (E) materially extends the term of the Plan, or (F) materially expands the types of Awards available for issuance under the Plan.  Except as otherwise provided in the Plan or an Award Agreement, no amendment of the Plan will impair a Participant’s rights under an outstanding Award without the Participant’s written consent.
(vii)To submit any amendment to the Plan for stockholder approval, including, but not limited to, amendments to the Plan intended to satisfy the requirements of Section 422 of the Code regarding Incentive Stock Options.
(viii)To approve forms of Award Agreements for use under the Plan and to amend the terms of any one or more Awards, including, but not limited to, amendments to provide terms more favorable to the Participant than previously provided in the Award Agreement, subject to any specified limits in the Plan that are not subject to Board discretion; provided however, that a Participant’s rights under any Award will not be impaired by any such amendment without the Participant’s written consent.  Notwithstanding the foregoing, (1) a Participant’s rights will not be deemed to have been impaired by any such amendment if the Board, in its discretion, determines that the amendment, taken as a whole, does not impair the Participant’s rights, and (2) subject to the limitations of applicable law, if any, the Board may amend the terms of any one or more Awards without the affected Participant’s consent (A) to maintain the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (B) to change the terms of an Incentive Stock Option, if such change results in impairment of the Award solely because it impairs the qualified status of the Award as an Incentive Stock Option under Section 422 of the Code; (C) to clarify the manner of exemption from, or to bring the Award into compliance with, Section 409A of the Code; or (D) to comply with other applicable laws or listing requirements.
(ix)Generally, to exercise such powers and to perform such acts as the Board deems necessary or expedient to promote the best interests of the Company and that are not in conflict with the provisions of the Plan or Award.
(x)To adopt such procedures and sub-plans as are necessary or appropriate to permit participation in the Plan by Employees, Directors or Consultants who are foreign nationals or employed outside the United States (provided that Board approval will not be necessary for immaterial modifications to the Plan or any Award Agreement that are required for compliance with the laws of the relevant foreign jurisdiction).

(c)Delegation to Committee.
(i)General.  The Board may delegate some or all of the administration of the Plan to a Committee or Committees.  If administration of the Plan is delegated to a Committee, the Committee will have, in connection with the administration of the Plan, the powers theretofore possessed by the Board that have been delegated to the Committee, including the power to delegate to a subcommittee of the Committee any of the administrative powers the Committee is authorized to exercise (and references in this Plan to the Board will thereafter be to the Committee or subcommittee, as applicable).  Any delegation of administrative powers will be reflected in resolutions, not inconsistent with the provisions of the Plan, adopted from time to time by the Board or Committee (as applicable).  The Committee may, at any time, abolish the subcommittee and/or revest in the Committee any powers delegated to the subcommittee.  The Board may retain the authority to concurrently administer the Plan with the Committee and may, at any time, revest in the Board some or all of the powers previously delegated.
(ii)Rule 16b-3 Compliance.  The Committee may consist solely of two or more Non-Employee Directors within the meaning of Rule 16b-3.
(d)Delegation to Other Person or Body.  The Board or any Committee may delegate to one or more persons or bodies the authority to do one or more of the following to the extent permitted by applicable law: (i) designate recipients, other than Officers, of Awards, provided that no person or body may be delegated authority to grant an Award to themselves, (ii) determine the number of shares of Common Stock subject to such Awards; and (iii) determine the terms of such Awards; provided, however, that the Board or Committee action regarding such delegation will fix the terms of such delegation in accordance with applicable law, including without limitation Sections 152 and 157 of the Delaware General Corporation Law.  Unless provided otherwise in the Board or Committee action regarding such delegation, each Award granted pursuant to this section will be granted on the applicable form of Award Agreement most recently approved for use by the Board or the Committee, with any modifications necessary to incorporate or reflect the terms of such Award.  Notwithstanding anything to the contrary herein, neither the Board nor any Committee may delegate authority to any person or body (who is not a Director or that is not comprised solely of Directors, respectively) the authority to determine the Fair Market Value pursuant to Section 13(v).
(e)Effect of Board’s Decision.  All determinations, interpretations and constructions made by the Board in good faith will not be subject to review by any person and will be final, binding and conclusive on all persons.
3.Shares Subject to the Plan.
(a)Share Reserve.
(i)Subject to Section 9(a) relating to Capitalization Adjustments, the aggregate number of shares of Common Stock that may be issued pursuant to Awards from and after the Effective Date will not exceed 25,556,247 shares (the “Share Reserve”), which number is the sum of (i) 9,000,000 new shares, plus (ii) the number of shares subject to the Prior Plan’s Available Reserve in an amount not to exceed 3,962,326 shares, plus (iii) the number of shares that are Returning Shares, as such shares become available from time to time, in an amount not to exceed 12,593,921 shares.
(ii)For clarity, the Share Reserve in this Section 3(a) is a limitation on the number of shares of Common Stock that may be issued pursuant to the Plan.  Accordingly, this Section 3(a) does not limit the granting of Awards except as provided in Section 7(a).
(b)Reversion of Shares to the Share Reserve.  If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), such expiration, termination or settlement will not reduce (or otherwise offset) the number of shares of Common Stock that may be available for issuance under the Plan.  If any shares of Common Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will be immediately retired and resume the status of authorized and unissued shares of the capital stock of the Company, and will revert to and again become available for issuance under the Plan.  Any shares withheld from delivery by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan.
(c)Incentive Stock Option Limit.  Subject to the Share Reserve and Section 9(a) relating to Capitalization Adjustments, the aggregate maximum number of shares of Common Stock that may be issued pursuant to the exercise of Incentive Stock Options will be a number of shares of Common Stock equal to three multiplied by the Share Reserve.
(d)Limitation on Grants to Non-Employee Directors.  The maximum number of shares subject to Stock Awards granted under this Plan or under any other equity plan maintained by the Company during a single fiscal year to any Non-Employee Director, taken together with any cash fees paid to such Non-Employee Director during the fiscal year, will not exceed seven hundred fifty thousand dollars ($750,000) in total value (calculating the value of any such Stock Awards based on the grant date fair market value of such Stock Awards for financial reporting purposes, and excluding, for this purpose, the value of any dividend equivalent payments paid pursuant to any Award granted in a previous fiscal year).
(e)Source of Shares.  The stock issuable under the Plan will be shares of authorized but unissued or reacquired Common Stock, including shares repurchased by the Company on the open market or otherwise.
4.Eligibility.
(a)Eligibility for Specific Awards.  Incentive Stock Options may be granted only to employees of the Company or a “parent corporation” or “subsidiary corporation” thereof (as such terms are defined in Sections 424(e) and 424(f) of the Code).  Performance Cash Awards and Stock Awards other than Incentive Stock Options may be granted to Employees, Directors and Consultants; provided, however, that Stock Awards may not be granted to Employees, Directors and Consultants who are providing Continuous Service only to any “parent” of the Company, as such term is defined in Rule 405, unless (i) the stock underlying such Stock Awards is treated as “service recipient stock” under Section 409A of the Code (for example, because the Awards are granted pursuant to a corporate transaction such as a spin off transaction), (ii) the Company has determined that such Awards are otherwise exempt from Section 409A of the Code, or (iii) the Company has determined that such Awards comply with the distribution requirements of Section 409A of the Code.
(b)Ten Percent Stockholders.  A Ten Percent Stockholder will not be granted an Incentive Stock Option unless the exercise price of such Option is at least 110% of the Fair Market Value on the date of grant and the Option is not exercisable after the expiration of five years from the date of grant.
5.Provisions Relating to Options and Stock Appreciation Rights.

Each Option or SAR will be in such form and will contain such terms and conditions as the Board deems appropriate.  All Options will be separately designated Incentive Stock Options or Nonstatutory Stock Options at the time of grant, and, if certificates are issued, a separate certificate or certificates will be issued for shares of Common Stock purchased on exercise of each type of Option.  If an Option is not specifically designated as an Incentive Stock Option, or if an Option is designated as an Incentive Stock Option but some portion or all of the Option fails to qualify as an Incentive Stock Option under the applicable rules, then the Option (or portion thereof) will be a Nonstatutory Stock Option.  Each SAR will be denominated in shares of Common Stock.  The provisions of separate Options or SARs need not be identical; provided, however, that each Stock Award Agreement will conform to (through incorporation of provisions hereof by reference in the applicable Stock Award Agreement or otherwise) the substance of each of the following provisions:

(a)Term.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, no Option or SAR will be exercisable after the expiration of 10 years from the date of its grant or such shorter period specified in the Award Agreement.
(b)Exercise Price.  Subject to the provisions of Section 4(b) regarding Ten Percent Stockholders, the exercise or strike price of each Option or SAR will be not less than 100% of the Fair Market Value of the Common Stock subject to the Option or SAR on the date the Award is granted.  Notwithstanding the foregoing, an Option or SAR may be granted with an exercise or strike price lower than 100% of the Fair Market Value of the Common Stock subject to the

Award if such Award is granted pursuant to an assumption of or substitution for another option or stock appreciation right pursuant to a corporate transaction and in a manner consistent with the provisions of Section 409A of the Code and, if applicable, Section 424(a) of the Code.  The Company will not, without stockholder approval, reduce the exercise or strike price of an outstanding Option or SAR.
(c)Purchase Price for Options.  The purchase price of Common Stock acquired pursuant to the exercise of an Option may be paid, to the extent permitted by applicable law and as determined by the Board in its discretion, by any combination of the methods of payment set forth below.  The Board will have the authority to grant Options that do not permit all of the following methods of payment (or otherwise restrict the ability to use certain methods) and to grant Options that require the consent of the Company to use a particular method of payment.  The permitted methods of payment are as follows:
(i)by cash, check, bank draft, electronic funds transfer or money order payable to the Company;
(ii)pursuant to a program developed under Regulation T as promulgated by the Federal Reserve Board that, prior to the issuance of Common Stock, results in either the receipt of cash (or check) by the Company or the receipt of irrevocable instructions to pay the aggregate exercise price to the Company from the sales proceeds.  This manner of payment is also known as a “broker-assisted exercise”, “same day sale”, or “sell to cover”;
(iii)by delivery to the Company (either by actual delivery or attestation) of already-owned shares of Common Stock that are owned free and clear of any liens, claims, encumbrances or security interests, and that are valued at Fair Market Value on the date of exercise.  “Delivery” for these purposes, in the discretion of the Company and/or the Board, at the time a Participant exercises an Option, will include delivery to the Company of Participant’s attestation of Ownership of such shares of Common Stock in a form approved by the Company.  A Participant may not exercise a Participant’s Option by delivery to the Company of Common Stock if doing so would violate the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock;
(iv)provided that the Option is a Nonstatutory Stock Option, by a “net exercise” arrangement pursuant to which the Company will reduce the number of shares of Common Stock issued upon exercise of the Option by the largest whole number of shares with a Fair Market Value that does not exceed the aggregate exercise price plus, to the extent permitted by the Company and/or Board at the time of exercise, the aggregate withholding obligations in respect of the Option exercise; provided, further that the Participant must pay any remaining balance of the aggregate exercise price not satisfied by the “net exercise” in cash or other permitted form of payment.  Shares of Common Stock will no longer be subject to the Option and will not be exercisable thereafter to the extent that (A) shares issuable upon exercise are used to pay the exercise price pursuant to the “net exercise,” (B) shares are delivered to the Participant as a result of such exercise, and (C) shares are withheld to satisfy tax withholding obligations; or
(v)in any other form of legal consideration that may be acceptable to the Board.
(d)Exercise and Payment of a SAR.  To exercise any outstanding SAR, the Participant must provide written notice of exercise to the Company in compliance with the provisions of the Stock Appreciation Right Agreement evidencing such SAR.  The appreciation distribution payable on the exercise of a SAR will be not greater than an amount equal to the excess of (A) the aggregate Fair Market Value (on the date of the exercise of the SAR) of a number of shares of Common Stock equal to the number of Common Stock equivalents in which the Participant is vested under such SAR, and with respect to which the Participant is exercising the SAR on such date, over (B) the aggregate strike price of the number of Common Stock equivalents with respect to which the Participant is exercising the SAR on such date.  The appreciation distribution may be paid in Common Stock, in cash, in any combination of the two or in any other form of consideration, as determined by the Board and contained in the Stock Award Agreement evidencing such SAR.
(e)Transferability of Options and SARs.  The Board may, in its discretion, impose such limitations on the transferability of Options and SARs as the Board will determine.  In the absence of such a determination by the Board to the contrary, the following restrictions on the transferability of Options and SARs will apply:

(i)Restrictions on Transfer.  An Option or SAR will not be transferable except by will or by the laws of descent and distribution (or pursuant to subsections (ii) and (iii) below), and will be exercisable during the lifetime of the Participant only by the Participant.  The Board may permit transfer of the Option or SAR in a manner that is not prohibited by applicable tax and securities laws.  Except as explicitly provided in the Plan, neither an Option nor a SAR may be transferred for consideration.
(ii)Domestic Relations Orders.  Subject to the approval of the Board or a duly authorized Officer, an Option or SAR may be transferred pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation Section 1.421-1(b)(2).  If an Option is an Incentive Stock Option, such Option may be deemed to be a Nonstatutory Stock Option as a result of such transfer.
(iii)Beneficiary Designation.  Subject to the approval of the Board or a duly authorized Officer, a Participant may, by delivering written notice to the Company, in a form approved by the Company (or the designated broker), designate a third party who, upon the death of the Participant, will thereafter be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.  In the absence of such a designation, upon the death of the Participant, the executor or administrator of the Participant’s estate will be entitled to exercise the Option or SAR and receive the Common Stock or other consideration resulting from such exercise.  However, the Company may prohibit designation of a beneficiary at any time, including due to any conclusion by the Company that such designation would be inconsistent with the provisions of applicable laws.
(f)Vesting Generally.  The total number of shares of Common Stock subject to an Option or SAR may vest and therefore become exercisable in periodic installments that may or may not be equal.  The Option or SAR may be subject to such other terms and conditions on the time or times when it may or may not be exercised (which may be based on the satisfaction of Performance Goals or other criteria) as the Board may deem appropriate.  The vesting provisions of individual Options or SARs may vary.  The provisions of this Section 5(f) are subject to any Option or SAR provisions governing the minimum number of shares of Common Stock as to which an Option or SAR may be exercised.
(g)Termination of Continuous Service.  Except as otherwise provided in the applicable Stock Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service terminates, (i) such portion of the Option or SAR that has not vested will be forfeited upon the Participant’s termination of Continuous Service (or, if such termination is for Cause, the Option or SAR shall be forfeited in full regardless whether vested or unvested), and (ii) the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Award as of the date of termination of Continuous Service) within the period of time ending on the earlier of (i) the date three months following the termination of the Participant’s Continuous Service (or such longer or shorter period specified in the applicable Award Agreement) and (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement.  If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR (as applicable) within the applicable time frame, the Option or SAR will terminate.
(h)Extension of Termination Date.  If the exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause and other than upon the Participant’s death or Disability) would be prohibited at any time solely because the issuance of shares of Common Stock would violate the registration requirements under the Securities Act, then the Option or SAR will terminate on the earlier of (i) the expiration of a total period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the exercise of the Option or SAR would not be in violation of such registration requirements, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Award Agreement.  In addition, unless otherwise provided in a Participant’s Stock Award Agreement, if the sale of any Common Stock received upon exercise of an Option or SAR following the termination of the Participant’s Continuous Service (other than for Cause) would violate the Company’s insider trading policy, then the Option or SAR will terminate on the earlier of (i) the expiration of the period of time (that need not be consecutive) equal to the applicable post-termination exercise period after the termination of the Participant’s Continuous Service during which the sale of the Common Stock received upon exercise of the Option or SAR would not be in violation of the Company’s insider trading policy, and (ii) the expiration of the term of the Option or SAR as set forth in the applicable Stock Award Agreement.

(i)Disability of Participant.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if a Participant’s Continuous Service terminates as a result of the Participant’s Disability, the Participant may exercise his or her Option or SAR (to the extent that the Participant was entitled to exercise such Option or SAR as of the date of termination of Continuous Service), but only within such period of time ending on the earlier of (i) the date 12 months following such termination of Continuous Service (or such longer or shorter period specified in the Award Agreement), and (ii) the expiration of the term of the Option or SAR as set forth in the Stock Award Agreement.  If, after termination of Continuous Service, the Participant does not exercise his or her Option or SAR within the applicable time frame, the Option or SAR (as applicable) will terminate.
(j)Death of Participant.  Except as otherwise provided in the applicable Award Agreement or other agreement between the Participant and the Company, if (i) a Participant’s Continuous Service terminates as a result of the Participant’s death, or (ii) the Participant dies within the period (if any) specified in the Award Agreement for exercisability after the termination of the Participant’s Continuous Service (for a reason other than death), then the Option or SAR may be exercised (to the extent the Participant was entitled to exercise such Option or SAR as of the date of death) by the Participant’s estate, by a person who acquired the right to exercise the Option or SAR by bequest or inheritance or by a person designated to exercise the Option or SAR upon the Participant’s death, but only within the period ending on the earlier of (i) the date 18 months following the date of death (or such longer or shorter period specified in the Stock Award Agreement), and (ii) the expiration of the term of such Option or SAR as set forth in the Stock Award Agreement.  If, after the Participant’s death, the Option or SAR is not exercised within the applicable time frame, the Option or SAR (as applicable) will terminate.
(k)Termination for Cause.  Except as explicitly provided otherwise in a Participant’s Stock Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, if a Participant’s Continuous Service is terminated for Cause, the Option or SAR will terminate immediately upon such Participant’s termination of Continuous Service, and the Participant will be prohibited from exercising his or her Option or SAR (whether vested or unvested) from and after the date of such termination of Continuous Service.
(l)Non-Exempt Employees.  If an Option or SAR is granted to an Employee who is a non-exempt employee for purposes of the Fair Labor Standards Act of 1938, as amended, the Option or SAR will not be first exercisable for any shares of Common Stock until at least six months following the date of grant of the Option or SAR (although the Award may vest prior to such date).  Consistent with the provisions of the Worker Economic Opportunity Act, (i) if such non-exempt Employee dies or suffers a Disability, (ii) upon a Change in Control, or (iii) upon the Participant’s retirement (as such term may be defined in the Participant’s Award Agreement, in another agreement between the Participant and the Company, or, if no such definition, in accordance with the Company’s then current employment policies and guidelines), the vested portion of any Options and SARs may be exercised earlier than six months following the date of grant.  The foregoing provision is intended to operate so that any income derived by a non-exempt employee in connection with the exercise or vesting of an Option or SAR will be exempt from his or her regular rate of pay.  To the extent permitted and/or required for compliance with the Worker Economic Opportunity Act to ensure that any income derived by a non-exempt employee in connection with the exercise, vesting or issuance of any shares under any other Award will be exempt from the Employee’s regular rate of pay, the provisions of this Section 5(l) will apply to all Awards and are hereby incorporated by reference into such Award Agreements.
(m)Early Exercise of Options.  An Option may, but need not, include a provision whereby the Optionholder may elect at any time before the Optionholder’s Continuous Service terminates to exercise the Option as to any part or all of the shares of Common Stock subject to the Option prior to the full vesting of the Option.  Any unvested shares of Common Stock so purchased may be subject to a repurchase right in favor of the Company or to any other restriction the Board determines to be appropriate.  The Company will not be required to exercise its repurchase right until at least six months (or such longer or shorter period of time required to avoid classification of the Option as a liability for financial accounting purposes) have elapsed following exercise of the Option unless the Board otherwise specifically provides in the Option Agreement.

6.Provisions of Awards Other than Options and SARs.
(a)Restricted Stock Awards.  Each Restricted Stock Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate.  To the extent consistent with the Company’s bylaws, at the Board’s election, shares of Common Stock underlying a Restricted Stock Award may be (i) held in book entry form subject to the Company’s instructions until any restrictions relating to the Restricted Stock Award lapse; or (ii) evidenced by a certificate, which certificate will be held in such form and manner as determined by the Board.  The terms and conditions of Restricted Stock Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Award Agreements need not be identical.  Each Restricted Stock Award Agreement will conform to (through incorporation of the provisions hereof by reference in the agreement or otherwise) the substance of each of the following provisions:
(i)Consideration.  A Restricted Stock Award may be awarded in consideration for (A) cash, check, bank draft or money order payable to the Company, (B) past services to the Company or an Affiliate, or (C) any other form of legal consideration (including future services) that may be acceptable to the Board, in its discretion, and permissible under applicable law.
(ii)Vesting.  Shares of Common Stock awarded under the Restricted Stock Award Agreement may be subject to forfeiture to the Company in accordance with a vesting schedule to be determined by the Board, including the use of Performance Goals.
(iii)Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Restricted Stock Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, such portion of the Restricted Stock Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service, and the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the Participant that have not vested as of the date of termination of Continuous Service under the terms of the Restricted Stock Award Agreement.
(iv)Transferability.  Rights to acquire shares of Common Stock under the Restricted Stock Award Agreement will be transferable by the Participant only upon such terms and conditions as are set forth in the Restricted Stock Award Agreement, as the Board determines in its discretion, so long as Common Stock awarded under the Restricted Stock Award Agreement remains subject to the terms of the Restricted Stock Award Agreement.
(v)Dividends.  A Restricted Stock Award Agreement may provide that any dividends paid on the underlying Common Stock will be subject to the same vesting and forfeiture restrictions as apply to the shares subject to the Restricted Stock Award to which they relate.
(b)Restricted Stock Unit Awards.  Each Restricted Stock Unit Award Agreement will be in such form and will contain such terms and conditions as the Board will deem appropriate.  The terms and conditions of Restricted Stock Unit Award Agreements may change from time to time, and the terms and conditions of separate Restricted Stock Unit Award Agreements need not be identical.  Each Restricted Stock Unit Award Agreement will conform to (through incorporation of the provisions hereof by reference in the Award Agreement or otherwise) the substance of each of the following provisions:
(i)Consideration.  At the time of grant of a Restricted Stock Unit Award, the Board will determine the consideration, if any, to be paid by the Participant upon delivery of each share of Common Stock subject to the Restricted Stock Unit Award.  The consideration to be paid (if any) by the Participant for each share of Common Stock subject to a Restricted Stock Unit Award may be paid in any form of legal consideration that may be acceptable to the Board, in its discretion, and permissible under applicable law.
(ii)Vesting.  At the time of the grant of a Restricted Stock Unit Award, the Board may impose such restrictions on or conditions to the vesting of the Restricted Stock Unit Award as it, in its discretion, deems appropriate, including the use of Performance Goals.

(iii)Payment.  A Restricted Stock Unit Award may be settled by the delivery of shares of Common Stock, their cash equivalent, any combination thereof or in any other form of consideration, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.
(iv)Additional Restrictions.  At the time of the grant of a Restricted Stock Unit Award, the Board, as it deems appropriate, may impose such restrictions or conditions that delay the delivery of the shares of Common Stock (or their cash equivalent) subject to a Restricted Stock Unit Award to a time after the vesting of such Restricted Stock Unit Award.
(v)Dividend Equivalents.  Dividend equivalents may be credited in respect of shares of Common Stock covered by a Restricted Stock Unit Award, as determined by the Board and contained in the Restricted Stock Unit Award Agreement.  At the discretion of the Board, such dividend equivalents may be converted into additional shares of Common Stock covered by the Restricted Stock Unit Award in such manner as determined by the Board.  Any additional shares covered by the Restricted Stock Unit Award credited by reason of such dividend equivalents will be subject to all of the same terms and conditions of the underlying Restricted Stock Unit Award Agreement to which they relate.
(vi)Termination of Participant’s Continuous Service.  Except as otherwise provided in the applicable Restricted Stock Unit Award Agreement or other individual written agreement between the Company or any Affiliate and the Participant, such portion of the Restricted Stock Unit Award that has not vested will be forfeited upon the Participant’s termination of Continuous Service.
(vii)Compliance with Section 409A of the Code.  Notwithstanding anything to the contrary set forth herein, any Restricted Stock Unit Award granted under the Plan that is not exempt from the requirements of Section 409A of the Code will contain such provisions so that such Restricted Stock Unit Award will comply with the requirements of Section 409A of the Code.  Such restrictions, if any, will be determined by the Board and contained in the Restricted Stock Unit Award Agreement evidencing such Restricted Stock Unit Award.  For example, such restrictions may include, without limitation, a requirement that any Common Stock that is to be issued in a year following the year in which the Restricted Stock Unit Award vests must be issued in accordance with a fixed pre-determined schedule.
(c)Performance Cash Awards.  A Performance Cash Award is a cash award that is payable contingent upon the attainment during a Performance Period of certain Performance Goals.  A Performance Cash Award may also require the completion of a specified period of Continuous Service.  At the time of grant of a Performance Cash Award, the length of any Performance Period, the Performance Goals to be achieved during the Performance Period, and the measure of whether and to what degree such Performance Goals have been attained will be determined by the Board in its discretion.
(d)Other Stock Awards.  Other forms of Stock Awards valued in whole or in part by reference to, or otherwise based on, Common Stock, including the appreciation in value thereof (e.g., options or stock rights with an exercise price or strike price less than 100% of the Fair Market Value of the Common Stock at the time of grant) may be granted either alone or in addition to Awards provided for under Section 5 and the preceding provisions of this Section 6.  Subject to the provisions of the Plan, the Board will have sole and complete authority to determine the persons to whom and the time or times at which such Other Stock Awards will be granted, the number of shares of Common Stock (or the cash equivalent thereof) to be granted pursuant to such Other Stock Awards and all other terms and conditions of such Other Stock Awards.
7.Covenants of the Company.
(a)Availability of Shares.  The Company will keep available at all times the number of shares of Common Stock reasonably required to satisfy then-outstanding Stock Awards.
(b)Securities Law Compliance.  A Participant will not be issued any shares in respect of an Award unless either (i) the shares are registered under the Securities Act; or (ii) the Company has determined that such issuance would be exempt from the registration requirements of the Securities Act.  Each Award also must comply with other applicable law governing the Award, and a Participant will not receive such shares if the Company determines that such receipt would not be in material compliance with applicable law.  The Company will seek to obtain from each regulatory commission or agency having jurisdiction over the Plan such authority as may be required to grant Awards and to issue and sell shares of Common Stock upon exercise of the Awards; provided, however, that this undertaking will not require the Company to register under the Securities Act the Plan, any Stock Award or any Common Stock issued or issuable pursuant to any such Stock Award.  If, after reasonable efforts and at a reasonable cost, the Company is unable to obtain from any such regulatory commission or agency the authority that the Company deems necessary for the lawful issuance and sale of Common Stock under the Plan, the Company will be relieved from any liability for failure to issue and sell Common Stock upon exercise of such Stock Awards unless and until such authority is obtained.  A Participant will not be eligible for the grant of an Award or the subsequent issuance of cash or Common Stock pursuant to the Award if such grant or issuance would be in violation of any applicable securities law.
(c)No Obligation to Notify or Minimize Taxes.  The Company will have no duty or obligation to any Participant to advise such holder as to the time or manner of exercising such Award.  Furthermore, the Company will have no duty or obligation to warn or otherwise advise such holder of a pending termination or expiration of an Award or a possible period in which the Award may not be exercised.  The Company has no duty or obligation to minimize the tax consequences of an Award to the holder of such Award.
8.Miscellaneous.
(a)Use of Proceeds from Sales of Common Stock.  Proceeds from the sale of shares of Common Stock pursuant to Stock Awards will constitute general funds of the Company.
(b)Corporate Action Constituting Grant of Awards.  Corporate action constituting a grant by the Company of an Award to any Participant will be deemed completed as of the date of such corporate action, unless otherwise determined by the Board, regardless of when the instrument, certificate, or letter evidencing the Award is communicated to, or actually received or accepted by, the Participant.  In the event that the corporate records (e.g., Board consents, resolutions or minutes) documenting the corporate action approving the grant contain terms (e.g., exercise price, vesting schedule or number of shares) that are inconsistent with those in the Award Agreement or related grant documents as a result of a clerical error in the papering of the Award Agreement or related grant documents, the corporate records will control and the Participant will have no legally binding right to the incorrect term in the Award Agreement or related grant documents.
(c)Stockholder Rights.  No Participant will be deemed to be the holder of, or to have any of the rights of a holder with respect to, any shares of Common Stock subject to a Stock Award unless and until (i) such Participant has satisfied all requirements for exercise of, or the issuance of shares of Common Stock under the Stock Award pursuant to its terms, and (ii) the issuance of the Common Stock subject to the Stock Award has been entered into the books and records of the Company.
(d)No Employment or Other Service Rights.  Nothing in the Plan, any Award Agreement or any other instrument executed thereunder or in connection with any Award granted pursuant thereto will confer upon any Participant any right to continue to serve the Company or an Affiliate in the capacity in effect at the time the Award was granted or will affect the right of the Company or an Affiliate to terminate (i) the employment of an Employee with or without notice and with or without cause, (ii) the service of a Consultant pursuant to the terms of such Consultant’s agreement with the Company or an Affiliate, or (iii) the service of a Director pursuant to the bylaws of the Company or an Affiliate, and any applicable provisions of the corporate law of the state in which the Company or the Affiliate is incorporated, as the case may be.
(e)Change in Time Commitment.  In the event a Participant’s regular level of time commitment in the performance of his or her services for the Company and any Affiliates is reduced (for example, and without limitation, if the Participant is an Employee of the Company and the Employee has a change in status from a full-time Employee to a part-time Employee or takes an extended leave of absence) after the date of grant of any Award to the Participant, the Board has the right in its discretion to (x) make a corresponding reduction in the number of shares or cash amount subject to any portion of such Award that is scheduled to vest or become payable after the date of such change in time commitment, and (y) in lieu of or in combination with such a reduction, extend the vesting or payment schedule applicable to such

Award.  In the event of any such reduction, the Participant will have no right with respect to any portion of the Award that is so reduced or extended.
(f)Incentive Stock Option Limitations.  To the extent that the aggregate Fair Market Value (determined at the time of grant) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by any Optionholder during any calendar year (under all plans of the Company and any Affiliates) exceeds $100,000 (or such other limit established in the Code) or otherwise does not comply with the rules governing Incentive Stock Options, the Options or portions thereof that exceed such limit (according to the order in which they were granted) or otherwise do not comply with such rules will be treated as Nonstatutory Stock Options, notwithstanding any contrary provision of the applicable Option Agreement(s).
(g)Investment Assurances.  The Company may require a Participant, as a condition of exercising or acquiring Common Stock under any Stock Award, (i) to give written assurances satisfactory to the Company as to the Participant’s knowledge and experience in financial and business matters and/or to employ a purchaser representative reasonably satisfactory to the Company who is knowledgeable and experienced in financial and business matters and that the Participant is capable of evaluating, alone or together with the purchaser representative, the merits and risks of exercising the Stock Award; and (ii) to give written assurances satisfactory to the Company stating that the Participant is acquiring Common Stock subject to the Stock Award for the Participant’s own account and not with any present intention of selling or otherwise distributing the Common Stock.  The foregoing requirements, and any assurances given pursuant to such requirements, will be inoperative if (A) the issuance of the shares upon the exercise or acquisition of Common Stock under the Stock Award has been registered under a then currently effective registration statement under the Securities Act, or (B) as to any particular requirement, a determination is made by the Company that such requirement need not be met in the circumstances under the then applicable securities laws.  The Company may place legends on stock certificates issued under the Plan as the Company deems necessary or appropriate in order to comply with applicable securities laws, including, but not limited to, legends restricting the transfer of the Common Stock.
(h)Withholding Obligations.  Unless prohibited by the terms of an Award Agreement, the Company may, in its discretion, satisfy any federal, state or local tax withholding obligation relating to an Award by any of the following means or by a combination of such means: (i) causing the Participant to tender a cash payment; (ii) withholding shares of Common Stock from the shares of Common Stock issued or otherwise issuable to the Participant in connection with the Award; provided, however, that no shares of Common Stock are withheld with a value exceeding the maximum amount of tax required to be withheld by law in the applicable jurisdiction (or such lesser amount as may be necessary to avoid classification of the Award as a liability for financial accounting purposes); (iii) withholding cash from an Award settled in cash; (iv) withholding payment from any amounts otherwise payable to the Participant; or (v) by such other method as may be set forth in the Award Agreement.
(i)Electronic Delivery.  Any reference herein or in an Award Agreement to a “written” agreement or document will include any agreement or document delivered electronically, filed publicly at www.sec.gov (or any successor website thereto) or posted on the Company’s intranet (or other shared electronic medium controlled by the Company to which the Participant has access).  By accepting any Award the Participant consents to receive documents by electronic delivery and to participate in the Plan through any on-line electronic system established and maintained by the Company or another third party selected by the Company.  The form of delivery of any Common Stock (e.g., a stock certificate or electronic entry evidencing such shares) shall be determined by the Company.
(j)Deferrals.  To the extent permitted by applicable law, the Board, in its discretion, may determine that the delivery of Common Stock or the payment of cash, upon the exercise, vesting or settlement of all or a portion of any Stock Award may be deferred and may establish programs and procedures for deferral elections to be made by Participants.  Deferrals by Participants will be made in accordance with Section 409A of the Code.  Consistent with Section 409A of the Code, the Board may provide for distributions while a Participant is still an Employee or otherwise providing services to the Company.  The Board is authorized to make deferrals of Awards and determine when, and in what annual percentages, Participants may receive payments, including lump sum payments, following the Participant’s termination of Continuous Service, and implement such other terms and conditions consistent with the provisions of the Plan and in accordance with applicable law.

(k)Clawback/Recovery.  All Awards granted under the Plan will be subject to recoupment in accordance with any clawback policy that the Company has adopted, including without limitation any policy adopted pursuant to the listing standards of any national securities exchange or association on which the Company’s securities are listed or as is otherwise required by applicable law.  In addition, the Board may impose such other clawback, recovery or recoupment provisions in an Award Agreement as the Board determines necessary or appropriate, including but not limited to a reacquisition right in respect of previously acquired shares of Common Stock or other cash or property upon the occurrence of Cause.  No recovery of compensation under such a clawback policy will be an event giving rise to a right to voluntarily terminate employment upon a “resignation for good reason,” or for a “constructive termination” or any similar term under any plan of or agreement with the Company.
(l)Compliance with Section 409A.  Unless otherwise expressly provided for in an Award Agreement, the Plan and Award Agreements will be interpreted to the greatest extent possible in a manner that makes the Plan and the Awards granted hereunder exempt from Section 409A of the Code, and to the extent not so exempt, in compliance with Section 409A of the Code.  If the Board determines that any Award granted hereunder is not exempt from and is therefore subject to Section 409A of the Code, the Award Agreement evidencing such Award will incorporate the terms and conditions necessary to avoid the consequences specified in Section 409A(a)(1) of the Code, and to the extent an Award Agreement is silent on terms necessary for compliance, such terms are hereby incorporated by reference into the Award Agreement. Notwithstanding anything to the contrary in this Plan (and unless the Award Agreement specifically provides otherwise), (i) if the shares of Common Stock are publicly traded, and if a Participant holding an Award that constitutes “deferred compensation” under Section 409A of the Code is a “specified employee” for purposes of Section 409A of the Code, no distribution or payment of any amount that is due because of a “separation from service” (as defined in Section 409A of the Code without regard to alternative definitions thereunder) will be issued or paid before the date that is six months following the date of such Participant’s “separation from service” or, if earlier, the date of the Participant’s death, unless such distribution or payment can be made in a manner that complies with Section 409A of the Code, and any amounts so deferred will be paid in a lump sum on the day after such six month period elapses, with the balance paid thereafter on the original schedule, and (ii) each payment in a series of payments under an Award will be deemed a separate payment for purposes of Section 409A of the Code.
(m)Further Information and Action.  As a condition to accepting an Award, the Participant agrees to execute any additional documents or instruments necessary or desirable, as determined in the Board’s discretion, to carry out the purposes or intent of the Award, or facilitate compliance with securities and/or other regulatory requirements, in each case at the Board’s request.  Without limiting the foregoing sentence, upon request from the Company at any time, any Participant (and any individuals affiliated with a Participant that are beneficial owners of the Company, if applicable) will promptly provide the Company with such information and take such other actions as the Company may request in connection with any obligations the Company may have under applicable law, rule, or regulation, or to comply with requests by applicable regulatory authorities.  All information provided by a Participant (or an individual affiliated with a Participant) pursuant to this paragraph shall be accurate and complete.  Any Participant (and any individuals affiliated with a Participant that are beneficial owners of the Company, if applicable) will submit to the Company (or other recipient as directed by the Company) any updates to such information within 15 days after any change in, or correction to, any such information.  For purposes of this paragraph, the term “beneficial owner” shall have the meaning ascribed to it in the Bank Secrecy Act as amended by the Corporate Transparency Act and any regulations promulgated thereunder (as amended from time to time).
(n)Severability.  If all or any part of the Plan or any Award Agreement is declared by any court or governmental authority to be unlawful or invalid, such unlawfulness or invalidity shall not invalidate any portion of the Plan or such Award Agreement not declared to be unlawful or invalid.  Any Section of the Plan or any Award Agreement (or part of such a Section) so declared to be unlawful or invalid shall, if possible, be construed in a manner which will give effect to the terms of such Section or part of a Section to the fullest extent possible while remaining lawful and valid.
9.Adjustments upon Changes in Common Stock; Other Corporate Events.
(a)Capitalization Adjustments.  In the event of a Capitalization Adjustment, then: (i) the class(es) and maximum number of securities subject to the Plan pursuant to Section 3(a), (ii) the class(es) and maximum number of securities that may be issued pursuant to the exercise of Incentive Stock Options pursuant to Section 3(c), and (iii) the class(es) and number of securities and price per share of stock subject to outstanding Stock Awards will be proportionately adjusted and such adjustment shall occur automatically.  To the extent such adjustments cannot occur automatically, the Board shall have the power to make determinations as it deems necessary and its determinations and any adjustments under this section will be final, binding and conclusive.
(b)Dissolution or Liquidation.  Except as otherwise provided in the Award Agreement, in the event of a dissolution or liquidation of the Company, all outstanding Awards (other than Stock Awards consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) will terminate immediately prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company notwithstanding the fact that the holder of such Stock Award is providing Continuous Service, provided, however, that the Board may, in its discretion, cause some or all Awards to become fully vested, exercisable and/or no longer subject to repurchase or forfeiture (to the extent such Awards have not previously expired or terminated) before the dissolution or liquidation is completed but contingent on its completion.
(c)Change in Control.  The following provisions will apply to Awards in the event of a Change in Control unless otherwise provided in the instrument evidencing the Award or any other written agreement between the Company or any Affiliate and the Participant or unless otherwise expressly provided by the Board at the time of grant of an Award.  In the event of a Change in Control, then, notwithstanding any other provision of the Plan, the Board may take one or more of the following actions with respect to Awards, contingent upon the closing or completion of the Change in Control:
(i)arrange for the surviving company or acquiring company (or the surviving or acquiring company’s parent company) to assume or continue the Award or to substitute a similar award for the Award (including, but not limited to, an award to acquire the same consideration paid to the stockholders of the Company pursuant to the Change in Control);
(ii)arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the Award to the surviving company or acquiring company (or the surviving or acquiring company’s parent company);
(iii)accelerate the vesting, in whole or in part, of the Award (and, if applicable, the time at which the Award may be exercised) to a date prior to the effective time of such Change in Control as the Board determines (or, if the Board does not determine such a date, to the date that is five days prior to the effective date of the Change in Control), with such Award terminating if not exercised (if applicable) at or prior to the effective time of the Change in Control; provided, however, that the Board may require Participants to complete and deliver to the Company a notice of exercise before the effective date of a Change in Control, which exercise is contingent upon the effectiveness of such Change in Control;
(iv)arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to the Award;
(v)cancel or arrange for the cancellation of the Award, to the extent not vested or not exercised prior to the effective time of the Change in Control, in exchange for such cash consideration (including no consideration) as the Board, in its discretion, may consider appropriate; and
(vi)make a payment, in such form as may be determined by the Board equal to the excess, if any, of (A) the value of the property the Participant would have received upon the exercise of the Award immediately prior to the effective time of the Change in Control, over (B) any exercise price payable by such holder in connection with such exercise.  For clarity, this payment may be zero ($0) if the value of the property is equal to or less than the exercise price.  Payments under this provision may be delayed to the same extent that payment of consideration to the holders of Common Stock in connection with the Change in Control is delayed as a result of escrows, earn outs, holdbacks or any other contingencies.

The Board need not take the same action or actions with respect to all Awards or portions thereof or with respect to all Participants.  The Board may take different actions with respect to the vested and unvested portions of an Award.

10.Plan Term; Earlier Termination or Suspension of the Plan.
(a)Plan Term.  The Board may suspend or terminate the Plan at any time.  Unless terminated sooner by the Board, the Plan will automatically terminate on the day before the 10th anniversary of the Effective Date.  No Awards may be granted under the Plan while the Plan is suspended or after it is terminated.
(b)No Impairment of Rights.  Suspension or termination of the Plan will not impair rights and obligations under any Award granted while the Plan is in effect except with the written consent of the affected Participant or as otherwise permitted in the Plan.
11.Effective Date of Plan.

This Plan will become effective on the Effective Date.  In addition, no Stock Award will be exercised (or, in the case of a Restricted Stock Award, Restricted Stock Unit Award or Other Stock Award, will be granted) unless and until the Plan has been approved by the stockholders of the Company, which approval will be within 12 months after the date the Plan is adopted by the Board.

12.Choice of Law.

The laws of the State of Delaware will govern all questions concerning the construction, validity and interpretation of this Plan, without regard to that state’s conflict of laws rules.

13.Definitions.  As used in the Plan or any Award Agreement, the following definitions will apply to the capitalized terms indicated below, unless otherwise defined in the applicable Award Agreement:
(a)“Affiliate” means, at the time of determination, any “parent” or “majority-owned subsidiary” of the Company, as such terms are defined in Rule 405.  The Board will have the authority to determine the time or times at which “parent” or “majority-owned subsidiary” status is determined within the foregoing definition.
(b)“Award” means a Stock Award or a Performance Cash Award.
(c)“Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of an Award.
(d)“Board” means the Board of Directors of the Company.
(e)“Capitalization Adjustment” means any change that is made in, or other events that occur with respect to, the Common Stock subject to the Plan or subject to any Award after the Effective Date without the receipt of consideration by the Company through merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure, or any similar equity restructuring transaction, as that term is used in Statement of Financial Accounting Standards Board Accounting Standards Codification Topic 718 (or any successor thereto).  Notwithstanding the foregoing, the conversion of any convertible securities of the Company will not be treated as a Capitalization Adjustment.
(f)“Cause” will have the meaning ascribed to such term in any written agreement between the Participant and the Company defining such term and, in the absence of such agreement, such term means, with respect to a Participant, the occurrence of any of the following events:  (i) such Participant’s commission of any felony or any crime involving fraud, dishonesty or moral turpitude under the laws of the United States or any state thereof; (ii) such Participant’s attempted commission of, or participation in, a fraud or act of dishonesty against the Company; (iii) such Participant’s intentional, material violation of any contract or agreement between the Participant and the Company, or of any statutory duty owed to the Company; (iv) such Participant’s unauthorized use or disclosure of the Company’s confidential information or trade secrets; (v) such Participant’s violation of a Company policy; or (vi) such Participant’s gross misconduct.  The determination that a termination of the Participant’s Continuous Service is either for Cause or without Cause will be made by the Company, in its discretion.  Any determination by the Company that the Continuous Service of a Participant was terminated with or without Cause for the purposes of outstanding Awards held by such Participant will have no effect upon any determination of the rights or obligations of the Company or such Participant for any other purpose.
(g)“Change in Control” means the occurrence, in a single transaction or in a series of related transactions, of any one or more of the following events:
(i) any Exchange Act Person becomes the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities other than by virtue of a merger, consolidation or similar transaction. Notwithstanding the foregoing, a Change in Control will not be deemed to occur (A) on account of the acquisition of securities of the Company directly from the Company, (B) on account of the acquisition of securities of the Company by an investor, any affiliate thereof or any other Exchange Act Person that acquires the Company’s securities in a transaction or series of related transactions the primary purpose of which is to obtain financing for the Company through the issuance of equity securities, or (C) solely because the level of Ownership held by any Exchange Act Person (the “Subject Person”) exceeds the designated percentage threshold of the outstanding voting securities as a result of a repurchase or other acquisition of voting securities by the Company reducing the number of shares outstanding, provided that if a Change in Control would occur (but for the operation of this sentence) as a result of the acquisition of voting securities by the Company, and after such share acquisition, the Subject Person becomes the Owner of any additional voting securities that, assuming the repurchase or other acquisition had not occurred, increases the percentage of the then outstanding voting securities Owned by the Subject Person over the designated percentage threshold, then a Change in Control will be deemed to occur;
(ii)there is consummated a merger, consolidation or similar transaction involving (directly or indirectly) the Company and, immediately after the consummation of such merger, consolidation or similar transaction, the stockholders of the Company immediately prior thereto do not Own, directly or indirectly, either (A) outstanding voting securities representing more than 50% of the combined outstanding voting power of the surviving Entity in such merger, consolidation or similar transaction or (B) more than 50% of the combined outstanding voting power of the parent of the surviving Entity in such merger, consolidation or similar transaction, in each case in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such transaction;
(iii)there is consummated a sale, lease, exclusive license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries, other than a sale, lease, license or other disposition of all or substantially all of the consolidated assets of the Company and its Subsidiaries to an Entity, more than 50% of the combined voting power of the voting securities of which are Owned by stockholders of the Company in substantially the same proportions as their Ownership of the outstanding voting securities of the Company immediately prior to such sale, lease, license or other disposition; or
(iv)individuals who, on the date the Plan is adopted by the Board, are members of the Board (the “Incumbent Board”) cease for any reason to constitute at least a majority of the members of the Board; provided, however, that if the appointment or election (or nomination for election) of any new Board member was approved or recommended by a majority vote of the members of the Incumbent Board then still in office, such new member will, for purposes of this Plan, be considered as a member of the Incumbent Board.

Notwithstanding the foregoing or any other provision of this Plan, (A) the term Change in Control will not include a sale of assets, merger or other transaction effected exclusively for the purpose of changing the domicile of the Company, and (B) the definition of Change in Control (or any analogous term) in an individual written agreement between the Company or any Affiliate and the Participant will supersede the foregoing definition with respect to Awards subject to such agreement; provided, however, that if no definition of Change in Control or any analogous term is set forth in such an individual written agreement, the foregoing definition will apply. To the extent required for compliance with Section 409A of the Code, in no event will a Change in Control be deemed to have occurred if such transaction is not also a “change in the ownership or effective control of” the Company or “a change in the ownership of a substantial portion of the assets of” the Company as determined under Treasury Regulations Section 1.409A-3(i)(5) (without regard to any alternative definition thereunder). The Board may, in its discretion and without a Participant’s consent, amend the definition of “Change in Control” to conform to the definition of “Change in Control” under Section 409A of the Code, and the regulations thereunder.

(h)“Code” means the Internal Revenue Code of 1986, as amended, including any applicable regulations and guidance thereunder.
(i)“Committee” means a committee of one or more Directors to whom authority has been delegated by the Board in accordance with Section 2(c).
(j) “Common Stock” means the common stock of the Company.
(k)“Company” means Aclaris Therapeutics, Inc., a Delaware corporation.
(l)“Consultant” means any person, including an advisor, who is (i) engaged by the Company or an Affiliate to render consulting or advisory services (whether directly or indirectly) and is compensated for such services, or (ii) serving as a member of the board of directors of an Affiliate and is compensated for such services.  However, service solely as a Director, or payment of a fee for such service, will not cause a Director to be considered a “Consultant” for purposes of the Plan.  Notwithstanding the foregoing, a person is treated as a Consultant under this Plan only if a Form S-8 Registration Statement under the Securities Act is available to register either the offer or the sale of the Company’s securities to such person.
(m)“Continuous Service” means that the Participant’s service with the Company or an Affiliate, whether as an Employee, Director or Consultant, is not interrupted or terminated.  A change in the capacity in which the Participant renders service to the Company or an Affiliate as an Employee, Director or Consultant or a change in the Entity for which the Participant renders such service, provided that there is no interruption or termination of the Participant’s service with the Company or an Affiliate, will not terminate a Participant’s Continuous Service; provided, however, that if the Entity for which a Participant is rendering services ceases to qualify as an Affiliate, as determined by the Board in its discretion, such Participant’s Continuous Service will be considered to have terminated on the date such Entity ceases to qualify as an Affiliate.  For example, a change in status from an Employee of the Company to a Consultant of an Affiliate or to a Director will not constitute an interruption of Continuous Service.  To the extent permitted by law, the Board or the chief executive officer of the Company, in that party’s discretion, may determine whether Continuous Service will be considered interrupted in the case of (i) any leave of absence approved by the Board or chief executive officer, including sick leave, military leave or any other personal leave, or (ii) transfers between the Company, an Affiliate, or their successors.  Notwithstanding the foregoing, a leave of absence will be treated as Continuous Service for purposes of vesting in an Award only to such extent as may be provided in the Company’s leave of absence policy, in the written terms of any leave of absence agreement or policy applicable to the Participant, or as otherwise required by law.  In addition, to the extent required for exemption from or compliance with Section 409A of the Code, the determination of whether there has been a termination of Continuous Service will be made and such term will be construed in a manner that is consistent with the definition of “separation from service” as defined under Treasury Regulation Section 1.409A-1(h) (without regard to any alternative definition thereunder).
(n)“Director” means a member of the Board.
(o)“Disability” means, with respect to a Participant, the inability of such Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or that has lasted or can be expected to last for a continuous period of not less than twelve (12) months as provided in Sections 22(e)(3) and 409A(a)(2)(c)(i) of the Code, and will be determined by the Board on the basis of such medical evidence as the Board deems warranted under the circumstances.

(p)“Effective Date” means the effective date of this Plan, which is the earlier of (i) the Stockholder Approval Date or (ii) the date this Plan is adopted by the Board.
(q)“Employee” means any person employed by the Company or an Affiliate (whether directly or indirectly, including without limitation through an engagement with a professional employer organization, employer of record or similar arrangement, and is deemed pursuant to such arrangement to be an employee of the Company or an Affiliate under applicable laws).  However, service solely as a Director, or payment of a fee for such services, will not cause a Director to be considered an “Employee” for purposes of the Plan.
(r)“Entity” means a corporation, partnership, limited liability company or other entity.
(s)“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
(t)“Exchange Act Person” means any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act), except that “Exchange Act Person” will not include (i) the Company or any Subsidiary, (ii) any employee benefit plan of the Company or any Subsidiary or any trustee or other fiduciary holding securities under an employee benefit plan of the Company or any Subsidiary, (iii) an underwriter temporarily holding securities pursuant to a registered public offering of such securities, (iv) an Entity Owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their Ownership of stock of the Company; or (v) any natural person, Entity or “group” (within the meaning of Section 13(d) or 14(d) of the Exchange Act) that, as of the Effective Date, is the Owner, directly or indirectly, of securities of the Company representing more than 50% of the combined voting power of the Company’s then outstanding securities.
(u)“Fair Market Value” means, as of any date, the value of the Common Stock determined as follows:
(i)If the Common Stock is listed on any established stock exchange or traded on any established market, the Fair Market Value of a share of Common Stock will be, unless otherwise determined by the Board, the closing sales price for such stock as quoted on such exchange or market (or the exchange or market with the greatest volume of trading in the Common Stock) on the date of determination, as reported in a source the Board deems reliable.
(ii)Unless otherwise provided by the Board, if there is no closing sales price for the Common Stock on the date of determination, then the Fair Market Value will be the closing selling price on the last preceding date for which such quotation exists.
(iii)In the absence of such markets for the Common Stock, the Fair Market Value will be determined by the Board in good faith and in a manner that complies with Sections 409A and 422 of the Code.
(v)“Incentive Stock Option” means an option granted pursuant to Section 5 of the Plan that is intended to be, and that qualifies as, an “incentive stock option” within the meaning of Section 422 of the Code.
(w)“Non-Employee Director” means a Director who, as of the time of the determination, is not a current employee of the Company or an Affiliate.
(x)“Nonstatutory Stock Option” means an option granted pursuant to Section 5 of the Plan that does not qualify as an Incentive Stock Option.
(y)“Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act.
(z)“Option” means an Incentive Stock Option or a Nonstatutory Stock Option to purchase shares of Common Stock granted pursuant to the Plan.

(aa)“Option Agreement” means a written agreement between the Company and an Optionholder evidencing the terms and conditions of an Option grant.  Each Option Agreement will be subject to the terms and conditions of the Plan.
(bb)“Optionholder” means a person to whom an Option is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Option.
(cc)“Other Stock Award” means an award based in whole or in part by reference to the Common Stock which is granted pursuant to the terms and conditions of Section 6(d).
(dd)“Own,” “Owned,” “Owner,” “Ownership”  A person or Entity will be deemed to “Own,” to have “Owned,” to be the “Owner” of, or to have acquired “Ownership” of securities if such person or Entity, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power, which includes the power to vote or to direct the voting, with respect to such securities.
(ee)“Participant” means a person to whom an Award is granted pursuant to the Plan or, if applicable, such other person who holds an outstanding Award.
(ff)“Performance Cash Award” means an Award granted under the terms and conditions of Section 6(c).
(gg)“Performance Goals” means, for a Performance Period, the one or more measures of performance established by the Board, in its discretion, for the Performance Period.
(hh)“Performance Period” means the period of time selected by the Board, in its discretion, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to and the payment of an Award.  Performance Periods may be of varying and overlapping duration, at the discretion of the Board.
(ii)“Restricted Stock Award” means an award of shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(a).
(jj)“Restricted Stock Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Award evidencing the terms and conditions of a Restricted Stock Award grant.  Each Restricted Stock Award Agreement will be subject to the terms and conditions of the Plan.
(kk)“Restricted Stock Unit Award” means a right to receive shares of Common Stock which is granted pursuant to the terms and conditions of Section 6(b).
(ll)“Restricted Stock Unit Award Agreement” means a written agreement between the Company and a holder of a Restricted Stock Unit Award evidencing the terms and conditions of a Restricted Stock Unit Award grant.  Each Restricted Stock Unit Award Agreement will be subject to the terms and conditions of the Plan.
(mm)“Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act or any successor to Rule 16b-3, as in effect from time to time.
(nn)“Rule 405” means Rule 405 promulgated under the Securities Act.
(oo)“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
(pp)“Stock Appreciation Right” or “SAR” means a right to receive the appreciation on Common Stock that is granted pursuant to the terms and conditions of Section 5.

(qq)“Stock Appreciation Right Agreement” means a written agreement between the Company and a holder of a Stock Appreciation Right evidencing the terms and conditions of a Stock Appreciation Right grant.  Each Stock Appreciation Right Agreement will be subject to the terms and conditions of the Plan.
(rr)“Stock Award” means any right to receive Common Stock granted under the Plan, including an Incentive Stock Option, a Nonstatutory Stock Option, a Restricted Stock Award, a Restricted Stock Unit Award, a Stock Appreciation Right, or any Other Stock Award.
(ss)“Stock Award Agreement” means a written agreement between the Company and a Participant evidencing the terms and conditions of a Stock Award.  Each Stock Award Agreement will be subject to the terms and conditions of the Plan.
(tt)“Subsidiary” means (i) any corporation of which more than 50% of the outstanding capital stock having ordinary voting power to elect a majority of the board of directors of such corporation (irrespective of whether, at the time, stock of any other class or classes of such corporation will have or might have voting power by reason of the happening of any contingency) is at the time, directly or indirectly, Owned by the Company, and (ii) any partnership, limited liability company or other entity in which the Company has a direct or indirect interest (whether in the form of voting or participation in profits or capital contribution) of more than 50%.
(uu)“Ten Percent Stockholder” means a person who Owns (or is deemed to Own pursuant to Section 424(d) of the Code) stock possessing more than 10% of the total combined voting power of all classes of stock of the Company or any Affiliate.

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. V70993-P28022 ! ! ! For All Withhold All For All Except For Against Abstain ! ! ! ! ! ! ! ! ! To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below. NOTE: Such other business as may properly come before the meeting or any adjournment thereof. 2. To approve, on an advisory basis, the compensation of our named executive officers, as disclosed in the proxy statement accompanying this proxy card. 5. To ratify the selection by the Audit Committee of the Board of Directors of PricewaterhouseCoopers LLP as the independent registered public accounting firm of Aclaris Therapeutics, Inc. for its fiscal year ending December 31, 2025. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. The Board of Directors recommends you vote FOR the following proposal: The Board of Directors recommends you vote FOR the following proposal: ACLARIS THERAPEUTICS, INC. Nominees: 1. Election of Directors The Board of Directors recommends you vote FOR the following directors to hold office until the 2028 Annual Meeting: 01) Neal Walker 02) Andrew Schiff 03) William Humphries The Board of Directors recommends you vote FOR the following proposal: 3. To approve an amendment to our Amended and Restated Certificate of Incorporation to increase the authorized number of shares of common stock from 200,000,000 shares to 400,000,000 shares. 4. To approve the Aclaris Therapeutics, Inc. 2025 Equity Incentive Plan. The Board of Directors recommends you vote FOR the following proposal: For Against Abstain For Against Abstain For Against Abstain ! ! ! SCAN TO VIEW MATERIALS & VOTEw VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/ACRS2025 You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. ACLARIS THERAPEUTICS, INC. C/O BROADRIDGE P.O. BOX 1342 BRENTWOOD, NY 11717

V70994-P28022 Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and 2024 Annual Report are available at www.proxyvote.com. ACLARIS THERAPEUTICS, INC. Annual Meeting of Stockholders June 5, 2025 9:00 AM, Eastern Time This proxy is solicited by the Board of Directors The stockholder hereby appoints Neal Walker, Kevin Balthaser and Matthew Rothman, or any of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of ACLARIS THERAPEUTICS, INC. that the stockholder is entitled to vote at the Annual Meeting of Stockholders to be held at 9:00 AM, Eastern Time on June 5, 2025, live via webcast at www.virtualshareholdermeeting.com/ACRS2025 and any adjournment or postponement thereof. This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations. Continued and to be signed on reverse side